   As filed with the Securities and Exchange Commission on December __, 2003

                                                  SEC Registration No. _________

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


         DELAWARE                         NEOMEDIA TECHNOLOGIES, INC.                      36-3680347
(State or other jurisdiction of         (Name of issuer in its charter)                 (I.R.S. Employer
incorporation or organization)                                                         Identification No.)

2201 SECOND STREET, SUITE 402                   7373                                      CHARLES T. JENSEN
  FORT MYERS, FLORIDA 33901           (Primary Standard Industrial                   2201 SECOND STREET, SUITE 402
     (239)  337-3434                  Classification  Code Number)                  FORT MYERS,  FLORIDA 33901-3083
(Address and telephone number of                                                          (239) 337-3434
Registrant's principal executive offices)                                           TELECOPIER NO.: (239) 337-3668
                                                                                 (Name, address, and telephone number
                                                                                         of agent for service)

                                 With copies to:

Clayton E. Parker, Esq.                                                             Ronald S. Haligman, Esq.
Kirkpatrick & Lockhart LLP                                                          Kirkpatrick & Lockhart LLP
201 S. Biscayne Blvd., Suite 2000                                                   201 S. Biscayne Blvd., Suite 2000
Miami, FL  33131                                                                    Miami, FL  33131
Telephone No.:  (305) 539-3305                                                      Telephone No.:  (305) 539-3305
Telecopier No.:  (305) 358-7095                                                     Telecopier No.:  (305) 358-7095


Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   PROSPECTUS

                           NEOMEDIA TECHNOLOGIES, INC.

                       308,648,500 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 308,648,500 shares of NeoMedia's common stock by persons who are, or will become, stockholders of NeoMedia. Please refer to "Selling Shareholders" beginning on page 17. NeoMedia will receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement, and from the proceeds from the exercise of warrants for 24,560,000 shares of common stock. All costs associated with this registration will be borne by NeoMedia.

         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over the Counter Bulletin Board. The prices will fluctuate based on the demand for the shares of common stock. Our common stock trades on the OTC Bulletin Board under the symbol "NEOM." On December 12, 2003, the last reported sale price of our common stock on the OTC Bulletin Board was $0.16 per share.

         The selling stockholders consist of:

         o Cornell Capital Partners, L.P., which intends to sell up to 210,000,000 shares of common stock.

         o William Fritz, a member of our Board of Directors, who intends to sell 53,443,780 shares of common stock

         o Charles W. Fritz, the Chairman of our Board of Directors, who intends to sell 17,181,912 shares of common stock

         o        Other  selling   stockholders,   who  intend  to  sell  up  to
                  28,022,808 shares of common stock.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement Agreement. Cornell Capital Partners will pay NeoMedia 98% of the market price of our common stock. In addition, Cornell Capital Partners is entitled to retain 5% of each advance under the Standby Equity Distribution Agreement. The 2% discount, the one-time commitment fee and the 5% retention are underwriting discounts.

         NeoMedia has engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a fee of 95,238 shares of NeoMedia's common stock.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEGINNING ON PAGE 4, WE HAVE LISTED SEVERAL RISK FACTORS WHICH YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

         With the exception of Cornell Capital Partners which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December __, 2003.

                                TABLE OF CONTENTS


                                                                                                    PAGE NO.
PROSPECTUS SUMMARY                                                                                     1
RISK FACTORS                                                                                           4
FORWARD-LOOKING STATEMENTS                                                                            15
SELLING STOCKHOLDERS                                                                                  16
USE OF PROCEEDS                                                                                       20
DILUTION                                                                                              21
DIVIDEND POLICY                                                                                       22
CAPITALIZATION                                                                                        23
STANDBY EQUITY DISTRIBUTION AGREEMENT                                                                 24
PLAN OF DISTRIBUTION                                                                                  26
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                                             28
DESCRIPTION OF BUSINESS                                                                               43
MANAGEMENT                                                                                            51
AUDIT COMMITTEE                                                                                       55
EXECUTIVE COMPENSATION                                                                                56
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS VALUES                    57
LEGAL PROCEEDINGS                                                                                     60
PRINCIPAL STOCKHOLDERS                                                                                63
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                        65
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS        67
DESCRIPTION OF SECURITIES                                                                             71
LEGAL MATTERS                                                                                         76
EXPERTS                                                                                               76
HOW TO GET MORE INFORMATION                                                                           77
INDEX OF FINANCIAL STATEMENTS                                                                          1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS                                                         1


Our audited financial statements for the fiscal year December 31, 2002, were contained in our Annual Report on Form 10-K, and were distributed to our shareholders prior to our annual shareholder meeting that was held on September 24, 2003.

                               PROSPECTUS SUMMARY

                                    OVERVIEW

         NeoMedia   develops   proprietary   technologies   that  link  physical
information and objects to the Internet marketed under its "PaperClickTM" brand name.

         NeoMedia is structured as two distinct business units: Internet Switching Service and Consulting and Integration Services.

         NeoMedia Internet Switching Service (NISS), our physical world-to-Internet offerings, is our core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. Application services develops and supports all of our physical world to Internet technology, including our linking "switch" and our application platforms, and manages our patent portfolio surrounding our technology. NISS also provides the systems integration resources needed to design and build custom customer solutions predicated on our infrastructure technology.

         NeoMedia Consulting and Integration Services (NCIS) is the original business line upon which we were organized. This unit resells client-server equipment and related software. The unit also provides general and specialized consulting services targeted at software driven print applications. NCIS also identifies prospects for custom applications based on our products and services. These operations are based in Lisle, Illinois.

                                    ABOUT US

         Our principal executive offices are located at 2201 Second Street, Suite 402, Fort Myers, Florida 33901. Our general telephone number is (239) 337-3434. Our Web site is located at www.neom.com. Information contained on our Web site is not part of this prospectus.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

         o        Cornell  Capital  Partners,   which  intends  to  sell  up  to
                  210,000,000 shares of common stock.

         o William Fritz, a member of our Board of Directors, who intends to sell 53,443,780 shares of common stock

         o Charles W. Fritz, the Chairman of our Board of Directors, who intends to sell 17,181,912 shares of common stock

         o        Other  selling   stockholders,   who  intend  to  sell  up  to
                  28,022,808 shares of common stock

         Pursuant to a Standby Equity Distribution Agreement entered into on October 27, 2003 between Cornell Capital Partners and us, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $20 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest closing bid price of our common stock on the Over the Counter Bulletin Board for the five trading days immediately following the notice date. The amount of each advance is subject to a maximum of $280,000 per advance, up to a maximum of $840,000 in any 30-day period. In addition, Cornell Capital Partners will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partners intends to sell any shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. This prospectus relates to the shares of our common stock to be issued under the Standby Equity Distribution Agreement, as well as shares of common stock issued upon the exercise of warrants issued as a commitment fee pursuant to the Standby Equity Distribution Agreement, shares of common stock to be acquired pursuant to the exercise of warrants previously issued by NeoMedia, and shares of common stock previously issued by NeoMedia.

         We have engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. Newbridge Securities Corporation was paid a fee of 95,238 shares of our common stock.

         On February 14, 2003, the SEC declared effective a registration statement on Form S-1 registering 100 million shares of our common stock registered under a $10 million Equity line of Credit Agreement, dated February 11, 2003, with Cornell Capital Partners. Since that date and through December 12, 2003, we have received gross proceeds from Cornell Capital Partners of $3,597,000, resulting in the sale to Cornell of 100,000,000 shares of our common stock

COMMON STOCK OFFERED                                        308,648,500 shares

OFFERING PRICE                                              Market Price

COMMON STOCK OUTSTANDING PRIOR TO THIS OFFERING(1)          243,878,428 shares

USE OF PROCEEDS                                             The shares of common stock  offered  pursuant to this  prospectus are  offered by the  Selling  Stockholders  listed on page 17. We will not receive any proceeds from the sale of the shares offered hereby,  except the exercise price of warrants  being  registered hereunder.  We will also receive proceeds from the sale of common stock to  Cornell  Capital  Partners  under  the  Standby  Equity
                                                            Distribution  Agreement,  which will be used for general  working capital. See "Use of Proceeds."

RISK FACTORS                                                An  investment  in our  common  stock is highly  speculative  and
                                                            involves  a  high  degree  of  risk  and  immediate   substantial
                                                            dilution.  You  should  read the "Risk  Factors"  and  "Dilution"
                                                            sections.

OTC BULLETIN BOARD SYMBOL                                   NEOM

---------------

(1) This table excludes options and warrants to purchase 33,605,007 and 26,195,000 shares of common stock, respectively, and up to 200,000,000 additional shares of common stock to be issued under the Standby Equity Distribution Agreement.

                                  RISK FACTORS

         We are subject to various risks which may materially harm our business, financial condition and results of operations. Before purchasing our shares of common stock, you should carefully consider the risks described below in addition to the other information in this prospectus. If any of these risks or uncertainties actually occur, our business, prospects, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

                           RISKS SPECIFIC TO NEOMEDIA

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE

         We have incurred substantial losses since our inception, and anticipate incurring substantial losses for the foreseeable future. We incurred a loss of $4,060,000 in the nine months ended September 30, 2003, $7,421,000 in the year ended December 31, 2002, $25,469,000 in the year ended December 31, 2001, and $5,409,000 in the year ended December 31, 2000. Our accumulated deficit was approximately $74,825,000 as of September 30, 2003, $70,765,000 as of December 31, 2002, and $63,344,000 as of December 31, 2001. We had a working capital deficit of approximately $8,134,000 as September 30, 2003, $8,985,000 as of December 31, 2002, and $5,163,000 as of December 31, 2001. We had shareholders' deficit of $5,337,000, $6,026,000, and $263,000 at September 30, 2003, December
31, 2002 and December 31, 2001, respectively. We generated revenues of $2,009,000 for the nine months ended September 30, 2003, $9,399,000 for the year ended December 31, 2002, $8,142,000 for the year ended December 31, 2001, and $27,565,000 for the year ended December 31, 2000. In addition, cash flows used in operating activities totaled $2,057,000 during the nine months ended September 30, 2003, $598,000 for the year ended December 31, 2002, $5,202,000 for the year ended December 31, 2001, and $6,775,000 for the year ended December 31, 2000. To succeed, we must develop new client and customer relationships and substantially increase our revenue derived from improved products and additional value-added services. To the extent we have available financing, we intend to expend substantial resources to develop and improve our products, increase our valued-added services and to market our products and services. These development and marketing expenses must be incurred well in advance of the recognition of revenue. As a result, we may not be able to achieve or sustain profitability.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

         On October 27, 2003, we entered into a $20 million Standby Equity Distribution Agreement with Cornell Capital Partners L.P. Under the terms of the agreement, Cornell Capital Partners has agreed to purchase up to $20 million of our common stock over the next two years at our discretion. The maximum amount of purchases in any 7-day period is $280,000, not to exceed $840,000 in any 30-day period. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest closing bid price on the Over-the-Counter Bulletin Board during the five-day period following the delivery of a notice by NeoMedia. We will pay 5% of the gross proceeds of each purchase to Cornell Capital Partners as a commission, and $500 of escrow fees for each advance.

         Because we cannot predict when, or if, we will realize material revenue from our intellectual property or PaperClick software products, we anticipate that we will need to raise additional capital to fund our anticipated operating expenses in the short term. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. In the absence of financing, we believe that we will have sufficient capital to sustain operations for approximately 90 days. Our belief is based on our operating plan, which in turn is based on assumptions that may prove to be incorrect. If capital raised from financing efforts and our financial resources are insufficient we may require additional financing in order to execute on our operating plan and continue as a going concern. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans for expansion, repay our debt obligations as they become due or respond to competitive pressures, any of which circumstances could force us to reduce or cease operations. In the event that any future financing should take the form of a sale of equity securities, the holders of the common stock may experience additional dilution.

OUR INDEPENDENT ACCOUNTANTS HAVE ADDED GOING CONCERN LANGUAGE TO THEIR REPORT ON OUR FINANCIAL STATEMENTS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS

         The report of Stonefield Josephson, Inc., our independent auditors, with respect to our financial statements and the related notes for the years ended December 31, 2002 and 2001, indicates that, at the date of their report, we had suffered recurring losses from operations and our current cash position raised substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty.

THERE IS LIMITED INFORMATION UPON WHICH INVESTORS CAN EVALUATE OUR BUSINESS BECAUSE THE PHYSICAL WORLD - TO - INTERNET MARKET HAS EXISTED FOR A SHORT PERIOD OF TIME

         The physical world-to-Internet market in which we operate is a recently developed market. Further, we have conducted operations in this market only since March 1996. Consequently, we have a relatively limited operating history upon which you may base an evaluation of our primary business and determine our prospects for achieving our intended business objectives. To date, we have sold our physical world-to-Internet products to only 13 companies. Further, Digital Convergence, our primary customer for our physical world-to-Internet products, has filed Chapter 7 of the United States Bankruptcy Code and is presently being sued by us for default on a promissory note issued to us in lieu of payment. We are prone to all of the risks inherent to the establishment of any new business venture, including unforeseen changes in our business plan. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history in our primary market, as well as the limited resources, problems, expenses, risks, and complications frequently encountered by similarly situated companies in the early stages of development, particularly companies in new and rapidly evolving markets, such as the physical world-to-Internet space. To address these risks, we must, among other things,

         o        maintain and increase our client base;

         o implement and successfully execute our business and marketing strategy;

         o        continue to develop and upgrade our products;

         o continually update and improve our service offerings and features;

         o        respond to industry and competitive developments; and

         o        attract, retain, and motivate qualified personnel.

         We may not be successful in addressing these risks. If we are unable to do so, our business, prospects, financial condition, and results of operations would be materially and adversely affected.

OUR SHARES WERE DE-LISTED FROM TRADING ON THE NASDAQ SMALLCAP MARKET, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON YOUR ABILITY TO RESELL YOUR SHARES OR OBTAIN ACCURATE PRICE QUOTATIONS

         On March 11, 2002, we received a Nasdaq Staff Determination stating that, as of December 31, 2001, we did not meet either the minimum net tangible assets ($2,000,000) or minimum stockholders' equity ($2,500,000) criteria for continued listing on the Nasdaq SmallCap Market and advising that, accordingly, our shares were subject to de-listing from such market. On May 16, 2002, we received notification from the Nasdaq Listing Qualifications Panel that our shares were delisted effective May 17, 2002. Our shares are now trading on the OTC Bulletin Board. Your ability to resell shares of our stock, obtain accurate or timely price quotations on our shares, and, potentially, our ability to sell shares for our own account in order to raise equity financing could possibly be materially adversely affected by this delisting.

WE ARE SUBJECT TO PRICE VOLATILITY DUE TO OUR OPERATIONS MATERIALLY FLUCTUATING

         As a result of the emerging and evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

         o        our ability to retain existing clients and customers;

         o our ability to attract new clients and customers at a steady rate;

         o        our ability to maintain client satisfaction;

         o our ability to motivate potential clients and customers to acquire and implement new technologies;

         o        the extent to which our products gain market acceptance;

         o        the timing and size of client and customer purchases;

         o        introductions of products and services by competitors;

         o        price competition in the markets in which we compete;

         o the pricing of hardware and software which we resell or integrate into our products;

         o        the level of use of the Internet  and online  services and the
                  rate  of  market  acceptance  of  physical   world-to-Internet
                  marketing;

         o        our   ability  to  upgrade   and   develop   our  systems  and
                  infrastructure in a timely and effective manner;

         o our ability to attract, train, and retain skilled management, strategic, technical, and creative professionals;

         o        the  amount  and  timing  of   operating   costs  and  capital
                  expenditures relating to the expansion of our business, operations, and infrastructure;

         o unanticipated technical, legal, and regulatory difficulties with respect to use of the Internet; and

         o general economic conditions and economic conditions specific to Internet technology usage and electronic commerce.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o        With a price of less than $5.00 per share;

         o        That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE ARE UNCERTAIN OF THE SUCCESS OF OUR INTERNET SWITCHING SERVICES BUSINESS UNIT AND THE FAILURE OF THIS UNIT WOULD NEGATIVELY AFFECT OUR OPERATIONS

         We provide products and services that provide a seamless link from physical objects, including printed material, to the Internet. Our operations are subject to the risk that:

         o this Internet Switching Services business unit will ever achieve profitability;

         o        our current product  offerings will not be adversely  affected
                  by  the   focusing   of   our   resources   on  the   physical
                  world-to-Internet space; or

         o        the products we develop will obtain market acceptance.

         In the event that the Internet Switching Services business unit should never achieve profitability, that our current product offerings should so suffer, or that our products fail to obtain market acceptance, we could be forced to reduce or cease operations.

OUR SUCCESS IS DEPENDENT UPON THE RESALE OF SOFTWARE AND EQUIPMENT FOR REVENUE; A REDUCTION IN THESE SALES WOULD MATERIALLY ADVERSELY AFFECT OUR OPERATIONS AND THE PRICE OF OUR STOCK

         During the three month periods ended September 30, 2003 and 2002, the nine month periods ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001, and 2000, we derived 85%, 83%, 83%, 97%, 95%, 93%, and
70%, respectively, of our revenues from the resale of computer software and technology equipment. A loss or a reduction of this revenue would have a material adverse effect on our business, prospects, financial condition, and results of operations, as well as our stock price. The revenue from the resale of software and equipment is subject to the risks that:

         o        the market for our products and services will continue;

         o we will be successful in marketing these products due to competition and other factors;

         o we will continue to be able to obtain short-term financing for the purchase of the products that we resell; or

         o our relationship with companies whose products and services we sell will continue, including our relationship with Sun Microsystems Computer Company.

         Further, the technology and equipment resale business is becoming a commodity industry for products undifferentiated by value-added proprietary elements and services. A large number of companies act as re-marketers of another party's products, and therefore, the competition in this area is intense. Resale operations are also being compressed as equipment manufacturers consolidate their distribution channels. In some instances, we, in acting as a re-marketer, may compete with the original manufacturer. An inability to effectively compete and generate revenues in this industry could force us to reduce or cease operations.

A LARGE PERCENTAGE OF OUR ASSETS ARE INTANGIBLE ASSETS, WHICH WILL HAVE LITTLE OR NO VALUE IF OUR OPERATIONS ARE UNSUCCESSFUL

         At September 30, 2003, approximately 40% of our total assets were intangible assets, consisting primarily of rights related to our patents and other intellectual property. If our operations are unsuccessful, these assets will have little or no value, which will materially adversely affect the value of our stock and the ability of our stockholders to recoup their investments in our capital stock.

OUR ISS BUSINESS UNIT MARKETING STRATEGY HAS NOT BEEN TESTED AND MAY NOT RESULT IN SUCCESS

         To date, we have conducted limited marketing efforts directly relating to our NISS business unit. All of our marketing efforts have been largely untested in the marketplace, and may not result in sales of our products and services. To penetrate the markets in which we compete, we will have to exert significant efforts to create awareness of, and demand for, our products and services. With respect to our marketing efforts conducted directly, we intend to expand our sales staff upon the receipt of sufficient operating capital. Our failure to further develop our marketing capabilities and successfully market our products and services could force us to reduce or cease operations.

OUR INTERNALLY DEVELOPED SYSTEMS ARE INEFFICIENT AND MAY PUT US AT A COMPETITIVE DISADVANTAGE

         We use internally developed technologies for a portion of our systems integration services, as well as the technologies required to interconnect our clients' and customers' physical world-to-Internet systems and hardware with our own. As we developed these systems in order to integrate disparate systems and hardware on a case-by-case basis, these systems are inefficient and require a significant amount of customization. Such client and customer specific customization is time-consuming and costly and may place us at a competitive disadvantage when compared to competitors with more efficient systems.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other technology companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. Our failure to attract and retain qualified personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations will be materially adversely affected.

WE DEPEND UPON OUR SENIOR MANAGEMENT AND THEIR LOSS OR UNAVAILABILITY COULD PUT US AT A COMPETITIVE DISADVANTAGE

         Our success depends largely on the skills of certain key management and technical personnel, including Charles T. Jensen, our President, Chief Operating Officer, and acting Chief Executive Officer, and Charles W. Fritz, the Chairman of the Board and the leader of our intellectual property licensing efforts. The loss of the services of Mr. Jensen or Mr. Fritz could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Jensen or Mr. Fritz.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS

         Our success in the physical world-to-Internet and the value-added systems integration markets is dependent upon our proprietary technology, including our patents and other intellectual property, and on our ability to protect our proprietary technology and other intellectual property rights. In addition, we must conduct our operations without infringing on the proprietary rights of third parties. We also intend to rely upon unpatented trade secrets and the know-how and expertise of our employees, as well as our patents. To protect our proprietary technology and other intellectual property, we rely primarily on a combination of the protections provided by applicable patent, copyright, trademark, and trade secret laws as well as on confidentiality procedures and licensing arrangements. We have 14 patents for our physical world-to-Internet technology, including 8 patents recently acquired as part of our acquisition of Secure Source Technologies, Inc. We also have several trademarks relating to our proprietary products. Although we believe that we have taken appropriate steps to protect our unpatented proprietary rights, including requiring that our employees and third parties who are granted access to our proprietary technology enter into confidentiality agreements with us, we can provide no assurance that these measures will be sufficient to protect our rights against third parties. Others may independently develop or otherwise acquire patented or unpatented technologies or products similar or superior to ours.

         We license from third parties certain software tools that we include in our services and products. If any of these licenses were terminated, we could be required to seek licenses for similar software from other third parties or develop these tools internally. We may not be able to obtain such licenses or develop such tools in a timely fashion, on acceptable terms, or at all. Companies participating in the software and Internet technology industries are frequently involved in disputes relating to intellectual property. We may in the future be required to defend our intellectual property rights against infringement, duplication, discovery, and misappropriation by third parties or to defend against third-party claims of infringement. Likewise, disputes may arise in the future with respect to ownership of technology developed by employees who were previously employed by other companies. Any such litigation or disputes could result in substantial costs to, and a diversion of effort by, us. An adverse determination could subject us to significant liabilities to third parties, require us to seek licenses from, or pay royalties to, third parties, or require us to develop appropriate alternative technology. Some or all of these licenses may not be available to us on acceptable terms or at all, and we may be unable to develop alternate technology at an acceptable price or at all. Any of these events could have a material adverse effect on our business, prospects, financial condition, and results of operations.

WE ARE EXPOSED TO PRODUCT LIABILITY CLAIMS FOR WHICH WE DO HAVE COVERAGE AND AN UNINSURED CLAIM COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS, AS WELL AS THE VALUE OF OUR STOCK

         Many of our projects are critical to the operations of our clients' businesses. Any failure in a client's information system could result in a claim for substantial damages against us, regardless of our responsibility for such failure. We could, therefore, be subject to claims in connection with the products and services that we sell. We currently do not maintain product liability insurance. We do not currently maintain errors and omissions insurance. There can be no assurance that: we have contractually limited our liability for such claims adequately or at all; or we would have sufficient resources to satisfy any liability resulting from any such claim.

         The successful assertion of one or more large claims against us could have a material adverse effect on our business, prospects, financial condition, and results of operations.

WE WILL NOT PAY CASH DIVIDENDS AND INVESTORS MAY HAVE TO SELL THEIR SHARES IN ORDER TO REALIZE THEIR INVESTMENT

         We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and marketing of our products and services. Any future credit agreements into which we may enter with institutional lenders may similarly restrict our ability to pay dividends. As a result, investors may have to sell their shares of common stock to realize their investment.

SOME PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS MAY DETER TAKEOVER ATTEMPTS, WHICH MAY LIMIT THE OPPORTUNITY OF OUR STOCKHOLDERS TO SELL THEIR SHARES AT A PREMIUM TO THE THEN MARKET PRICE

         Some of the provisions of our Certificate of Incorporation and By-Laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares at a premium to the then market price. On December 10, 1999, our Board of Directors adopted a stockholders rights plan and declared a non-taxable dividend of one right to acquire Series A Preferred Stock of NeoMedia, par value $0.01 per share, on each outstanding share of our common stock to stockholders of record on December 10, 1999 and each share of common stock issued thereafter until a pre-defined hostile takeover date. The stockholder rights plan was adopted as an anti-takeover measure, commonly referred to as a "poison pill." The stockholder rights plan was designed to enable all stockholders not engaged in a hostile takeover attempt to receive fair and equal treatment in any proposed takeover of NeoMedia and to guard against partial or two-tiered tender offers, open market accumulations and other hostile tactics to gain control of NeoMedia. The stockholders rights plan, which is similar to plans adopted by many leading public companies, was not adopted in response to any effort to acquire control of NeoMedia at the time of adoption. This stockholders rights plan may have the effect of rendering more difficult, delaying, discouraging, preventing, or rendering more costly an acquisition of NeoMedia or a change in control of NeoMedia. Certain of our directors, officers and principal stockholders, including Charles W. Fritz, William E. Fritz and The Fritz Family Limited Partnership and their holdings were exempted from the triggering provisions of our "poison pill" plan, as their holdings as of the date of plans adoption might have otherwise triggered the "poison pill."

         In addition, our Certificate of Incorporation authorizes the issuance of blank-check preferred stock (that is, preferred stock which our Board of Directors can create and issue without prior stockholder approval) with rights senior to those of our common stock. This provision may have the effect of delaying or preventing changes of control or management of NeoMedia, even if such transactions would have significant benefits to our stockholders. As a result, this could limit the price some investors might be willing to pay in the future for shares of our common stock.

                         RISKS RELATING TO OUR INDUSTRY

WE WILL ONLY BE ABLE TO EXECUTE OUR PHYSICAL WORLD-TO-INTERNET BUSINESS PLAN IF INTERNET USAGE AND ELECTRONIC COMMERCE CONTINUE TO GROW

         Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of information and commerce. If use of the Internet and other online services does not continue to grow or grows more slowly than we expect, if the infrastructure for the Internet and other online services does not effectively support the growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, our physical world-to-Internet business, and therefore our business, prospects, financial condition, and results of operations, could be materially adversely affected. Rapid growth in the use of, and interest in, the Internet, the Web, and online services is a recent phenomenon, and may not continue on a lasting basis. Concerns over the security of the Internet and other electronic transactions and the privacy of consumers and merchants may inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions. In addition, new consumers may not adopt, and existing consumers may not continue to use, the Internet and other online services as a medium of information retrieval or commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and few services and products have generated profits. For us to be successful, consumers and businesses must be willing to accept and use new ways of conducting business and exchanging information.

         In addition, the public in general may not accept the Internet and other online services as a viable commercial or information marketplace for a number of reasons, including, but not limited to, potentially inadequate development of the necessary network infrastructure and delayed development of enabling technologies and performance improvements. To the extent that the Internet and other online networks continue to experience significant growth in the number of users, their frequency of use, and in their bandwidth requirements, the infrastructure for the Internet and online networks may be unable to support the demands placed upon them. In addition, the Internet and other online networks could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity and increased governmental regulation. Significant issues concerning the commercial and informational use of the Internet and online networks technologies, including security, reliability, cost, ease of use, and quality of service, remain unresolved and may inhibit the growth of Internet business solutions that utilize these technologies. Changes in, or insufficient availability of, telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online networks generally and our physical world-to-Internet product and networks in particular. In the event that we are unable to successfully execute our physical world-to-Internet business plan, we could be forced to reduce or cease operations.

WE MAY NOT BE ABLE TO ADAPT AS THE INTERNET, PHYSICAL WORLD-TO-INTERNET, EQUIPMENT RESALES AND SYSTEMS INTEGRATIONS MARKETS, AND CUSTOMER DEMANDS CONTINUE TO EVOLVE

         We may not be able to adapt as the Internet, physical world-to-Internet, equipment resales and systems integration markets, and consumer demands continue to evolve. Our failure to respond in a timely manner to changing market conditions or client requirements could force us to reduce or cease operations. The Internet, physical world-to-Internet, equipment resales, and systems integration markets are characterized by:

         o        rapid technological change;

         o        changes in user and customer requirements and preferences;

         o frequent new product and service introductions embodying new technologies; and

         o the emergence of new industry standards and practices that could render proprietary technology and hardware and software infrastructure obsolete.

         Our success will depend, in part, on our ability to:

         o enhance and improve the responsiveness and functionality of our products and services;

         o license or develop technologies useful in our business on a timely basis;

         o enhance our existing services, and develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective or current customers; and

         o        respond  to  technological   advances  and  emerging  industry
                  standards and practices on a cost-effective and timely basis.


WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN MARKETS WHERE OUR COMPETITORS HAVE MORE RESOURCES

         While the market for physical world-to-Internet technology is relatively new, it is already highly competitive and characterized by an increasing number of entrants that have introduced or developed products and services similar to those offered by us. We believe that competition will intensify and increase in the future. Our target market is rapidly evolving and is subject to continuous technological change. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes, which could force us to reduce or cease operations.

         In addition, the equipment resales and systems integration markets are increasingly competitive. We compete in these industries on the basis of a number of factors, including the attractiveness of the services offered, the breadth and quality of these services, creative design and systems engineering expertise, pricing, technological innovation, and response to clients' needs. A number of these factors are beyond our control. Our competitors may develop or offer products or services that provide significant technological, creative, performance, price, or other advantages over the products and services offered by us.

         Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than NeoMedia. Based on total assets and annual revenues, we are significantly smaller than our two largest competitors in the physical world-to-Internet industry, which is the primary focus of our business. Similarly, we compete against significantly larger and better-financed companies in our systems integration and resales businesses, including the manufacturers of the equipment and technologies that we integrate and resell. If we compete with our primary competitors for the same geographical or institutional markets, their financial strength could prevent us from capturing those markets. We may not successfully compete in any market in which we conduct currently or in the future. In addition, based on the increasing consolidation, price competition and participation of equipment manufacturers in the systems integration and equipment resales markets, we believe that we will no longer be able to compete effectively in these markets in the future. It is for this reason, that we have increasingly focused our business plan on competing in the emerging market for physical world-to-Internet products. In the event that we do not successfully execute our physical world-to-Internet business plan, we could be forced to reduce or cease operations.

IN THE FUTURE THERE COULD BE GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES WHICH COULD HARM OUR BUSINESS

         We are not currently subject to direct regulation by any government agency other than laws or regulations applicable generally to electronic commerce. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could have a material adverse effect on our business, prospects, financial condition, and results of operations. Due to the increasing popularity and use of the Internet and other online services, federal, state, and local governments may adopt laws and regulations, or amend existing laws and regulations, with respect to the Internet or other online services covering issues such as taxation, user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. The growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws to impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business, or otherwise force us to reduce or cease operations.
Moreover, the relevant governmental authorities have not resolved the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership and personal privacy and it may take time to resolve these issues definitively.

         Certain of our proprietary technology allow for the storage of demographic data from our users. In 2000, the European Union adopted a directive addressing data privacy that may limit the collection and use of certain information regarding Internet users. This directive may limit our ability to collect and use information collected by our technology in certain European countries. In addition, the Federal Trade Commission and several state governments have investigated the use by certain Internet companies of personal information. We could incur significant additional expenses if new regulations regarding the use of personal information are introduced or if our privacy practices are investigated.

                         RISKS SPECIFIC TO THIS OFFERING

         As of December 12, 2003, we had 243,878,428 shares of common stock outstanding and options and warrants to purchase up to an aggregate 59,800,007 shares of common stock. Up to an additional 200,000,000 shares of common stock may be issued under the Standby Equity Distribution Agreement.

THE INVESTOR UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Standby Equity Distribution Agreement with Cornell will be issued at a 2% discount to the lowest closing bid price for the 5 trading days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SALE OF OUR STOCK UNDER OUR STANDBY EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

         The significant downward pressure on the price of our common stock caused by the sale of significant amounts of common stock under the Standby Equity Distribution Agreement could encourage short sales by third parties. Up to 200,000,000 shares of our common stock are being registered in this offering for re-sale under the Standby Equity Distribution Agreement. Such an event could place further downward pressure on the price of our common stock. We previously registered 100,000,000 shares for resale under a separate $10 million Equity Line of Credit. This previous registration was declared effective by the SEC on February 14, 2003. Since that date, we have sold 100,000,000 shares to Cornell Capital Partners under the Equity Line of Credit.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTC Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 308,648,500 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

OUR COMMON STOCK TRADES SPORADICALLY; THE MARKET PRICE OF OUR SECURITIES MAY BE VOLATILE

         Our common stock currently trades sporadically on the OTC Bulletin Board. The market for our common stock may continue to be an inactive market. Accordingly, unless and until an active public market develops, you may have difficulty selling your shares of common stock at a price that is attractive to you.

         Our common stock has traded as low as $0.01 and as high as $0.41 between September 30, 2001 and December 12, 2003. From time to time after this offering, the market price of our common stock may experience significant volatility. Our quarterly results, failure to meet analysts expectations, announcements by us or our competitors regarding acquisitions or dispositions, loss of existing clients, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies.

YOU MAY SUFFER SIGNIFICANT ADDITIONAL DILUTION IF OUTSTANDING OPTIONS AND WARRANTS ARE EXERCISED

         As of December 12, 2003, we had outstanding stock options to purchase approximately 33.6 million shares of common stock and warrants to purchase approximately 26.2 million shares of common stock, some of which may in the future, but do not currently, have exercise prices at or below the price of our common shares on the public market. To the extent such options or warrants are exercised, there will be further dilution. In addition, in the event that any future financing should be in the form of, be convertible into, or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution.

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SHARES UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT

         The sale of shares of common stock pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of common stock under the Standby Equity Distribution Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution. For example, if we assume that we will issue 200,000,000 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.10 (net of 2% discount to Cornell Capital Partners), then new shareholders would experience dilution of $0.0717 per share

FUTURE SALES OF COMMON STOCK BY OUR STOCKHOLDERS COULD ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market as a result of this offering, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. If we sold to Cornell Capital Partners all 200,000,000 shares being registered under the Standby Equity Distribution Agreement, and if all options and warrants were exercised, we would have up to 503,678,435 shares outstanding. Up to 200,000,000 of the shares being registered in this offering underlie our Standby Equity Distribution Agreement with Cornell Capital Partners. Under the terms of the agreement, Cornell Capital Partners is obligated to buy up to $280,000 worth of our common stock every seven days, up to a maximum of $840,000 in a 30-day period, at a price equal to 98% of the lowest closing bid price during the five-day period subsequent to delivery by us of an advance notice. Assuming the market price is $0.16 (closing price on December 12, 2003) on the day this registration statement becomes effective, and that we deliver an advance notice of purchase of $280,000 worth of our common stock, we would issue 1,785,714 shares of our common stock. Remaining shares would become outstanding as we continue to sell them under the agreement, with the number of shares dependent on the market price of our common stock at the time of the put. The number of shares to be issued upon each put is dependent on the stock price and cannot be determined exactly at this time.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. All 243,878,428 shares of common stock outstanding as of December 12, 2003 are, or upon effectiveness of this registration statement will be, freely tradable without restriction, unless held by our "affiliates."

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with NeoMedia, except as follows:

         o Cornell Capital Partners, L.P. is the investor under the Standby Equity Distribution Agreement. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, is the natural person who exercises voting and/or dispositive powers over the shares held by Yorkville Advisors.

         o Newbridge Securities Corporation is an unaffiliated registered broker/dealer that has been retained by us. It has provided advice to us in connection with the Standby Equity Distribution Agreement. Doug Agualilla is the natural person who exercises voting and/or dispositive powers over the shares held by Newbridge Securities Corporation. For its services, Newbridge Securities Corporation received 95,238 shares of NeoMedia's common stock.

         o William E. Fritz is our corporate secretary and a member of our board of directors. Of the 53,443,780 shares being registered hereunder on behalf of William E. Fritz, 50,903,780 were outstanding as of this filing, and the remaining 2,540,000 are issuable upon exercise of warrants held by William E. Fritz.

         o Charles W. Fritz is the founder of NeoMedia, and currently serves as Chairman of the board of directors. Mr. Fritz also served as President and CEO from August 1996 through June 2002. Of the 17,181,912 shares being registered hereunder on behalf of Charles W. Fritz, 15,671,912 were outstanding as of this filing, and the remaining 1,510,000 are issuable upon exercise of warrants held by Charles W. Fritz.

         o James J. Keil is a member of our board of directors. Of the 235,945 shares being registered hereunder on behalf of James
                  J. Keil, 225,945 were outstanding as of this filing, and the remaining 10,000 are issuable upon exercise of warrants held by James J. Keil.

         o James Walker is the natural person who exercises voting and/or dispositive powers over the shares held by MRA Systems, Inc d/b/a GE Access. The 500,000 shares being registered hereunder on behalf of MRA Systems, Inc d/b/a GE Access are issuable upon exercise of warrants held by MRA Systems, Inc d/b/a GE Access, and were therefore not outstanding as of the date of this filing.

         o Dean Karkazis is the former Vice-President and General Manager of our NISS business unit. He is no longer employed by NeoMedia. The 1,600,000 shares being registered hereunder on behalf of Dean Karkazis were outstanding as of the date of this filing.

         o Steven McFarland is the natural person who exercises voting and/or dispositive powers over the shares held by Orsus Solutions U.S.A., Inc. The 3,000,000 shares being registered hereunder on behalf of Orsus Solutions U.S.A., Inc. were outstanding as of the date of this filing.

         o The 500,000 shares being registered hereunder on behalf of Jonathon D. Greene were outstanding as of the date of this filing.

         o        The 50,000 shares being registered hereunder on behalf of Mark
                  F. Bielski were outstanding as of the date of this filing.

         o The 2,950,000 shares being registered hereunder on behalf of Jonathon D. Greene/Mark F. Bielski TEN COM were outstanding as of the date of this filing.

         o Serguey G. Kondratieff is the natural person who exercises voting and/or dispositive powers over the shares held by Dolphin Multimedia, Inc. The 103,907 shares being registered hereunder on behalf of Dolphin Multimedia, Inc. were outstanding as of the date of this filing.

         o Gregory Rice is the natural person who exercises voting and/or dispositive powers over the shares held by R.B. Publishing, Inc. The 66,841 shares being registered hereunder on behalf of R.B. Publishing, Inc. were outstanding as of the date of this filing.

         o Martha Refkin is the natural person who exercises voting and/or dispositive powers over the shares held by Thornhill Capital LLC. The 10,000,000 shares being registered hereunder on behalf of Thornhill Capital LLC are issuable upon exercise of warrants held by Thornhill Capital LLC, and were therefore not outstanding as of the date of this filing.

         o Michael Pritchett is the natural person who exercises voting and/or dispositive powers over the shares held by 2150 Western Court LLC. The 1,325,855 shares being registered hereunder on behalf of 2150 Western Court LLC were outstanding as of the date of this filing.

         o Michael Philip E. Croke is the natural person who exercises voting and/or dispositive powers over the shares held by Voice Processing, Inc. d/b/a Information Network for Southwest Florida. The 7,279 shares being registered hereunder on behalf of Voice Processing, Inc. d/b/a Information Network for
                  Southwest Florida were outstanding as of the date of this filing.

         o Gregory L. Adams and S. Cooper Rounds are the natural persons who exercise voting and/or dispositive powers over the shares held by International Digital Scientific, Inc. The 8,000,000 shares being registered hereunder on behalf of International Digital Scientific, Inc. were outstanding as of the date of this filing.

The table follows:

                                                       PERCENTAGE OF
                                                         OUSTANDING                   PERCENTAGE OF
                                                           SHARES      SHARES TO BE    OUSTANDING                    PERCENTAGE OF
                                       SHARES           BENEFICIALLY     ACQUIRED     SHARES TO BE                      SHARES
                                    BENEFICIALLY           OWNED        UNDER THE    ACQUIRED UNDER   SHARES TO BE   BENEFICIALLY
                                    OWNED BEFORE           BEFORE      EQUITY LINE   THE EQUITY LINE   SOLD IN THE    OWNED AFTER
       SELLING STOCKHOLDERS           OFFERING          OFFERING (1)    OF CREDIT       OF CREDIT       OFFERING     OFFERING (1)
       --------------------           --------          ------------    ---------       ---------       --------     ------------
Cornell Capital Partners, L.P.          10,000,000(2)       3.9%        200,000,000      45.1%         210,000,000        ---
Newbridge Securities Corporation            95,238(3)        *              ---           0.0%              95,238        ---
William E. Fritz                        56,674,776(4)      22.9%            ---           0.0%          53,443,780       1.31%
Charles W. Fritz                        30,316,467(5)      11.8%            ---           0.0%          17,181,912       5.11%
James J. Keil                            1,485,000(6)        *              ---           0.0%             235,945       0.51%
Orsus Solutions U.S.A., Inc.             3,000,000(7)       1.2%            ---           0.0$           3,000,000       ---
Steven R. Whitley                          450,000(8)        *              ---           0.0%             450,000       ---
Mark F. Bielski                             50,000(9)        *              ---           0.0%              50,000       ---
Jonathon D. Greene                         500,000(9)        *              ---           0.0%             500,000       ---
Jonathon D. Greene/Mark F.
     Bielski TEN COM                     2,950,000(9)       1.2%            ---           0.0%           2,950,000       ---
MRA Systems d/b/a G.E. Access              500,000(10)       *              ---           0.0%             500,000       ---
Dean Karkazis                            1,600,000(11)       *              ---           0.0%           1,600,000       ---
Dolphin Multimedia, Inc.                   103,907(12)       *              ---           0.0%             103,907       ---
R.B. Publishing, Inc.                       66,841(13)       *              ---           0.0%              66,841       ---
Anthony Barkume                             37,743(14)       *              ---           0.0%              37,743       ---
Thornhill Capital LLC                   10,000,000(15)      3.9%            ---           0.0%          10,000,000       ---
2150 Western Court L.L.C.                1,325,855(16)       *              ---           0.0%              425,855      0.37%
Voice Processing, Inc.
d/b/a Information
    Network for Southwest Florida            7,279(17)       *              ---           0.0%               7,279        ---
International Digital Scientific,
Inc.                                     8,000,000(18)      3.3%            ---           0.0%           8,000,000        ---
                                  --------------------------------------------------------------------------------------------------

TOTAL                                  127,163,106         52.1%         200,000,000      45.1%        308,648,500       7.06%
                                  ==================================================================================================

---------------------------
(1) Applicable percentage of ownership is based on 243,878,428 shares of common stock outstanding as of December 12, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of December 12, 2003, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 12, 2003, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of NeoMedia.

(2) Ownership before offering consists of 10,000,000 warrants to purchase shares of our common stock at an exercise price of $0.05 per share, issued in connection with the $20 million Standby Equity Distribution Agreement between NeoMedia and Cornell Capital Partners.

(3) The address of the referenced holder(s) is: 1451 Cypress Creek Road, Suite 204, Fort Lauderdale, FL, 33309. The shares were issued for advice provided in connection with our $20 million Standby Equity Distribution Agreement with Cornell Capital Partners

(4) William E. Fritz, the Company's corporate secretary and a director, and his wife, Edna Fritz, are the general partners of the Fritz Family Limited Partnership and therefore each are deemed to be the beneficial owners of the 1,511,742 shares held in the Fritz Family Partnership. As trustee of each of the Chandler R. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, William E. Fritz is deemed to be the beneficial owner of the 165,467 shares of NeoMedia held in these trusts. Additionally, Mr. Fritz is deemed to own: 51,172,567 shares held directly by Mr. Fritz or his spouse, 2,540,000 shares to be issued upon the exercise of warrants held by Mr. Fritz or his spouse, and 1,285,000 shares to be issued upon the exercise of options held by Mr. Fritz or his spouse. Mr. William E. Fritz may be deemed to be a parent and promoter of NeoMedia, as those terms are defined in the Securities Act. Shares being registered include 25,000,000 shares purchased in a private placement of unregistered securities in April 2003, 25,000,000 shares issued upon the exercise of warrants in August 2003 issued with the private placement, 903,780 shares issued with a convertible promissory note entered in to during November 2002, and 2,540,000 shares issuable upon the exercise of warrants issued with promissory notes during 2003.

(5) Charles W. Fritz is the Company's founder and the Chairman of the Board of Directors. Shares beneficially owned include 100 shares owned by each of Mr. Fritz's four minor children for an aggregate of 400 shares, 11,549,000 shares of common stock issuable upon exercise of options granted under our 2002 and 1998 stock option plans, 1,510,000 shares issuable upon exercise of stock warrants, 15,714,098 shares of common stock owned by Mr. Charles
     W. Fritz directly, and 1,542,969 shares of common stock held by the CW/LA II Family Limited Partnership, a family limited partnership for the benefit of Mr. Fritz's family. Shares being registered include 15,445,967 shares issued in April 2003 as payment of past due compensation liabilities, 225,945 shares issued with a convertible promissory note entered in to during November 2002, and 1,510,000 shares issuable upon the exercise of warrants issued with promissory notes during 2003.

(6) James J. Keil is a member of the Board of Directors. Shares beneficially owned includes 10,000 shares issuable upon exercise of warrants, 1,000,000 shares issuable upon the exercise of options, and 475,000 shares owned by Mr. Keil directly. Shares being registered include 225,945 shares issued with a convertible promissory note entered in to during November 2002, and 10,000 shares issuable upon the exercise of warrants issued with promissory notes during 2003.

(7) The address of the referenced holder(s) is: Orsus Solutions U.S.A, Inc., 1616 N. Shoreline Blvd, Mountain View, CA, 94043. Shares being registered were issued in October 2003 as payment of past due invoices that were subject to a lawsuit.

(8) The address of the referenced holder(s) is: c/o Wiltshire Whitley Richardson & English, 2075 West First St., Ft. Myers, FL, 33901. Shares being registered were issued in October 2003 as payment of past due professional services.

(9) Shares issued to holders of Secure Source Technologies, Inc.'s ("SST") outstanding shares, as part of NeoMedia's purchase of SST. The addresses of the referenced holders are: Mark F. Bielski, 4600 Duke Street, Suite 428, Alexandria, VA, 22304; Jonathon D. Greene, 8016 Aberdeen Rd., Bethesda, MD, 20814; and Jonathon D. Greene/Mark F. Bielski TEN COM, 7507 Arlington Rd., Bethesda, MD, 20814. Shares being registered were issued in October 2003 in exchange for all of the outstanding shares of SST.

(10) The address of the referenced holder(s) is: 11300 Westmoor Circle, Westminster, CO, 80021. Shares being registered are issuable upon warrants issued in February 2003 as payment of interest relating to a commercial credit agreement between GE Access and NeoMedia.

(11) The  address  of  the  referenced   holder(s)  is:  3606  Monarch   Circle,
     Naperville, IL, 60564. Shares being registered were issued in September 2003 as payment of past due compensation liabilities.

(12) The address of the referenced holder(s) is: 1900 Embarcadero Road, Suite 101, Palo Alto, CA, 94303. Shares being registered were issued in October 2003 as payment of past due professional services.

(13) The address of the referenced holder(s) is: PO Box 8685, Madison, WI, 53708. Shares being registered were issued in October 2003 as payment of past due professional services.

(14) The address of the referenced holder(s) is: 20 Gateway Lane, Manorville, NY 11949. Shares being registered were issued in October 2003 as payment of past due professional services.

(15) Beneficial ownership is comprised of 10,000,000 shares issuable upon exercise of stock warrants. The address of the referenced holder(s) is c/o Martha Refkin, 3709 Fielding Drive, Springfield, IL, 62707. Shares being registered are issuable upon warrants issued in September 2003 as payment for professional services.

(16) The address of the referenced holder(s) is 2777 Finley Rd., Suite 23, Downer's Grove, IL, 60515. Shares being registered were issued in September 2003 as payment of past due rent.

(17) The address of the referenced holder(s) is 13515 Bell Tower Drive, Suite 202, Ft. Myers, FL, 33907. Shares being registered were issued in October 2003 as payment for professional services.

(18) The address of the referenced holder(s) is 24307 Magic Mountain Parkway, #297, Valencia, CA, 91355. Shares being registered were issued in October 2003 as payment of a note payable issued in 1994 in connection with our purchase of certain software products from International Digital Scientific, Inc. The payment of the note was subject to arbitration proceedings initiated by International Digital Scientific, Inc.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under the Standby Equity Distribution Agreement is equal to 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the 5 trading days immediately following the notice date.

         On February 14, 2003, the SEC declared effective a registration statement on Form S-1 containing 100 million shares registered under a $10 million Equity Line of Credit Agreement with Cornell Capital Partners. Since that date and through December 12, 2003, we have received gross proceeds from Cornell Capital Partners of $3,597,000, resulting in the sale to Cornell Capital Partners of 100,000,000 shares of our common stock

         For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The table assumes estimated offering expenses of $50,000 and 5% retention of the gross proceeds raised under the Standby Equity Distribution Agreement.


GROSS PROCEEDS                    $1,000,000          $5,000,000          $8,403,000

NET PROCEEDS                         900,000           4,700,000           7,932,850

USE OF PROCEEDS:

Research and development                  --             250,000             750,000
Accounts payable                     100,000           1,500,000           3,000,000
Management Compensation              200,000             250,000             400,000
General Working Capital              600,000           2,700,000           3,782,850

    TOTAL                         $  900,000          $4,700,000          $7,932,850


         Any proceeds received upon exercise of outstanding options will be used for general working capital purposes.

                                    DILUTION

         The net tangible book value of our company as of September 30, 2003 was $(7,452,000) or $(0.0362) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of NeoMedia (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to NeoMedia, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $0.10 per share (net of 2% discount to Cornell Capital Partners).

         If we assume that NeoMedia had issued 200,000,000 shares of common stock under the Standby Equity Distribution Agreement at an assumed offering price of $0.10 per share, net of 2% discount to Cornell Capital Partners (i.e., the maximum number of shares registered in this offering under the Standby Equity Distribution Agreement), less retention fees of $1,000,000 and offering expenses of $50,000, our net tangible book value as of September 30, 2003 would have been $11,498,000 or $0.0283 per share. Note that at an offering price of $0.10 per share (net of 2% discount to Cornell Capital Partners), NeoMedia would receive gross proceeds of $20,000,000, or the entire amount available under the Standby Equity Distribution Agreement. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0645 per share and an immediate dilution to new stockholders of $0.0717 per share. The following table illustrates the per share dilution:

Assumed public offering price per share (net of 2% discount
to Cornell Capital Partners)                                               $0.1000
Net tangible book value per share before this offering         ($0.0362)
Increase attributable to new investors                         $0.0645
                                                               -------
Net tangible book value per share after this offering                      $0.0283
                                                                           -------
Dilution per share to new stockholders                                     $0.0717
                                                                           -------

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

         ASSUMED                                        DILUTION PER
        OFFERING               NO. OF SHARES              SHARE TO
        PRICE (1)            TO BE ISSUED (2)          NEW INVESTORS
        ---------            -----------------         -------------
          $0.50                  40,000,000               $0.4532
          $0.25                  80,000,000               $0.2098
          $0.10                 200,000,000               $0.0717
          $0.05                 200,000,000               $0.0451
          $0.01                 200,000,000               $0.0238


 ---------------------

(1)      Offering price net of 2% discount to Cornell Capital Partners.

(2) This represents the maximum number of shares of common stock that are being registered under the Standby Equity Distribution Agreement.

                                 DIVIDEND POLICY

         We have not declared or paid any dividends on our common stock during the years ended December 31, 2002, 2001 or 2000. Following this offering, our dividend practices with respect to our common stock will be determined and may be changed from time to time by our board of directors. We will base any issuance of dividends upon contractual ability, earnings, financial condition, capital requirements and other factors considered important by our board of directors. Delaware law and our Certificate of Incorporation do not require our Board of Directors to declare dividends on our common stock. In addition, we have a letter of credit with Bank One, Chicago, Illinois, which requires Bank One's written consent prior to the declaration of cash dividends. We expect to retain all earnings, if any, generated by our operations for the development and growth of our business and do not anticipate paying any dividends to our stockholders for the foreseeable future.

                                 CAPITALIZATION

The following table sets forth as of September 30, 2003, NeoMedia's actual capitalization and pro forma capitalization after giving effect to the issuance of 200,000,000 shares of common stock under the Standby Equity Distribution Agreement. This information assumes a purchase price under the Standby Equity Distribution Agreement of $0.10 per share, less estimated offering expenses of $50,000 and a retention of $1,000,000. This table should be read in conjunction with the information contained in "Management's Discussion and Analysis or Plan of Operation" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                                               SEPTEMBER 30, 2003
                                                                         ACTUAL                 PROFORMA
                                                                       ------------           ------------
Long-term debt, net of current portion                                 $     94,000           $     94,000
Stockholders' equity:

  Preferred stock, $0.01 par value, 25,000,000 authorized, no
issued and outstanding shares(2)                                                 --                     --
  Common stock, $0.01 par value, 1,000,000,000 authorized,
207,764,771 shares issued and 205,781,109 outstanding (1)(2)              2,057,811              4,057,811
Treasury stock, at cost, 201,230 shares of common stock                    (779,000)              (779,000)
Additional paid-in capital:
  Preferred stock                                                                --                     --
  Common stock                                                           68,469,000             85,419,000
Deferred stock-based compensation                                          (260,000)              (260,000)
Accumulated deficit                                                     (74,825,000)           (74,825,000)
                                                                       ------------           ------------
Total stockholders' deficit                                            ($ 5,337,189)          $ 13,612,811
                                                                       ------------           ------------
  Total capitalization                                                 ($ 5,243,189)          $ 13,706,811
                                                                       ============           ============


 ---------------------

(1) This table excludes outstanding options and warrants which if exercised into shares of common stock would result in NeoMedia issuing 33,605,007 and 26,195,000, respectively, additional shares of common stock.

(2) On September 24, 2003, our stockholders approved an amendment to our articles of incorporation that increased the authorized capital stock to 1,000,000,000 shares of common stock.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

         SUMMARY. On October 27, 2003, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $20 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal market on which our common stock is traded for the 5 trading days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 5% of each advance under the Standby Equity Distribution Agreement. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 95,238 shares of our common stock.

         On February 14, 2003, the SEC declared effective a registration statement on Form S-1 containing 100 million shares registered under a $10 million Equity line of Credit Agreement with Cornell Capital Partners. Since that date and through December 12, 2003, we have received gross proceeds from Cornell Capital Partners of $3,597,000, resulting in the sale to Cornell Capital Partners of 100,000,000 shares of our common stock.

         At an assumed stock price of $0.16 per share (the closing price on December 12, 2003), we would need to issue 127,551,020 shares of common stock to draw the entire $20 million available under the Standby Equity Distribution Agreement. This would represent approximately 34% of our outstanding shares of common stock upon issuance, based on 243,878,428 shares outstanding as of December 12, 2003. If this occurs, current NeoMedia shareholders will experience dilution of their current NeoMedia holdings.

         STANDBY EQUITY DISTRIBUTION AGREEMENT EXPLAINED. Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 days. A closing will be held 7 days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount, less the 5% retention.

         We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until the earlier of: (i) the date Cornell Capital Partners has advanced $20 million under the Standby Equity Distribution Agreement, or (ii) until two years from the date this registration is declared effective by the Securities and Exchange Commission.

         The amount of each advance is subject to a maximum of $280,000 per week, not to exceed $840,000 in any 30-day period, with a minimum of 6 trading days between advances. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Since our previous registration including 100 million shares under a $10 million Equity Line of Credit for Cornell Capital Partners was declared effective by the SEC on February 14, 2003, we have received gross proceeds from Cornell Capital Partners of $3,597,000, resulting in the sale to Cornell Capital Partners of 100,000,000 shares of our common stock. Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

         We expect to incur expenses of approximately $50,000 in connection with this registration, consisting primarily of professional fees. In addition, Cornell Capital Partners will retain 5% of each advance, and will pay us 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal trading market on which our common stock is traded for the 5 trading days immediately following the advance date. In connection with the Standby Equity Distribution Agreement, we issued Cornell Capital Partners an additional 10 million warrants to purchase shares of our common stock at an exercise price of $0.05 per share. In addition, we issued 95,238 shares of common stock, valued at $10,000, to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as a placement agent fee.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted or
(ii) in transactions otherwise than on the OTC Bulletin Board or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal trading market on which our common stock is traded for the 5 trading days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Standby Equity Distribution Agreement. The 2% discount and the 5% retention are underwriting discounts. In addition, we issued 95,238 shares of common stock, valued at $10,000, to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as a placement agent fee.

         Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make or market in NeoMedia's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing NeoMedia's common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000, and a one-time fee payable by the issuance of 10,000,000 warrants to purchase shares of common stock at an exercise price of $0.05 per share. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation received 95,238 shares of our common stock, valued at $10,000. The offering expenses consist of: a SEC registration fee of $348, printing expenses of $2,500, accounting fees of $15,000, legal fees of $25,000 and miscellaneous expenses of $7,152. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The  following  information  should  be read in  conjunction  with  the consolidated financial statements of NeoMedia and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

OVERVIEW

         Over the past several years, our focus has been aimed toward the intellectual property commercialization unit of our Internet Switching Systems (NISS, formerly NAS) business. NISS consists of the patented PaperClickTM technology that enables users to link directly from the physical to the digital world, as well as the patents surrounding certain physical-world-to-web linking processes. Our mission is to invent, develop, and commercialize technologies and products that effectively leverage the integration of the physical and electronic to provide clear functional value for our end-users, competitive advantage for their business partners and return-on-investment for their investors. To this end, we have signed four intellectual property licenses since our inception, and also recently acquired eight additional patents as part of our acquisition of Secure Source Technologies, Inc. On September 8, 2003, we announced our PaperClick for Camera Cell Phones product, which reads and decodes UPC/EAN or other bar codes to link users to the Internet, providing information and enabling e-commerce on a compatible camera cell phone, such as the Nokia 3650 model. On October 30, 2003, we unveiled our go-to-market strategy for the product. We have already established relationships with several key partners outlined in the strategy, including agents Big Gig Strategies and SRP Consulting, European advertising agency 12Snap, and worldwide brand communication company Seven.

         During the first quarter of 2003, we announced that that we had reached an agreement in principle to acquire and merge with Loch, an oil and gas provider based in Humble, Texas. On October 1, 2003, we discovered that the royalty interest from future sales of oil owned by Loch were oversold, which would likely result in materially lower projected available cashflow from Loch's operations. This projected available cashflow was the basis for the acquisition. On October 2, 2003, the our Board of Directors voted to cancel the Memorandum of Terms, and terminate the acquisition and merger proceedings.

         The Company recently received requests from the SEC's Southeast Regional Office for certain documents including those concerning negotiations and arrangements with certain strategic partners and consultants, patents, recent issuances of securities, investor relations, and the stock ownership by the Company's officers and directors. The Company responded promptly and fully and will cooperate with any further requests. The SEC's letter states that the staff's inquiry is informal and should not be construed as an indication of any violation of law or as a reflection on any person, entity, or security.

         We recently announced the pending acquisitions of two companies:

         o CSI INTERNATIONAL, INC. - On November 7, 2003, we signed a non-binding letter of intent to acquire CSI International, Inc. ("CSI"), of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. The LOI calls for the issuance of 7,000,000 shares of our common stock to be issued in exchange for all outstanding shares of CSI. In addition, we will pay $2.5 million cash. CSI is a private technology and products company in the micro paint repair industry.

         o BSD SOFTWARE/TRITON GLOBAL BUSINESS SERVICES - On December 9, 2003, we signed a non-binding letter of intent to acquire Triton Global Business Services Inc. and its parent company, BSD Software Inc. (Pink Sheets: BSDS), both of Calgary, Alberta, Canada. The LOI outlined terms, including an exchange of one share of our common stock for each share of BSD Software, not to exceed 40 million shares. The transaction is dependent on due diligence by both companies, approval by our Board of Directors, BSD Software's Board of Directors, shareholders, required regulatory approvals, and other conditions. Triton, formed in 1998 and acquired by BSD in 2002, is an Internet Protocol-enabled provider of live and automated operator calling services, e-business support, billing and clearinghouse functions and information management services to telecommunications, Internet and e-business service providers.

         Our quarterly operating results have been subject to variation and will continue to be subject to variation, depending upon factors, such as the mix of business among our services and products, the cost of material, labor and technology, particularly in connection with the delivery of business services, the costs associated with initiating new contracts, the economic condition of our target markets, and the cost of acquiring and integrating new businesses.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AS COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2002

     Net sales. Total net sales for the three months ended September 30, 2003 were $461,000, which represented a $2,943,000, or 86%, decrease from $3,404,000 for the three months ended September 30, 2002. This decrease primarily resulted from reduced resales of Sun Microsystems equipment due to increased competition and general economic conditions. NeoMedia intends to continue to pursue additional resales of equipment, software and services, and to the extent that such sales can be made, NeoMedia expects resales to more closely resemble the results for the three months ended September 30, 2003, rather than the three months ended September 30, 2002.

     License fees. License fees were $69,000 for the three months ended September 30, 2003, compared with $150,000, for the three months ended September 30, 2002, a decrease of $81,000, or 54%. NeoMedia will continue to attempt to increase license sales. NeoMedia expects license fees to remain materially constant over the next 12 months.

     Resales of software and technology equipment and service fees. Resales of software and technology equipment and service fees decreased by $2,862,000, or 88%, to $392,000 for the three months ended September 30, 2003, as compared to $3,254,000 for the three months ended September 30, 2002. This decrease primarily resulted from increased competition and general economic conditions. NeoMedia intends to continue to pursue additional resales of equipment, software and services, and to the extent that such sales can be made, NeoMedia expects resales to more closely resemble the results for the three months ended September 30, 2003, rather than the three months ended September 30, 2002.

     Cost of Sales. Cost of license fees was $76,000 for the three months ended September 30, 2003, a decrease of $4,000, or 0.5%, compared with $80,000 for the three months ended September 30, 2002. The decrease is consistent with 2003 and NeoMedia expects license fees will not fluctuate materially over the next 12 months. Cost of resales was $378,000 for the three months ended September 30, 2003, a decrease of $2,364,000, or 86%, compared with $2,742,000 for the three months ended September 30, 2002. The decrease resulted from decreased resales for the three months ended September 30, 2003 compared with the same period in 2002. Cost of resales as a percentage of related resales was 96% in 2003, compared to 84% in 2002. This increase is due to an increased sales mix of lower-margin equipment products sold in 2003 compared to 2002, combined with the general erosion of margins in the resale sector. NeoMedia expects costs of resales to fluctuate with the sales of its equipment, software, and services over the next 12 months.

     Gross Profit. Gross profit was $7,000 for the three months ended September 30, 2003, compared with $582,000 for the three months ended September 30, 2002. This decrease of $575,000, or 99%, was the result of lower resales of, and lower margins on, computer equipment, software, and services in 2003 relative to 2002.

     Sales and marketing. Sales and marketing expenses were $146,000 for the three months ended September 30, 2003, a decrease of $61,000, or 29%, compared with $207,000 for the three months ended September 30, 2002. This decrease resulted primarily from reduced sales commissions earned on lower sales in 2003 as compared with 2002, as well as a smaller sales force in 2003. NeoMedia expects sales and marketing expense to fluctuate with sales of it proprietary and resold products over the next 12 months.

     General and administrative. General and administrative expenses increased by $944,000, or 95%, to $1,940,000 for the three months ended September 30, 2003, compared to $996,000 for the three months ended September 30, 2002. The increase resulted primarily from non-cash expenses relating to the Company's option repricing program, expense for stock options issued with exercise prices below market price, and stock-based professional service expense. NeoMedia expects general and administrative expense to remain materially constant over the next 12 months.

     Research and development. During the three months ended September 30, 2003, NeoMedia charged to expense $78,000 of research and development costs, a decrease of $72,000 or 48% compared to $150,000 charged to expense for the three months ended September 30, 2002. The decrease is primarily due to a continued reduction in research and development overhead since the first quarter of 2002. NeoMedia expects research and development costs will not fluctuate materially over the next 12 months.

     (Gain) loss on extinguishment of debt. During the three months ended September 30, 2003, the Company recognized a net loss from extinguishment of debt of $24,000 due to the difference between the cash or market value of stock issued to settle debt and the carrying value of the debt at the time of settlement.

     Interest expense/(income), net. Interest expense/(income) consists primarily of interest accrued for creditors as part of financed purchases, past due balances, notes payable and interest earned on cash equivalent investments. Interest expense/(income) increased by $22,000 to $24,000 for the three months ended September 30, 2003 from $2,000 for the three months ended September 30, 2002, due to interest expense during the third quarter of 2003 associated with notes payable and past due trade accounts payable.

     Net Loss. The net loss for the three months ended September 30, 2003 was $2,205,000, which represented a $1,432,000, or 185% increase from a loss of $773,000 for the three months ended September 30, 2002. The increase resulted primarily from non-cash expenses in 2003 relating to the company's option repricing program, expense for stock options issued with exercise prices below market price, and stock-based professional service expense, as well as lower sales and gross profit in 2003 compared to 2002.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AS COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2002

     Net sales. Total net sales for the nine months ended September 30, 2003 were $2,009,000, which represented a $6,443,000, or 76%, decrease from $8,452,000 for the nine months ended September 30, 2002. This decrease primarily resulted from reduced resales of Sun Microsystems equipment due to increased competition and general economic conditions. NeoMedia intends to continue to pursue additional resales of equipment, software and services, and to the extent that such sales can be made, NeoMedia expects resales to more closely resemble the results for the nine months ended September 30, 2003, rather than the nine months ended September 30, 2002.

     License fees. License fees were $338,000 for the nine months ended September 30, 2003, compared with $303,000, for the nine months ended September 30, 2002, an increase of $35,000, or 12%. NeoMedia will continue to attempt to increase sales of these high-margin products. NeoMedia expects license fees to remain materially constant over the next 12 months.

     Resales of software and technology equipment and service fees. Resales of software and technology equipment and service fees decreased by $6,478,000, or 79%, to $1,671,000 for the nine months ended September 30, 2003, as compared to $8,149,000 for the nine months ended September 30, 2002. This decrease primarily resulted from increased competition and general economic conditions. NeoMedia intends to continue to pursue additional resales of equipment, software and services, and to the extent that such sales can be made, NeoMedia expects resales to more closely resemble the results for the nine months ended September 30, 2003, rather than the nine months ended September 30, 2002.

     Cost of Sales. Cost of license fees was $227,000 for the nine months ended September 30, 2003, a decrease of $537,000, or 70%, compared with $764,000 for the nine months ended September 30, 2002. The decrease resulted from reduced amortization expense in 2003 of capitalized development costs relating to the PaperClick, MLM/Affinity, and Qode products that were written off during 2002. Cost of resales was $1,566,000 for the nine months ended September 30, 2003, a decrease of $5,041,000, or 76%, compared with $6,607,000 for the nine months ended September 30, 2002. The decrease resulted from decreased resales in 2003 compared with 2002. Cost of resales as a percentage of related resales was 94% for the nine months ended September 30, 2003, compared to 82% for the same period in 2002. This increase is due to an increased sales mix of lower-margin equipment products sold in 2003 compared to 2002, combined with the general erosion of margins in the resale sector. NeoMedia expects costs of resales to fluctuate with the sales of its equipment, software, and services over the next 12 months.

     Gross Profit. Gross profit was $216,000 for the nine months ended September 30, 2003, compared with $1,081,000 for the nine months ended September 30, 2002. This decrease of $865,000, or 80%, was primarily the result of lower resales of, and lower margin on, computer equipment, software, and services in 2003 relative to 2002.

     Sales and marketing. Sales and marketing expenses were $407,000 for the nine months ended September 30, 2003, a decrease of $312,000, or 43%, compared with $719,000 for the nine months ended September 30, 2002. This decrease resulted primarily from reduced sales commissions earned on lower sales in 2003 as compared with 2002, as well as a smaller sales force in 2003. NeoMedia expects sales and marketing expense to fluctuate with sales of it proprietary and resold products over the next 12 months.

     General and administrative. General and administrative expenses decreased by $147,000, or 4%, to $3,409,000 for the nine months ended September 30, 2003, compared to $3,556,000 for the nine months ended September 30, 2002. The increase resulted primarily from non-cash expenses relating to the company's option repricing program, expense for stock options issued with exercise prices below market price, and stock-based professional service expense. NeoMedia expects general and administrative expense to remain materially constant over the next 12 months.

     Research and development. During the nine months ended September 30, 2003, NeoMedia charged to expense $243,000 of research and development costs, a decrease of $440,000 or 64% compared to $683,000 charged to expense for the nine months ended September 30, 2002. The decrease is primarily due to a continued reduction in research and development overhead since first quarter 2002. NeoMedia expects research and development costs will not fluctuate materially over the next 12 months.

     Loss on Impairment of Assets. During the nine months ended September 30, 2002, NeoMedia recognized a loss on impairment of assets of $1,003,000 for the write-off capitalized development costs relating to its PaperClick physical-world-to-internet software. NeoMedia did not take an impairment charge during the nine months ended September 30, 2003.

     (Gain) loss on extinguishment of debt. During the three months ended September 30, 2003, the Company recognized a net loss from extinguishment of debt of $24,000, due to the difference between the cash or market value of stock issued to settle debt and the carrying value of the debt at the time of settlement.

     Interest expense (income), net. Interest expense/(income) consists primarily of interest accrued for creditors as part of financed purchases, past due balances, notes payable and interest earned on cash equivalent investments. Interest expense/(income) increased by $94,000, or 95%, to $193,000 for the nine months ended September 30, 2003 from $99,000 for the nine months ended September 30, 2002, due to interest expense during the third quarter of 2003 associated with notes payable and past due trade accounts payable.

     Loss on Disposal of Discontinued Business Unit. During the nine months ended September 30, 2002, the Company recognized a loss on disposal of discontinued business unit of $1,523,000 to write off the remaining Qode-related assets. No disposal loss was recognized in 2003.

     Net Loss. The net loss for the nine months ended September 30, 2003 was $4,060,000, which represented a $2,442,000, or 38% decrease from a loss of $6,502,000 for the nine months ended September 30, 2002. The decrease resulted primarily from an impairment charge of $1,003,000 relating to NeoMedia's PaperClick assets and a loss on disposal of the Company's Qode business unit of $1,523,000 in 2002. The decrease was offset by higher non-cash expenses in 2003 relating to the company's option repricing program, expense for stock options issued with exercise prices below market price, and stock-based professional service expense, as well as lower sales and gross profit in 2003 compared to 2002.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

     NET SALES. Total net sales for the year ended December 31, 2002 were $9.4 million, which represented a $1.3 million, or 16%, increase from $8.1 million for the year ended December 31, 2001. This increase primarily resulted from revenues relating to our newly created SAN practice in 2002. We will continue to pursue additional sales of SAN products and services, and to the extent that such sales can be made, we expect total net sales to more closely resemble the results for the first nine months of 2002, rather than the first nine months of 2001.

     LICENSE FEES. License fees were $0.4 million for the year ended December 31, 2002, compared with $0.6 million for the year ended December 31, 2001, a decrease of $0.2 million, or 33%. The decrease was due to lower sales of internally developed software licenses in 2002. Demand for such licenses has historically fluctuated from year to year. We intend to continue to increase sales efforts of its internally developed software licenses in the future.

     RESALES OF SOFTWARE AND TECHNOLOGY EQUIPMENT AND SERVICE FEES. Resales of software and technology equipment and service fees increased by $1.4 million, or 18%, to $9.0 million for the year ended December 31, 2002, as compared to $7.6 million for the year ended December 31, 2001. This increase primarily resulted from revenues relating to our newly created SAN practice in 2002. We will continue to pursue additional sales of SAN products and services, and to the extent that such sales can be made, we expect resales to more closely resemble the results for the first nine months of 2002, rather than the first nine months of 2001.

     COST OF SALES. Cost of license fees was $0.8 million for the year ended December 31, 2002, a decrease of $1.6 million, or 67%, compared with $2.4 million for the year ended December 31, 2001. The decrease resulted from reduced amortization expense of capitalized development costs in 2002 relating to the PaperClick, MLM/Affinity, and Qode products that were written off during 2002. Cost of resales was $7.4 million for the year ended December 31, 2002, an increase of $0.9 million, or 14%, compared with $6.5 million for the year ended December 31, 2001. The increase resulted form increased resales in 2002 compared with 2001. Cost of resales as a percentage of related resales was 83% in 2002, compared to 86% in 2001. This decrease is due to an increased sales mix of higher-margin equipment products sold in 2002 compared to 2001.

     GROSS PROFIT. Gross profit was $1.1 million for the year ended December 31, 2002, an increase of $1.8 million, or 257%, compared with negative gross profit of $(0.7) million for the year ended December 31, 2001. This increase primarily resulted from revenues relating to our higer-margin SAN practice in 2002.

     SALES AND MARKETING. Sales and marketing expenses were $1.0 million for the year ended December 31, 2002, compared to $2.5 million for the year ended December 31, 2001, a decrease of $1.5 million or 60%. This decrease resulted from a reduction in sales and marketing personnel following our cost-reduction initiative started in the second half of 2001. We do not expect sales and marketing expenses to fluctuate dramatically from 2002 levels over the next 12 months.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses decreased by $0.7 million, or 15%, to $4.1 million for the year ended December 31, 2001, compared to $4.8 million for the year ended December 31, 2001. The decrease resulted primarily from a smaller administrative staff after the cost reduction initiative of late 2001. We expect general and administrative expense to decrease slightly during 2003 due to reduced professional service expenses, lease restructuring, and other cost reduction efforts.

     RESEARCH AND DEVELOPMENT. During the year ended December 31, 2002, we charged to expense $0.8 million of research and development costs, an increase of $0.3 million or 60% compared to $0.5 million charged to expense for the year ended December 31, 2000. The increase is primarily due to the fact that we were capitalizing the majority of its product development costs in 2001 as the Qode Commerce Solution was being implemented. The implementation was cancelled and the product discontinued in the third quarter of 2001. During the third quarter of 2002, development resources were devoted primarily to system maintenance. We expect research and development costs will decline during 2003.

     LOSS ON IMPAIRMENT OF ASSETS. During 2002, we wrote off all assets associated with its PaperClickTM product line, resulting in an impairment charge of $1.0 million. During 2001, we wrote off all assets associated with its discontinued MLM/Affinity product line, resulting in an impairment charge of $2.9 million. We do not expect to take any additional losses form the impairment of capitalized software products during 2003.

     LOSS ON DIGITAL:CONVERGENCE CONTRACT. During 2001, we wrote off all assets and liabilities relating to its intellectual property license with Digital:Convergence, resulting in a net charge of $7.4 million. There were no charges related to this contract in 2002. We do not expect any charges relating to this contract in the future.

     INTEREST EXPENSE (INCOME), NET. Interest expense/(income) consists primarily of interest paid to creditors as part of financed purchases, notes payable and our asset-based collateralized line of credit net of interest earned on cash equivalent investments. Interest expense/(income) increased by $199,000, or 948%, to $178,000 for the year ended December 31, 2002 from $(21,000) for the year ended December 31, 2001, due to reduced cash balances and the resulting increased borrowing costs associated with notes payable and other borrowing instruments throughout 2002 as compared to 2001.

     LOSS FROM CONTINUING OPERATIONS. During the year ended December 31, 2002, our loss from continuing operations decreased by $12.9 million or 69% from $18.8 million in 2001 to $5.9 million in 2002. The decrease resulted primarily from the $7.4 million write-off of the Digital Convergence license contract during the second quarter of 2001, combined with a loss on impairment of our MLM/Affinity product line of $2.9 million in 2001 and a decrease of sales and marketing expense by $1.4 million in 2002 due to a reduction of the sales and marketing force.

     LOSS FROM OPERATIONS OF DISCONTINUED OPERATIONS. We discontinued operations of its Qode business unit in 2001, resulting in a loss from operations of discontinued business units of $3.6 million. There was no loss from operations of this unit during 2002.

     LOSS ON DISPOSAL OF DISCONTINUED OPERATIONS. We sustained a loss of $3.1 million in 2001 from the disposal of its Qode business unit in 2001. As of December 31, 2001, we reported net assets held for sale of $210,000 relating to this business unit, the sale of which was subject to a non-binding letter of intent with The Finx Group, Inc., a holding company based in Elmsford, NY. The Finx Group was to assume $620,000 in Qode payables and $800,000 in long-term leases in exchange for 500,000 shares of the Finx Group, right to use and sell Qode services, and up to $5 million in affiliate revenues over a five-year period. During June 2002, the Finx Group notified us that it did not intend to carry out the letter of intent due to capital constraints. As a result, during the year ended December 31, 2002, we recorded an additional expense of $1.5 million for the write-off of remaining Qode assets and liabilities.

     NET LOSS. The net loss for the year ended December 31, 2002 was $7.4 million, which represented a $18.1 million, or 71% decrease from a $25.5 million loss for the year ended December 31, 2001. The decrease primarily resulted from the $7.4 million write-off of the Digital Convergence license contract during the second quarter of 2001, a loss on impairment of our MLM/Affinity product line of $2.9 million in 2001, loss from discontinued Qode operations of $6.9 million in 2001, and a reduction in overhead expenses resulting from a reduction in force initiated in the third quarter of 2001.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2001 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2000

         NET SALES. Total net sales for the year ended December 31, 2001 were $8.1 million, which represented a $19.5 million, or 70.1%, decrease from $27.6 million for the year ended December 31, 2000. This decrease primarily resulted from reduced resales of Sun Microsystems equipment due to increased competition and general economic conditions. Additionally, we recognized $7.8 million of revenue in 2000 related to the DC license contract. No revenue was recognized related to this contract in 2001. We expect net sales in 2002 will increase significantly from 2001, due to a resurgence in demand for software and technology equipment and services, combined with anticipated revenue streams from intellectual property licenses.

         Total net sales during the fourth quarter of 2001 were $4.5 million, compared with $0.9 million in the third quarter of 2001, $1.2 million in the second quarter of 2001, and $1.5 million in the first quarter of 2001. The fourth-quarter increase is primarily due to a large Storage Area Network (SAN) sale of $1.1 million in that quarter. Additionally, sales from our Consulting and Integration Services business unit have been historically higher in the fourth quarter of the calendar year.

         LICENSE FEES. License fees were $0.6 million for the year ended December 31, 2001, compared with $8.4 million for the year ended December 31, 2000, a decrease of $7.8 million, or 92.9%. The decrease resulted primarily from the recognition of $7.8 million revenue during 2000 related to the Digital:Convergence license contract. No revenue was recognized related to this contract in 2001. We are anticipating license revenue growth in 2002 compared with 2001 as we aggressively pursue license contracts relating to our intellectual property.

         RESALES OF SOFTWARE AND TECHNOLOGY EQUIPMENT AND SERVICE FEES. Resales of software and technology equipment and service fees decreased by $11.5 million, or 63.4%, to $7.6 million for the year ended December 31, 2001, as compared to $19.1 million for the year ended December 31, 2000. This decrease primarily resulted from fewer sales of Sun Microsystems hardware due to increased competition and general economic conditions. We believe that resurgent demand for such products, combined with our movement into higher margin and Value-Add products and services such as Storage Area Networks, will result in increased revenue from resales of software and technology equipment and service fees during 2002.

         COST OF SALES. Cost of resales as a percentage of related resales was 86.0% in 2001, compared to 90% in 2000. This decrease is substantially due to a sales mix of higher-margin products such as service fees and maintenance contracts.

         SALES AND MARKETING. A portion of the compensation to the sales and marketing staff constitutes salary and is fixed in nature and the remainder of this compensation, which is paid as a commission, is directly related to sales volume. Sales and marketing expenses were $2.5 million for the year ended December 31, 2001, compared to $6.5 million for the year ended December 31, 2000, a decrease of $4.0 million or 61.5%. This decrease primarily resulted from fewer marketing personnel in 2001, coupled with a decrease in sales commissions from reduced sales. Sales and marketing expense will continue to decrease in 2002 as we move away from its applications service provider model.

         GENERAL AND ADMINISTRATIVE. General and administrative expenses decreased by $2.2 million, or 30.1%, to $4.8 million for the year ended December 31, 2001, compared to $7.0 million for the year ended December 31, 2000. The decrease is primarily related to a reduction in personnel as a result of our cost reduction initiative. We expect general and administrative expenses will continue to decline in 2002 as we realize the full-year benefit of cost-reduction measures begun in the fourth quarter of 2001.

         RESEARCH AND DEVELOPMENT. During the year ended December 31, 2001, we charged to expense $0.5 million of research and development costs, a decrease of $0.6 million or 54.5% compared to $1.1 million charged to expense for the year ended December 31, 2000. This decrease is predominately associated with decreased personnel devoted to our development during the second half of 2001, combined with increased capitalization of software development costs associated with our "switching" platform and the Qode Universal Commerce Solution during the first half of 2001. We expect research and development expense to continue to decrease in 2002 as we move away from its applications service provider model

         LOSS ON IMPAIRMENT OF ASSETS. During the third quarter of 2001, we wrote off all assets associated with its discontinued MLM/Affinity product line, resulting in an impairment charge of $2.9 million.

         LOSS ON DIGITAL:CONVERGENCE. During the second quarter of 2001, we wrote off all assets and liabilities relating to its intellectual property license with Digital:Convergence, resulting in a net charge of $7.4 million.

         INTEREST EXPENSE (INCOME), NET. Interest expense/(income) consists primarily of interest paid to creditors as part of financed purchases, notes payable and our asset-based collateralized line of credit net of interest earned on cash equivalent investments. Interest (income) decreased by $153,000, or 87.9%, to $(21,000) for the year ended December 31, 2001 from $(174,000) for the year ended December 31, 2000, due to reduced cash balances throughout 2001 as compared to 2000.

         LOSS FROM CONTINUING OPERATIONS. During the year ended December 31, 2001, our loss from continuing operations increased by $13.4 million or 248.1% from $5.4 million in 2000 to $18.8 million in 2001. This increase is primarily due to the loss on the Digital:Convergence license contract of $7.4 in the second quarter of 2001 and an impairment loss of $2.8 million in the third quarter of 2001 related to the discontinuation of our MLM/Affinity product line.

         LOSS FROM OPERATIONS AND DISPOSAL OF DISCONTINUED OPERATIONS. We discontinued operations of our Qode business unit in 2001, resulting in a loss from operations of discontinued business units of $3.6 million. There was no loss from this business unit during 2000. The business unit's assets were purchased in March 2001 and the implementation was cancelled during the second quarter of 2001.

         LOSS ON DISPOSAL OF DISCONTINUED OPERATIONS. We sustained a loss of $3.1 million in 2001 from the disposal of the Qode business unit in 2001.

         NET LOSS. Our net loss for the year ended December 31, 2001 was $25.5 million, which represented a $20.1 million, or 372.2% increase from a $5.4 million loss for the year ended December 31, 2000. The increase in net loss is due primarily to the loss on the Digital:Convergence contract, an impairment loss of in the third quarter of 2001 related to the discontinuation of our MLM/Affinity product line and the discontinuation of our Qode business unit, and reduced resales of software and technology equipment and service fees resulting from increased competition and general economic conditions, offset by lower expenses as a result of our cost reduction effort.

LIQUIDITY AND CAPITAL RESOURCES

         As of September 30, 2003, our cash balance was $1,048,000 compared to $9,000 at September 30, 2002, $70,000 at December 31, 2002, and $134,000 at
December 31, 2001.

         Net cash used in operating activities was approximately $2,057,000 for the nine-month period ended September 30, 2003, compared with $589,000 for the nine-month period ended September 30, 2002. During the nine months ended September 30, 2003, trade accounts receivable inclusive of costs in excess of billings decreased $149,000, while accounts payable, amounts due under financing arrangements, accrued expenses, and deferred revenue decreased $698,000. During the nine months ended September 30, 2002, trade accounts receivable increased $610,000, while accounts payable, amounts due under financing arrangements, accrued expenses, and deferred revenue increased $2,067,000. NeoMedia's net cash flow from/(used in) investing activities for the nine months ended September 30, 2003 and 2002, was ($64,000) and ($24,000), respectively. Net cash provided by financing activities for the nine months ended September 30, 2003 and 2002, was $3,099,000 and $488,000, respectively.

     During the nine months ended September 30, 2003 and 2002 and the years ended December 31, 2002, 2001, and 2000, our net loss totaled approximately $4,060,000, $5,729,000, $7,421,000, $25,469,000, and $5,409,000, respectively.
As of September 30, 2003, we had accumulated losses from operations of approximately $74,825,000, had a working capital deficit of approximately $8,134,000, and approximately $1,048,000 in cash balances.

         Net cash used in operating activities for the year ended December 31, 2002, 2001, and 2000, was $0.6, $5.2 million, and $6.8 million, respectively. During 2002, trade accounts receivable decreased $2.3 million, while accounts payable, accrued expenses and deferred revenue decreased $0.5 million. During 2001, trade accounts receivable inclusive of costs in excess of billings increased $0.7 million, while accounts payable, accrued expenses and deferred revenue increased $2.8 million. During 2000, trade accounts receivable inclusive of costs in excess billings increased $1.3 million, while accounts payable, accrued expenses and deferred revenue decreased $2.6 million. Our net cash flow provided by (used in) investing activities for the years ended December 31, 2002, 2001, and 2000, was $42,000, ($2.8 million), and ($2.6 million), respectively. This decrease resulted from reduced capital spending in an effort to control costs.

     During the years ended December 31, 2002, 2001, and 2000 our net loss totaled approximately $7,421,000, $25,469,000, and $5,409,000, respectively. As of December 31, 2002 we had accumulated losses from operations of approximately $70,765,000, had a working capital deficit of approximately $8,985,000, and approximately $70,000 in cash balances.

     The accompanying unaudited financial statements have been prepared assuming NeoMedia will continue as a going concern. Accordingly, the financial statements do not include any adjustments that might result from NeoMedia's inability to continue as a going concern. NeoMedia may obtain up to $20 million over the next two years through its Standby Equity Distribution Agreement agreement with Cornell Capital Partners LP. As of December 12, 2003, NeoMedia had obtained approximately $3.6 million under its previous $10 million Equity Line of Credit Agreement with Cornell. Management believes that it has sufficient funding to sustain operations through December 31, 2003, however, there can be no assurances that the market for NeoMedia's stock will support the sale of sufficient shares of NeoMedia's common stock to raise sufficient capital to sustain operations for such a period. If necessary funds are not available, NeoMedia's business and operations would be materially adversely affected and in such event, NeoMedia would attempt to reduce costs and adjust its business plan.

     Management believes it will need to have access to additional capital from the Cornell Standby Equity Distribution Agreement agreement or other financing sources, or we will need to generate additional cash from our current operations to sustain our operations in 2003. The failure of management to accomplish these initiatives will adversely affect our business, financial conditions, and results of operations and its ability to continue as a going concern.

     Based on current cash balances and operating budgets, we believe we only have sufficient financing to last until December 31, 2003. If our financial resources are insufficient, we may be forced to seek protection from its creditors under the United States Bankruptcy Code or analogous state statutes unless it is able to engage in a merger or other corporate finance transaction with a better capitalized entity. We cannot predict whether additional financing will be available, its form, whether equity or debt, or be in another form, or if NeoMedia will be successful in identifying entities with which it may consummate a merger or other corporate finance transactions.

INTANGIBLE ASSETS

         At the end of each quarter, or upon occurrence of material events relating to a specific intangible item, we perform impairment tests on each of its intangible assets, which include capitalized patent costs, and capitalized and purchased software costs. In doing so, we evaluate the carrying value of each intangible asset with respect to several factors, including historical revenue generated from each intangible asset, application of the assets in our current business plan, and projected revenue to be derived from the asset. Intangible asset balances are then adjusted to their current net realizable value based on these criteria if impaired. No impairment charges were taken during the three-month or nine-month periods ended September 30, 2003. During the nine months ended September 30, 2002, we recognized an impairment charge of $1.0 million relating to our PaperClick software product.

FINANCING AGREEMENTS

         As of September 30, 2003, we were party to a commercial financing agreement with GE Access that provides short-term financing for certain computer hardware and software purchases. This arrangement allows us to re-sell high-dollar technology equipment and software without committing cash resources to financing the purchase. We and GE Access are currently operating under an additional arrangement under which GE Access retains 50% of our proceeds from sales financed by GE Access, and applies the portion of proceeds toward past due balances. This arrangement reduces by half our cash flow from resales of equipment and software financed by GE Access, until the balance owed to GE Access is paid in full. During October 2003, the Company and GE entered into an additional agreement under which the Company also makes regular payment against its past due balances. Termination of our financing relationship with GE Access could materially adversely affect our financial condition. Management expects the agreement to remain in place in the near future. As of September 30, 2003, the amount payable under this financing arrangement was approximately $345,000.

OTHER DEBTS

     On December 2, 2002, we issued to Michael Kesselbrenner, a private investor, a promissory note in the principal amount of $165,000, bearing interest at a rate of 12% per annum, with a maturity of 150 days. In connection with the default provision of the promissory note, we entered into a pledge agreement, dated December 2, 2002, under which we issued 53,620,020 shares of common stock to an unrelated third party as collateral for the Promissory Note. The investor only funded $84,000 of the principal amount of the note. We repaid this note during March 2003, and the shares held in escrow were returned during April 2003. We have no further obligation under this note.

     During November 2002, we issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. The notes bear interest at a rate of 15% per annum, and matured at the earlier of i.) four months, or ii.) the date the shares underlying the Cornell Standby Equity Distribution Agreement are registered with the SEC. The notes were convertible, at the option of the holder, into either cash or shares of our common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. We also granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature, fair value of the stock and cost of warrants issued exceed the face value of the notes payable, therefore, only $60,000, the face amount of the note, was recognizable as debt discount, and amortized over the life of the notes payable. During March 2003, two of the affiliated parties, Mr. William Fritz and Mr. Keil, agreed to extend the maturity date due to our capital constraints. We repaid Charles Fritz's note in full during March 2003, and repaid James J. Keil's note in full during April 2003. We paid $30,000 of the principal on William Fritz's note during April 2003, and entered into a new note with Mr. Fritz for the remaining $10,000. The new note bears interest at a rate of 10% per annum and matures in April 2004. The new note also includes a provision under which, as consideration for the loan, Mr. Fritz will receive a 3% royalty on all future revenue generated from our intellectual property.

GOING CONCERN

         The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through September 30, 2003, we have not been able to generate sufficient revenues from our operations to cover our costs and operating expenses. Although we have been able to issue its common stock or other financing for a significant portion of its expenses, it is not known whether we will be able to continue this practice, or if our revenue will increase significantly to be able to meet our cash operating expenses. This, in turn, raises substantial doubt about our ability to continue as a going concern. Management believes that we will be able to raise additional funds through our $20 million Standby Equity Distribution Agreement with Cornell. However, there can be no assurances that the market for our stock will support the sale of sufficient shares of our stock to raise sufficient capital to sustain operations. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

CRITICAL ACCOUNTING POLICIES

         The U.S. Securities and Exchange Commission ("SEC") recently issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, our most critical accounting policies include: inventory valuation, which affects our cost of sales and gross margin; the valuation of intangibles, which affects our amortization and write-offs of goodwill and other intangibles. We also have other key accounting policies, such as our policies for revenue recognition, including the deferral of a portion of revenues on sales to distributors, and allowance for bad debt. The methods, estimates and judgments we us in applying these most critical accounting policies have a significant impact on the results we report in our financial statements.

      Inventory Valuation. Our policy is to value inventories at the lower of cost or market on a part-by-part basis. This policy requires management to make estimates regarding the market value of our inventories, including an assessment of excess or obsolete inventories. We determine excess and obsolete inventories based on an estimate of the future demand for our products within a specified time horizon, generally 12 months. The estimates we use for demand are also used for near-term capacity planning and inventory purchasing and are consistent with revenue forecasts. If our demand forecast is greater than its actual demand we may be required to take additional excess inventory charges, which will decrease gross margin and net operating results in the future. In addition, as a result of the downturn in demand for our products, we have excess capacity in our facilities. Currently, we are not capitalizing any inventory costs related to this excess capacity as the recoverability of such costs is not certain. The application of this policy adversely affects our gross margin.

      Intangible Asset Valuation. The determination of the fair value of certain acquired assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions. Determining the fair values and useful lives of intangible assets especially requires the exercise of judgment. While there are a number of different generally accepted valuation methods to estimate the value of intangible assets acquired, we primarily use the weighted-average probability method outlined in SFAS 144. This method requires significant management judgment to forecast the future operating results used in the analysis. In addition, other significant estimates are required such as residual growth rates and discount factors. The estimates we have used are consistent with the plans and estimates that we use to manage its business, based on available historical information and industry averages. The judgments made in determining the estimated useful lives assigned to each class of assets acquired can also significantly affect our net operating results.

      Allowance for Bad Debt. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts, and the general condition of the industry. If a major customer's credit worthiness deteriorates, or our customers' actual defaults exceed our historical experience, our estimates could change and impact our reported results.

      Stock-based Compensation. We record stock-based compensation to outside consultants at fair market value in general and administrative expense. We do not record expense relating to stock options granted to employees with an exercise price greater than or equal to market price at the time of grant. We report pro-forma net loss and loss per share in accordance with the requirements of SFAS 148 (see above). This disclosure shows net loss and loss per share as if we had accounted for its employee stock options under the fair value method of those statements. Pro-forma information is calculated using the Black-Scholes pricing method at the date of grant. This option valuation model requires input of highly subjective assumptions. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

EFFECT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. NeoMedia has implemented the provision of SFAS No. 145 and has concluded that the adoption does not have a material impact on our financial statements.

         In July 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. NeoMedia has implemented the provision of SFAS No. 146 and has concluded that the adoption does not have a material impact on our financial statements.

         In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to our financial position or results of operations as the Company has not engaged in either of these activities.

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on our financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

     In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN45 did not have a material effect on our financial position, results of operations, or cash flows.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria was based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of this Statement did not have a material impact to our financial position or results of operations as the Company.

         During October 2003, the FASB issued Staff Position No. FIN 46, deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46. The FASB also indicated it would be issuing a modification to FIN 46 prior to the end of 2003. Accordingly, we have deferred the adoption of FIN 46 with respect to VIEs created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on us; however, management does not believe there will be any material impact on our consolidated financial statements, results of operations or liquidity resulting from the adoption of this interpretation.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement amends Statement 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The Company does not anticipate that the adoption of this Statement will have a material effect on the financial statements.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment to Concepts Statement 6, the Board decided to defer issuing that amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instruments including puttable shares, convertible bonds, and dual-indexed financial instruments. The Company does not anticipate that the adoption of this Statement will have a material effect on the financial statements.

PURCHASE AND DISPOSAL OF QODE.COM, INC.

         On March 1, 2001, NeoMedia purchased all of the net assets of Qode.com, Inc. (Qode), except for cash. Qode is a development stage company, as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting By Development Stage Enterprises". In consideration for these assets, NeoMedia issued 274,699 shares of common stock, valued at $1,359,760. Additionally, the Company placed in escrow 1,676,500 shares of its common stock valued at $8,298,675 at the time of issuance. Stock issued was valued at $4.95 per share, which is the average closing price for the few days before and after the measurement date of March 1, 2001. As of December 31, 2001 NeoMedia had released 35,074 shares of common stock from escrow for performance for the period March 1, 2001 to August 31, 2001. The remaining 1,641,426 shares are being held in escrow pending the results of negotiations between the Company and Qode with respect to the performance of the Qode business unit for the period March 1, 2001 through February 28, 2002. As a result, all such shares may be released to Qode.

         NeoMedia accounted for this purchase using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The excess fair market value of the net assets acquired over the purchase price was allocated to reduce proportionately the values assigned to noncurrent assets. The accompanying consolidated statements of operations include the operations of Qode from March 1, 2001, through September 30, 2002.

         The purchase price at the original purchase date was calculated and allocated as follows:

          Original Shares: 274,699 issued at $4.95             1,360,000
          Contingent shares: 35,074 issued at $0.39          $    13,000

            Total purchase price                             $ 1,373,000

          PURCHASE PRICE ALLOCATED AS FOLLOWS:
          ASSETS PURCHASED
            Trade receivables                                $     5,000
            Inventory                                            144,000
            Prepaid expenses                                      49,000
            Furniture & fixtures                                 913,000
            Capitalized development costs                      2,132,000
            Capitalized software                                  83,000
            Refundable deposits - non-current                     38,000

          LIABILITIES ASSUMED
            Accounts payable                                    (981,000)
            Forgiveness of note receivable                      (440,000)
            Interest receivable                                  (10,000)
            Current portion of long-term debt                   (117,000)
            Note payable                                         (24,000)
            Capitalized lease obligation                        (419,000)

              Total purchase price allocated                 $ 1,373,000

         During the third quarter of 2001, NeoMedia issued an additional 35,074 shares under the terms of the earn-out with Qode.com, Inc. (see explanation below). The value of these shares in the amount of $13,000 was allocated $9,000 to capitalized development costs and $4,000 to furniture and fixtures.

CONTINGENT CONSIDERATION

         In accordance with the purchase of the assets of Qode.com, Inc., NeoMedia has placed 1,676,500 shares of its common stock in escrow for a period of one year, subject to downward adjustment, based upon the achievement of certain performance targets over the period of March 1, 2001 to February 28, 2002. As of March 1, 2002, these performance targets were not met and therefore, the remaining 1,641,426 shares held in escrow were not issued. The criteria used to determine the number of shares released from escrow is a weighted combination of revenue, page views, and fully allocated earnings before taxes relating to the Qode Universal Commerce Solution.

         At the end of each of certain interim periods as outlined in the purchase agreement, the number of cumulative shares earned by Qode.com is calculated based on revenue and page views and the shares are released. The resulting financial impact on NeoMedia is a proportionate increase in the long-term assets acquired from Qode, resulting in an increase in depreciation expense from that point forward. The amount of the increase in long-term assets is dependent upon the number of shares released from escrow, as well as the value of NeoMedia stock at the time of measurement. The first such measurement date was July 1, 2001. At the end of the 12-month measurement period (February 28, 2002), the number of shares issued to Qode under the earn-out was 35,074, allocated as outlined in the table above. The remaining 1,641,426 shares are being held in escrow pending the results of negotiations between the Company and Qode with respect to a disagreement over the performance of, and investment in, the Qode business unit for the period March 1, 2001 through February 28, 2002. As a result, all such shares may be released to Qode.

INTANGIBLE ASSETS

         Intangible assets acquired from Qode.com include:

         (i) Purchased software licenses relating to the development of the Qode Universal Commerce Solution, amortized on a straight-line basis over three years.

         (ii) Capitalized software development costs relating to the development of the Qode Universal Commerce Solution.

         All Qode related assets were written off during the third and fourth quarters of 2001.

OTHER

         On May 31, 2001, three creditors of Qode.com, Inc. filed in the U.S. Bankruptcy Court an involuntary bankruptcy petition for Qode.com, Inc. On July 22, 2002, the case was converted to Chapter 7, U.S. Bankruptcy Code.


DISPOSAL OF QODE BUSINESS UNIT

         On August 31, 2001, the Company signed a non-binding letter of intent to sell the assets and liabilities of its Ft. Lauderdale-based Qode business unit, which it acquired in March 2001, to The Finx Group, Inc., a holding company based in Elmsford, NY. The Finx Group was to assume $620,000 in Qode payables and $800,000 in long-term leases in exchange for 500,000 shares of the Finx Group, right to use and sell Qode services, and up to $5 million in affiliate revenues over the next five years. During the third and fourth quarters of 2001 and the first quarter of 2002, NeoMedia recorded a $2.6 million expense from the write-down of the Qode assets/liabilities to net realizable value.

         The loss for discontinued operations during the phase-out period from August 31, 2001 (measurement date) to September 30, 2001 was $439,000. No further loss is anticipated.

         During June 2002, the Finx Group notified NeoMedia that it did not intend to carry out the letter of intent due to capital constraints. As a result, during the three-month period ended June 30, 2002, the Company recorded an additional expense of $1.5 million for the write-off of remaining Qode assets. As of December 31, 2002, NeoMedia had $1.5 million of liabilities relating to the Qode system on its books.

IMPAIRMENT OF PAPERCLICK ASSET

         During the nine months ending September 30, 2002,  NeoMedia  recognized an impairment charge of $1.0 million relating to its PaperClick physical-world-to-internet software solution. Due to capital constraints, the Company is not currently able to devote full-time resources and infrastructure to commercializing the technology. NeoMedia intends to re-focus sales and marketing efforts surrounding the product upon the receipt of sufficient capital.

                             DESCRIPTION OF BUSINESS

COMPANY HISTORY

         NeoMedia was incorporated under the laws of the State of Delaware on July 29, 1996, to acquire by tax-free merger Dev-Tech Associates, Inc. , NeoMedia's predecessor, which was organized in Illinois in December 1989. In March 1996, Dev-Tech's common stock was split, with an aggregate of 2,551,120 shares of common stock being issued in exchange for the 164 then issued and outstanding shares of common stock. On August 5, 1996, NeoMedia acquired all of the shares of Dev-Tech in exchange for the issuance of shares of NeoMedia's common stock to Dev-Tech's stockholders.

         We develop proprietary technologies that link physical information and objects to the Internet marketed under our "PaperClickTM" brand name and automate print production operations. We are structured as two distinct business units: Internet Switching Service and Consulting and Integration Service.

         NeoMedia Internet Switching Service (NISS) is our core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. Application services develops and supports all of our physical world to Internet technology as well as its suite of application service provider services, including our linking "switch" and our application platforms. NISS also provides the systems integration resources needed to design and build custom customer solutions predicated on our infrastructure technology.

         NeoMedia Consulting and Integration Service (NCIS) is the original business line upon which we were organized. This unit resells client-server equipment and related software. The unit also provides general and specialized consulting services targeted at software driven print applications, and especially at process automation of production print facilities through its integrated document factory solution. NCIS also identifies prospects for custom applications based on our products and services. The operations are based in Lisle, Illinois.

         In addition to our NISS and NCIS business units, we recently announced the pending acquisitions of two companies:

         o CSI INTERNATIONAL, INC. - On November 7, 2003, we signed a non-binding letter of intent to acquire CSI International, Inc. ("CSI"), of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. The LOI calls for the issuance of 7,000,000 shares of our common stock to be issued in exchange for all outstanding shares of CSI. In addition, we will pay $3.5 million cash. CSI is a private technology and products company in the micro paint repair industry.

         o BSD SOFTWARE/TRITON GLOBAL BUSINESS SERVICES - On December 9, 2003, we signed a non-binding letter of intent to acquire Triton Global Business Services Inc. and its parent company, BSD Software Inc. (Pink Sheets: BSDS), both of Calgary, Alberta, Canada. The LOI outlined terms, including an exchange of one share of our common stock for each share of BSD Software, not to exceed 40 million shares. The transaction is dependent on due diligence by both companies, approval by our Board of Directors, BSD Software's Board of Directors, shareholders, required regulatory approvals, and other conditions. Triton, formed in 1998 and acquired by BSD in 2002, is an Internet Protocol-enabled provider of live and automated operator calling services, e-business support, billing and clearinghouse functions and information management services to telecommunications, Internet and e-business service providers. The acquisition is subject to completion of due diligence by both sides, as well as Board approval and other conditions.

OUR PRODUCTS AND SERVICES

INTERNET SWITCHING SERVICE

         PAPERCLICKTM SWITCHING SERVICE. PaperClickTM is a state-of-the-art application-switching platform that links physical objects to digital media through the use of scanned UPC, EAN, or custom PaperClickTM codes. This dynamic open solution serves a wide variety of customers in industrial, commercial, and educational applications.

         INTELLECTUAL PROPERTY LICENSING. We currently hold 14 U.S. patents relating to the physical world-to-Internet marketplace, eight of which were acquired as part of our recent purchase of Secure Source Technologies, Inc. We intend to license this intellectual property portfolio to companies endeavoring to tap the potential of this emerging market. To date, we have entered into such agreements with Digital:Convergence, A.T. Cross Company, and Symbol Technologies. During January 2002, we announced that we had entered into an agreement with Baniak Pine and Gannon, a law firm specializing in patent licensing and litigation, under which the firm will represent NeoMedia in seeking out potential licensees of our patent portfolio.

CONSULTING AND INTEGRATION SERVICE

         NCIS is a group of highly skilled application developers thoroughly familiar with MSS and other associated NeoMedia technologies who contract to develop custom applications for clients.

         STORAGE AREA NETWORKS (SAN). SAN is a Storage Management solutions and consultancy offering consisting of tools and services that insure data integrity, efficiency and accessibility, achieved through moving data backup, access and archival functions off of traditional LANs/WANs that are added on to a highly reliable independent managed network.

         PRODUCT SALES AND EQUIPMENT RE-SALES. NCIS markets and sells proprietary software products, including high-density symbology encoders (e.g. PDF417 and UPS Maxicode) and resells client-server hardware and related systems such as Sun Microsystems, IBM and others , as well as related applications software and services.

         INTEGRATED DOCUMENT FACTORY (IDF). The IDF solution provides design and implementation of a collection of tested hardware and software solutions utilizing Xerox's printers and Sun servers to turn document creation, production, and printing into an assembly line manufacturing process. The system particularly assists financial service concerns such as banks, insurance companies, and brokerage firms as well as helps to manage high-volume printing of statements on a frequent basis.

OUR MARKETS

INTERNET SWITCHING SERVICE

         We believe that our switching platform is a state-of-the-art open and extensible cross-media publishing tool serving customers in a variety of industrial, commercial, and educational applications. This business segment is also responsible for licensing our intellectual property to others as a means of promoting this new market as well as providing a revenue and cash resource. We have been developing our physical world-to-Internet technology and offerings since 1996 and consider ourselves an innovator and pioneer in this industry. In the past two years, we have seen similar technologies and concepts emerge in the marketplace, and see these events as a positive validation of the physical world-to-internet concept.

         Press from competitors is expected to continue to raise consumer awareness of physical-to-Web convergence. We believe the key to the adoption of physical world-to-Internet technologies in the marketplace will be in the development of real world applications that provide the end user a valuable experience. Our service offering, however, differs from those of AirClic and other competitors in that, unlike their products and services, our products do not require the use of a proprietary or specified device, and we offer our service on a private label basis. We believe that we are positioned to provide solutions that preserve the customer's brand and also provide tailored solutions to fit the customer needs.

CONSULTING AND INTEGRATION SERVICE

         The technology and equipment resale business is becoming a commodity industry for products undifferentiated by value added proprietary elements and services. Resale operations are also being compressed as equipment manufacturers consolidate their distribution channels.

         Proprietary products, such as our encoders, systems integration services, and integrated document factory solutions, offer a competitive value-add to our consulting and integration business. We believe that we have unique offerings, which, to the extent that they meet market needs, offer the potential for growth in this industry.

         This segment also sells migration products, tools designed to migrate software code from one platform to another platform, primarily to mid-sized to large corporations and government agencies. The products include proprietary products and software tools to migrate Wang, HP3000, Data General, DEC and IBM DOS/VSE platforms, legacy systems, to a Unix or NT open system platform.

RECENT DEVELOPMENTS

QODE.COM ASSETS

         In March 2001, we acquired the assets of Qode.com, a Web-based commerce facilitation service. On September 7, 2001, we announced that we had signed a non-binding letter of intent to sell the assets of our Fort Lauderdale-based Qode business unit, which we acquired in March 2001, to The Finx Group, Inc., a holding company in Elmsford, New York. The agreement called for The Finx Group to assume approximately $620,000 of Qode's payables and approximately $800,000 in long-term assets. We were expecting to receive 500,000 shares of The Finx Group common stock, a five-year license to use and sell Qode Services, and up to $5 million in affiliate revenues from The Finx Group from Qode sales over the next five years. In connection with the sale of Qode assets, we recognized a loss of approximately $3.1 million in 2001.

         During June 2002, the Finx Group notified us that it did not intend to carry out the letter of intent due to capital constraints. As a result, during the nine months ended September 30, 2002, we recorded an additional expense of $1.5 million for the write-off of remaining Qode assets. As of September 30, 2003, we had $1.0 million of liabilities relating to the Qode system on our books.

ABOUT.COM, INC. RELATIONSHIP

         In June 2001, we announced that we entered into a one-year license agreement with About.com, Inc. to provide our Qode Universal Commerce SolutionTM to About.com's estimated 36 million worldwide users. We and About.com intended to promote the co-branded shopping service throughout the About.com network. In June 2001, About.com ran banner ads on its site promoting the Qode Universal Commerce SolutionTM. As part of the emerging About.com and NeoMedia relationship, About.com received 452,489 shares of our Series A Convertible Preferred Stock, par value $0.01 per share, of the 500,000 total Series A Convertible Preferred shares which we are authorized to issue, in consideration for these promotions. On January 2, 2002, these 452,489 shares were converted into 452,489 shares of common stock, which are being registered for resale in this prospectus. Those shares are currently subject to a right of first refusal in favor of us prior to resale. See "Principal and Selling Stockholders." We recorded an expense of $882,000 associated with this transaction in the second quarter of 2001 in sales and marketing expense in the accompanying consolidated statements of operations. The agreement with About.com was terminated on August 31, 2001, in anticipation of the sale of the Qode assets to the Finx Group.

AIRCLIC, INC. RELATIONSHIP

         On July 3, 2001, we entered into a non-binding letter of intent with AirClic, Inc., which contemplated an intellectual property cross-licensing transaction between us and AirClic. Under the terms of the letter of intent, AirClic was to provide us with bridge financing of $2,000,000, which was to be paid to us in installments. On July 11, 2001, AirClic advanced $500,000 in bridge financing to us in return for a promissory note secured by all of our assets. During the negotiation of a definitive set of agreements, the parties decided not to proceed with the cross-licensing transaction. AirClic has since initiated two lawsuits against us, one of which was dismissed, the other of which was settled (see "Legal Proceedings).

DIGITAL:CONVERGENCE CORPORATION RELATIONSHIP

         We entered into an agreement with a competitor, Digital:Convergence Corporation, a private company located in the US, in October 2000, granting them a worldwide, non-exclusive license of our patent portfolio for directly linking documents, objects, transaction and voice commands to the internet. The agreement provided for annual license fees over a period of ten years in excess of $100 million through a combination of cash and equity. We recognized $7.8 million of revenue in 2000 related to this contract, including a $5.0 million cash payment received in October 2000 for royalties earned before contract execution, $2.5 million related to the $10 million of payments in Digital Convergence common stock and cash expected to be received in the first year of the contract, and $0.3 million related to DC stock received by us to be recognized over the life of the contract.

         As part of the contract, we issued to Digital Convergence a warrant to purchase 1.4 million shares of our common stock.

         In the first quarter of 2001, Digital Convergence issued us an interest bearing $3 million note payable in lieu of a $3 million cash payment due in January 2001. We also received shares of Digital Convergence stock in January with a contractual value of $2 million as part of the first contract-year royalties due. The note was originally due on April 24, 2001, however, on that date we agreed to extend it until June 24, 2001. We also partially wrote down, in the first quarter of 2001, the value of the remaining Digital Convergence stock receivable, and Digital Convergence stock that had been received in January, to a value that management believed was reasonable at the time (50% of the valuation stipulated in the contract). The write-down consisted of a reduction in assets of $7.7 million and a corresponding reduction in liabilities of $7.7 million. The Digital Convergence stock received in January 2001 was valued at $1 million and the Digital Convergence receivable was valued at $9.2 million. In April 2001, we received additional shares of Digital Convergence stock with a $5 million value based on the valuation method stipulated in the contract. No revenue was recognized related to these shares and the shares were not recorded as an asset due to Digital Convergence's worsening financial condition. All assets and liabilities relating to the contract were subsequently written off in the second quarter of 2001.

         Also in April 2001, an agreement was entered into with Digital Convergence whereby for a period from the date of registration of the shares underlying the warrant to purchase 1.4 million shares of our common stock until October 24, 2001, if we would identify a purchaser for our shares, Digital Convergence would exercise the warrant and purchase 1.4 million shares of common stock and sell the shares to the identified purchaser. One third of the net proceeds received by Digital Convergence on the sale of our common stock shall be paid to us toward repayment of Digital Convergence's obligations under the note to us in the amount of $3 million. In consideration for this, the warrant exercise price was reduced during this period to 38 percent of the closing sale price of our common stock on the day prior to the date of exercise, subject to a minimum price. Because the exercise of the warrants at this reduced price is contingent upon our finding a purchaser of the underlying 1.4 million shares, the value of this re-pricing will be measured and recorded at the time the shares are sold. As of October 24, 2001, we were not able to locate a purchaser and therefore, the warrant was not exercised.

         On June 24, 2001, Digital Convergence did not pay the note that was due, and on June 26, 2001, we filed a $3 million lawsuit against Digital Convergence for breach of contract regarding the $3 million promissory note. It was also learned in the second quarter of 2001 that Digital Convergence's capital raising efforts and business operations were having difficulty, and we decided to write off all remaining amounts related to the Digital Convergence contract. The net effect of the write-off is a $7,354,000 non-cash charge to income during the second quarter of 2001, which is included in Loss on Digital:Convergence License Contract in our consolidated statements of operations for the year ending December 31, 2001. Any future revenues related to this contract will be recorded as payments are received.

         On March 22, 2002, Digital:Convergence filed for bankruptcy under Chapter 7 of the United States Bankruptcy Code.

LOCH ENERGY, INC.

         On March 7, 2003, we announced that that we had reached an agreement in principal to acquire and merge with Loch Energy, Inc. ("Loch"), an oil and gas provider based in Humble, Texas.

         On October 1, 2003, we discovered that the royalty interest from future sales of oil owned by Loch were oversold, which would likely result in materially lower projected available cashflow from Loch's operations. This projected available cashflow was the basis for the acquisition. On October 2, 2003, our Board of Directors voted to cancel the Memorandum of Terms signed on March 7, 2003, and terminate the acquisition and merger proceedings.

CSI INTERNATIONAL, INC.

         On November 7, 2003, we signed a non-binding letter of intent to acquire CSI International, Inc. ("CSI"), of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. The LOI calls for the issuance of 7,000,000 shares of our common stock to be issued in exchange for all outstanding shares of CSI. In addition, we will pay $2.5 million cash. CSI is a private technology and products company in the micro paint repair industry.

BSD SOFTWARE/TRITON GLOBAL BUSINESS SERVICES

         On December 9, 2003, we signed a non-binding letter of intent to acquire Triton Global Business Services Inc. and its parent company, BSD Software Inc. (Pink Sheets: BSDS), both of Calgary, Alberta, Canada. The LOI outlined terms, including an exchange of one share of our common stock for each share of BSD Software, not to exceed 40 million shares. The transaction is dependent on due diligence by both companies, approval by our Board of Directors, BSD Software's Board of Directors, shareholders, required regulatory approvals, and other conditions. Triton, formed in 1998 and acquired by BSD in 2002, is an Internet Protocol-enabled provider of live and automated operator calling services, e-business support, billing and clearinghouse functions and information management services to telecommunications, Internet and e-business service providers.

OUR STRATEGY

         We have spent the past seven years developing and patenting the now confirmed space of linking the physical and Internet environments, and developing and implementing five generations of continuously refined switch technology that seamlessly bridges these environments. We are strategically pursuing potential licensees of the PaperClick switching platform, as well as intellectual property licensing opportunities with organizations attempting to commercialize physical world-to-Internet technology, such as Symbol Technologies, A.T. Cross Company and Brandkey Systems Corporation.

         While pursing these goals we remain aware of strategic issues, opportunities, and constraints that will govern the interplay of competition and alliances in this rapidly emerging market.

OUR STRATEGIC RELATIONSHIPS

INTERNET SWITCHING SERVICES

         In this segment, we have a number of customers who have used or are using our products and services, including Amway, Solar, A.T. Cross Company, NYCO and two universities in Latin America. During the year ended December 31, 2000, we entered into a license agreement with Digital:Convergence. This customer accounted for 28.2% of NeoMedia's total revenue and 96.1% of our Application Services revenue during such year. During the year ended December 31, 2001, we did not recognize any revenue related to the Digital:Convergence contract, and we wrote off approximately $7.4 million in net assets and liabilities related to the contract. In March 2002, Digital Convergence filed for bankruptcy under Chapter 7. We are aggressively pursuing numerous additional opportunities for our products and services.

         In January 2001, we entered into a patent license with A.T. Cross Company, a major international manufacturer of fine writing instruments and pen computing products. A.T. Cross Company obtained the rights under our physical world-to-Internet patents for personal portable scanning devices used to link bar codes on documents and other physical consumer goods to corresponding Internet content. A.T. Cross Company will pay a royalty per device to us for license rights granted under this agreement. We have not recognized any revenue relating to this contract as of the date of this prospectus.

         In May 2001, we entered into an agreement with Symbol Technologies, Inc., granting Symbol a worldwide, non-exclusive license of our patents surrounding the sale and use of scanning devices used in physical world-to-Internet technologies. Symbol will pay us a royalty per qualified device shipped. We have not recognized any revenue relating to this contract as of the date of this filing.

         During January 2002, we engaged Baniak Pine and Gannon, a Chicago law firm specializing in intellectual property licensing and litigation. The firm will assist us in seeking out potential licensees of our intellectual property portfolio, including any resulting litigation.

         During May 2002, we granted a personal, worldwide, non-exclusive, limited intellectual property licensing agreement to Brandkey Systems Corporation. Brandkey has paid us a $50,000 upfront licensing fee and is obligated to pay 2.5% of all royalty-based revenues earned by Brandkey, with minimum royalties of $25,000 in 2003, $50,000 in 2004, and $75,000 in 2005 and
after.

         On September 8, 2003, we announced our PaperClick for Camera Cell Phones product, which reads and decodes UPC/EAN or other bar codes to link users to the Internet, providing information and enabling e-commerce on a compatible camera cell phone, such as the Nokia 3650 model.

         On October 30, 2003, we unveiled our go-to-market strategy for the product. We have already established relationships with several key partners outlined in the strategy, including agents Big Gig Strategies and SRP Consulting, European advertising agency 12Snap, and worldwide brand communication company Seven.

CONSULTING AND INTEGRATION SERVICES

         Through this segment, we provide services and products to a spectrum of customers, ranging from closely held companies to Fortune 500 companies. For the years ended December 31, 2002, 2001, and 2000, one customer, SBC/Ameritech Services, Inc., accounted for 36%, 37%, and 30%, respectively, of our revenue. We expect sales to Ameritech as a percentage of total sales to decline in the future. Furthermore, we do not have a written agreement with Ameritech and, therefore, there are no contractual provisions to prevent Ameritech from terminating its relationship with us at any time. Accordingly, the loss of this customer, or a significant reduction by it in buying the products and services offered by us, absent diversification, would materially and adversely affect of our business, prospects, financial condition, and results of operations. In addition, a single supplier supplies the equipment and software, which is re-marketed to this customer. Accordingly, the loss of this supplier would materially adversely affect our business, prospects, financial condition, and results of operations. For these reasons, we are seeking, and continue to seek, to diversify our sources of revenue and vendors from whom we purchase.

SALES AND MARKETING

INTERNET SWITCHING SERVICE

         PAPERCLICKTM. While we eliminated the majority of our sales and marketing staff during the third quarter of 2001, we continue to promote our PaperClickTM line of products to potential customers in a wide array of industries. On September 8, 2003, we announced our PaperClick for Camera Cell Phones product, which reads and decodes UPC/EAN or other bar codes to link users to the Internet, providing information and enabling e-commerce on a compatible camera cell phone, such as the Nokia 3650 model. We have refocused our sales efforts by focusing on signing up channel partners who have industry market presence. No assurances can be given that any successful association will result.

         INTELLECTUAL PROPERTY LICENSING. During January 2002, we engaged Baniak Pine and Gannon, a law firm specializing in intellectual property licensing and litigation. The firm will assist us in seeking out potential licensees of our intellectual property portfolio, including any resulting litigation. On August 13, 2002, our fifth patent surrounding our Physical-World-to-Internet technology was issued by the U.S. Patent and Trademark Office. On April 2, 2003, we were issued our sixth US Patent, which allows for a connection from human-or machine-readable input to generate a tailored response that can utilize a profile of the person making the link between the code-carrying physical object and the desired electronic information

CONSULTING AND INTEGRATION SERVICE

         We, through or systems integration services segment, market our products and services, as well as those for which we act as a re-marketer, primarily through a direct sales force, which was composed of five individuals as of December 31, 2001. In addition, this business unit also relies upon strategic alliances with industry leaders to help market products and services, provide lead referrals, and establish informal co-marketing arrangements. Our representatives attend seminars and trade shows, both as speakers and participants, to help market products and services. In addition, this business segment has two agents in the United States that sell our products and services.

CUSTOMERS

INTERNET SWITCHING SERVICES

         PAPERCLICKTM. Our customers for our physical world-to-Internet offerings have included Amway, Solar Communications, Inc., NYCO Products Company, and several large organizations in Latin America, including several prestigious universities.

         INTELLECTUAL PROPERTY LICENSING. To date, we have entered into IP licensing agreements with Digital:Convergence Corporation, A.T. Cross Company,
Symbol Technologies, and Brandkey Systems Corporation. We intend to pursue additional license agreements in the future.

CONSULTING AND INTEGRATION SERVICES

         We provide equipment and software reselling and integration and automation consulting services to a variety of customers across a range of industries, including telecommunications, insurance, financial services, manufacturing, government entities, and more.

RESEARCH AND DEVELOPMENT

INTERNET SWITCHING SERVICE

         NISS employed 2, 3, and 24 persons in the area of product development as of December 31, 2002, 2001, and 2000, respectively. During the years ended December 31, 2002, 2001, and 2000, NeoMedia ISS incurred total software development costs of $775,000, $2,064,000, and $2,888,000, respectively, of which $0, $1,515,000, and $1,787,000, respectively, were capitalized as software development costs and $775,000, $549,000, and $1,101,000, respectively, were expensed as research and development costs.

CONSULTING AND INTEGRATION SERVICES

         All significant research and development relating to our consulting and integration products was discontinued at December 31, 1999 when we discontinued our Y2K business. All employees that were in this area were reassigned or released at or prior to such time. If any future research or development of products is needed, it will be performed by the application services division or outside contractors.

COMPETITION

INTERNET SWITCHING SERVICES

         Although, we have been developing our physical world-to-Internet technology and offerings since 1996, the physical world-to-Internet market in which we compete is relatively new. In the past year, new technologies and concepts have emerged in the physical world-to-Internet space. We view the increased development of other products in this space as a validation of the physical world-to-Internet concept and believe that the increased promotion of these products and services by us and other companies in this space, including AirClic, Inc., will raise consumer awareness of this technology, resulting in a larger market. We believe that the significant portfolio of physical world-to-Internet technologies that we have developed over the last five years will provide a barrier to entry for most potential competitors.

CONSULTING AND INTEGRATION SERVICES

         The largest competition, in terms of number of competitors, is for customers desiring systems integration, including the re-marketing of another party's products, and document solutions. These competitors range from local, small privately held companies to large national and international organizations, including large consulting firms. A large number of companies act as re-marketers of another party's products, and therefore, the competition in this area is intense. In some instances, we, in acting as a re-marketer, may compete with the original manufacturer.

INTELLECTUAL PROPERTY

         Our success in the physical world-to-Internet and the value-added systems integration markets is dependent upon our proprietary technology, including patents, and other intellectual property, and on our ability to protect our proprietary technology and other intellectual property rights. In addition, we must conduct our operations without infringing on the proprietary rights of third parties. We also intend to rely upon unpatented trade secrets and the know-how and expertise of our employees. To protect our proprietary technology and other intellectual property, we rely primarily on a combination of the protections provided by applicable patent, copyright, trademark, and trade secret laws as well as on confidentiality procedures and licensing arrangements. We have 14 patents for our physical world-to-Internet technology, eight of which were recently acquired as part of our purchase of Secure Source Technologies, Inc.. We also have several trademarks relating to our proprietary software products. In addition, we license from third parties certain software tools that we include in our services and products. We require our employees and third parties who are granted access to our proprietary technology to enter into confidentiality agreements with us in order to attempt to protect our unpatented proprietary rights.

EMPLOYEES

         As of December 12, 2003, we employed 14 persons. Of the 14 employees, 6 are located at our headquarters in Fort Myers, Florida, and 8 at other domestic locations. Of the 14 employees, 3 are dedicated to the Application Services business unit, 7 are dedicated to the Systems Integration Services business unit, and 4 provide shared services used by both business units. None of our employees are represented by a labor union or bound by a collective bargaining agreement. We believe that our employee relations are good.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

         Our directors and executive officers, their respective ages, and their positions held with us are as follows:

NAME                                AGE     POSITION
--------------------------------------------------------------------------------
Charles W. Fritz                     47     Chairman of the Board of Directors
Charles T. Jensen                    60     President, Chief Operating Officer, Acting Chief Executive Officer and Director
David A. Dodge                       28     Vice-President, Chief Financial Officer and Controller
William E. Fritz                     73     Secretary and Director
James J. Keil                        76     Director
A. Hayes Barclay                     73     Director


         The following is certain summary information with respect to the directors and executive officers of NeoMedia:

         CHARLES W. FRITZ, is a founder of NeoMedia and has served as an officer and as a Director of NeoMedia since our inception. On August 6, 1996, Mr. Fritz was appointed Chief Executive Officer and Chairman of the Board of Directors. On April 2, 2001, Mr. Fritz was appointed as President where he served until June 2002. Mr. Fritz is currently a member of the Compensation Committee. Prior to founding NeoMedia, Mr. Fritz was an account executive with IBM Corporation from January 1986 to January 1988, and Director of Marketing and Strategic Alliances for the information consulting group from February 1988 to January 1989. Mr. Fritz holds an M.B.A. from Rollins College and a B.A. in finance from the University of Florida. Mr. Fritz is the son of William E. Fritz, a Director of NeoMedia.

         CHARLES T. JENSEN was Chief Financial Officer, Treasurer and Vice-President of NeoMedia since May 1, 1996. Mr. Jensen has been a Director since August 6, 1996, and currently is a member of the Compensation Committee. During June 2002, Mr. Jensen was promoted to President, Chief Operating Officer, and Acting Chief Executive Officer. Prior to joining NeoMedia in November 1995, Mr. Jensen was Chief Financial Officer of Jack M. Berry, Inc., a Florida corporation which grows and processes citrus products, from December 1994 to October 1995, and at Viking Range Corporation, a Mississippi corporation which manufactures gas ranges, from November 1993 to December 1994. From December 1992 to February 1994, Mr. Jensen was Treasurer of Lin Jensen, Inc., a Virginia corporation specializing in ladies clothing and accessories. Prior to that, from January 1982 to March 1993, Mr. Jensen was Controller and Vice-President of Finance of The Pinkerton Tobacco Co., a tobacco manufacturer. Mr. Jensen holds a B.B.A. in accounting from Western Michigan University and is a Certified Public Accountant.

         DAVID A. DODGE joined NeoMedia in 1999 as the Financial Reporting Manager. Since then, Mr. Dodge has acted as NeoMedia's Director of Financial Planning and Controller, and currently holds the title of Vice President, Chief Financial Officer and Controller. Prior to joining NeoMedia in 1999, Mr. Dodge was an auditor with Ernst & Young LLP for 2 years. Mr. Dodge holds a B.A. in economics from Yale University and an M.S. in accounting from the University of Hartford, and is also a Certified Public Accountant.

         WILLIAM E. FRITZ is a founder of NeoMedia and has served as Secretary and Director of NeoMedia since our inception. Mr. Fritz also served as Treasurer of NeoMedia from its inception until May 1, 1996. Since February 1981, Mr. Fritz has been an officer and either the sole stockholder or a majority stockholder of G.T. Enterprises, Inc. (formerly Gen-Tech, Inc.), D.M., Inc. (formerly Dev-Mark, Inc.) and EDSCO, three railroad freight car equipment manufacturing companies. Mr. Fritz holds a B.S.M.E. and a Bachelor of Naval Science degree from the University of Wisconsin. Mr. Fritz is the father of Charles W. Fritz, NeoMedia's former Chief Executive Officer and Chairman of the Board of Directors.

         JAMES J. KEIL has been a Director of NeoMedia since August 6, 1996. Mr. Keil currently is a member of the Compensation Committee, the Stock Option Committee and the Audit Committee. He is founder and President of Keil & Keil Associates, a business and marketing consulting firm located in Washington, D.C., specializing in marketing, sales, document application strategies, recruiting and electronic commerce projects. Prior to forming Keil & Keil Associates in 1990, Mr. Keil worked for 38 years at IBM Corporation and Xerox Corporation in various marketing, sales and senior executive positions. From 1989-1995, Mr. Keil was on the Board of Directors of Elixir Technologies Corporation (a non-public corporation), and from 1990-1992 was the Chairman of its Board of Directors. From 1992-1996, Mr. Keil served on the Board of Directors of Document Sciences Corporation. Mr. Keil holds a B.S. degree from the University of Dayton and did Masters level studies at the Harvard Business School and the University of Chicago in 1961/62.

         A. HAYES BARCLAY has been a Director of NeoMedia since August 6, 1996, and currently is a member of the Stock Option Committee and the Audit Committee. Mr. Barclay has practiced law for approximately 37 years and, since 1967, has been an officer, owner and employee of the law firm of Barclay & Damisch, Ltd. and its predecessor, with offices in Chicago, Wheaton and Arlington Heights, Illinois. Mr. Barclay holds a B.A. degree from Wheaton College, a B.S. from the University of Illinois and a J.D. from the Illinois Institute of Technology - Chicago Kent College of Law.

ELECTION OF DIRECTORS AND OFFICERS

         Directors are elected at each annual meeting of stockholders and hold office until the next succeeding annual meeting and the election and qualification of their respective successors. Officers are elected annually by the Board of Directors and hold office at the discretion of the Board of Directors. NeoMedia's By-Laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders and the due election and qualification of his successor.

MEETINGS OF THE BOARD OF DIRECTORS

         During the year ended December 31, 2002, we held 7 directors' meetings and each director attended more than seventy-five percent of the total of meetings of the Board of Directors and the Committees of which he is a member.

COMMITTEES OF THE BOARD OF DIRECTORS

         NeoMedia's Board of Directors has an Audit Committee, Compensation Committee and a Stock Option Committee. The Board of Directors does not have a standing Nominating Committee.

         AUDIT COMMITTEE. The Audit Committee is responsible for nominating NeoMedia's independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with NeoMedia's independent accountants, and reviewing the financial statements, audit practices and internal controls of NeoMedia. During 2002, members of the Audit Committee were nonemployee directors James J. Keil and A. Hayes Barclay. During 2002, the Audit Committee held one meeting.

         COMPENSATION COMMITTEE. The Compensation Committee is responsible for recommending compensation and benefits for the executive officers of NeoMedia to the Board of Directors and for administering NeoMedia's Incentive Plan for Management. Charles W. Fritz, Charles T. Jensen, A. Hayes Barclay, and James J. Keil, were members of NeoMedia's Compensation Committee during 2002. This Committee held one meeting during 2002.

         STOCK OPTION COMMITTEE. The Stock Option Committee, which is comprised of non-employee directors, is responsible for administering NeoMedia's Stock Option Plans. A. Hayes Barclay and James J. Keil are the current members of NeoMedia's Stock Option Committee. During 2002, this Committee held five meetings.

COMPENSATION OF DIRECTORS

         Each outside director will be granted 1,000,000 options at an exercise price of $0.01 per share from the 2003 Stock Option Plan. The last grant to outside directors was at NeoMedia's previous annual meeting held on June 6, 2002, at which each outside director received 100,000 options with an exercise price of $0.05 per share. NeoMedia does not have a written compensation policy for its outside directors at this time.

                  COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

         The Compensation Committee, which meets on a periodic basis, is comprised of Messrs. Charles W. Fritz and Charles T. Jensen, officers of NeoMedia and James J. Keil, a non-employee member of the Board of Directors. The Compensation Committee formulates and administers compensation policies for the President and Chief Executive Officer and all vice presidents of NeoMedia. (A Stock Option Committee consisting of two non-employee Directors is responsible for determining to whom and under what terms stock options should be granted, other than options which are automatically granted to members of the Board of Directors, under the Plan.)

                      REPORT OF THE COMPENSATION COMMITTEE

               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to NeoMedia's executive officers during the fiscal year ended December 31, 2002.

         The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of NeoMedia, as well as the specific compensation levels for executive officers.

GENERAL COMPENSATION PHILOSOPHY

         Under the supervision of the Committee, NeoMedia's compensation policy is designed to attract, motivate and retain qualified key executives critical to NeoMedia's success. It is the objective of NeoMedia to have a portion of each executive's compensation dependent upon NeoMedia's performance as well as upon the executive's individual performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus payable in cash and tied to the achievement of certain annual performance goals and (iii) stock options which are designed to align the long-term interests of the executive officer with those of NeoMedia's stockholders. NeoMedia did not pay any bonuses during 2001 or 2002.

         The Committee considers the total compensation of each executive officer in establishing each element of compensation, other than stock options which are the responsibility of the Stock Option Committee. All incentive compensation plans are reviewed at least annually to assure they meet the current strategies and needs of NeoMedia.

         The summary below describes in more detail the factors that the Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

         Base salary ranges are established based on benchmark data from nationally recognized surveys of similar high-technology companies that compete with NeoMedia for executive officers and NeoMedia's research of peer companies. Each executive officer's base salary is established on the basis of the individual's qualifications and relevant experience.

VARIABLE BONUS

         The Committee believes that a substantial portion of the annual compensation of each executive should be in the form of variable incentive pay to reinforce the attainment of NeoMedia's goals. The Incentive Plan rewards achievement of specified levels of corporate profitability. A pre- determined formula, which takes into account profitability against the annual plan approved by the Board of Directors, is used to determine the bonus award. The individual executive officer's bonus award is based upon discretionary assessment of each officer's performance during the prior fiscal year. NeoMedia did not pay any bonuses during 2001 or 2002.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

         Charles W. Fritz served as NeoMedia's Chairman of the Board and Chief Executive Officer from August 1996 until June 2002. During June 2002, Mr. Fritz resigned his duties as Chief Executive Officer, and Charles T. Jensen, NeoMedia's former Chief Financial Officer, was elected president and Chief Operating Officer, and also named acting CEO.

         BASE SALARY: The Committee reviews the Chief Executive Officer's major accomplishments and reported base salary information for the chief executive officers of other companies in NeoMedia's peer group. Mr. Jensen's salary is currently $175,00 per year. During the period from May 1, 2003 through July 15, 2003, Mr. Jensen's salary was reduced to $120,000 per year in an effort to reduce costs. He is not under contract with NeoMedia.

         CASH INCENTIVE: The Chief Executive Officer's incentive target is at the discretion of the Committee. Achievement of the target is based on overall company income versus annual Plan income. Neither Mr. Fritz nor Mr. Jensen earned a bonus relating to fiscal 2002 or 2001. During June 2001, the Committee approved an adjustment, relating to the Digital:Convergence patent license fees, to the 2000 Incentive Plan that reduced the bonus payout by approximately $1.1 million. Mr. Fritz's incentive relating to fiscal 2000 was reduced from $430,800 to $148,800. The award was paid in April 2003 with shares of NeoMedia's common stock. NeoMedia did not recognize or pay a bonus to any employees during fiscal 2001 or 2002.


                             COMPENSATION COMMITTEE
                       -----------------------------------
                                Charles W. Fritz
                                Charles T. Jensen
                                  James J. Keil




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors currently consists of Messrs. Fritz, Jensen, and Keil. During the last fiscal year, no interlocking relationship existed between NeoMedia's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee for the last fiscal year consisted of two nonemployee Directors. The Board of Directors has determined that none of the members of the Audit Committee has a relationship to NeoMedia that may interfere with his independence from NeoMedia and its management. The Audit Committee has a written charter, a copy of which was filed as Appendix A to NeoMedia proxy statement filed on May 23, 2001.

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by NeoMedia to any governmental body or the public, NeoMedia's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and NeoMedia's auditing, accounting and financial processes generally. The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of NeoMedia and meets with such personnel of NeoMedia to review the scope and the results of the annual audit, the amount of audit fees, NeoMedia's internal accounting controls, NeoMedia's financial statements contained in NeoMedia's Annual Report to Stockholders and other related matters.

         The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2002 audited by Stonefield Josephson, Inc., NeoMedia's independent auditors. The Audit Committee has discussed with Stonefield Josephson, Inc. various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss. 380). The Audit Committee has also received the written disclosures and the letter from Stonefield Josephson, Inc. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the firm its independence. Based upon such review and discussions the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NeoMedia's Annual Report on Form 10-K for the fiscal year ending December, 2002 for filing with the Securities and Exchange Commission.


                                 AUDIT COMMITTEE
                         -------------------------------
                                  James J. Keil
                                A. Hayes Barclay




         The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the filing specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the compensation paid during the years ended December 31, 2002, 2001, and 2000 to:
(i) NeoMedia's Chief Executive Officer and (ii) each of NeoMedia's other executive officers as of December 31, 2002 who received aggregate cash compensation during the year ended December 31, 2001 in excess of $100,000 for services rendered to NeoMedia (collectively, "the Named Executive Officers"):

                                                             SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                                                                     OTHER                 SECURITIES
                                                                     ANNUAL    RESTRICTED   UNDERLYING
                                                                    COMPENS-      STOCK      OPTIONS/        LTIP        ALL OTHER
     NAME AND                             SALARY        BONUS        ATION       AWARD(S)     SARS (1)     PAYOUTS     COMPENSATION
PRINCIPAL POSITION             YEAR        ($)           ($)          ($)          ($)          (#)         ($)             ($)
------------------------------------------------------------------------------------------------------------------------------------
Charles W. Fritz               2002     $ 144,583    $      --        $ --     $      --     1,800,000   $      --     $   4,470(3)
  Chairman of the Board        2001       221,758           --          --            --       400,000          --        21,532(3)
                               2000       250,000      148,800(2)       --            --        49,000          --        22,502(3)

Charles T. Jensen              2002       163,542           --          --            --       800,000          --         5,079(3)
  Chief Operating Officer,     2001       144,239           --          --            --       240,000          --        17,794(3)
  President, Acting Chief      2000       150,000       87,860(2)       --            --        37,000          --        29,767(3)
  Executive Officer

(1) Represents options granted under NeoMedia's 2002 and 1998 Stock Option Plans and warrants granted at the discretion of NeoMedia's Board of Directors.

(2) In June 2001, NeoMedia's Compensation Committee approved an adjustment, relating to the Digital:Convergence patent license fees, to the Annual Incentive Plan for Management that reduced the 2000 bonus payout by approximately $1.1 million. The original amount recorded in 2000 and reported on NeoMedia's Form 10-KSB for 2000 was $430,800 for Charles W. Fritz and $193,860 for Charles T. Jensen. The adjusted amounts are presented in the table above.

(3) Includes life insurance premiums where policy benefits are payable to his beneficiary and automobile expenses attributable to personal use and the corresponding income tax effects.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of options, all of which are nonqualified, and warrants to the Named Executive Officers during the year ended December 31, 2002:

                                          PERCENT OF
                           NUMBER OF        TOTAL
                          SECURITIES       OPTIONS/                                                POTENTIAL REALIZABLE VALUE
                          UNDERLYING        SARS                                                    AT ASSUMED ANNUAL RATES
                           OPTIONS       GRANTED TO       EXERCISE OR                             OF STOCK PRICE APPRECIATION
                           GRANTED      EMPLOYEES IN      BASE PRICE     EXPIRATION                     FOR OPTION TERM
       NAME                 (#)          FISCAL YEAR       ($/SHARE)        DATE                      5% ($)         10% ($)
Charles W. Fritz              50,000        0.3%            $0.14       January 9, 2012              $ 4,245        $10,758
                             250,000        1.4%            $0.05       June 6, 2012                 $ 7,861        $19,922
                           1,500,000        8.7%            $0.05       June 6, 2007                 $20,721        $45,788

Charles T. Jensen             50,000        0.3%            $0.14       January 9, 2012              $ 4,245        $10,758
                             250,000        1.4%            $0.05       June 6, 2012                 $ 7,861        $19,922
                             500,000        2.9%            $0.05       June 6, 2012                 $15,722        $39,844

----------

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTIONS VALUES

         The following table sets forth options exercised by NeoMedia Named Executive Officers during fiscal 2002, and the number and value of all unexercised options at fiscal year end.

                                                         NUMBER OF UNEXERCISED
                          SHARES                          SECURITIES UNDERLYING                 VALUE OF UNEXERCISED IN-
                         ACQUIRED        VALUE               OPTIONS/SARS AT                    THE-MONEY OPTIONS/SARS AT
                        ON EXERCISE    REALIZED             DECEMBER 31, 2002                     DECEMBER 31, 2002 (1)
NAME                        (#)           ($)         EXERCISABLE      UNEXERCISABLE          EXERCISABLE      UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------
Charles W. Fritz          140,775       $1,408         2,829,400          219,600                  --                 --

Charles T. Jensen              --           --         1,400,586          104,800                  --                 --

(1) The value of the in the money options is calculated by the difference between the market price of the stock at December 31, 2002 ($0.01) and the exercise price of the options. No options held by the Named Executive Officers were "In-the-money" as of December 31, 2002.

OPTION REPRICING PROGRAM

         To encourage the exercise of options, our Board of Directors in April 2002 adopted an option repricing program. Under the program, those persons holding options granted under the 1996, 1998 and 2002 Stock Option Plans, to the extent their options are exercisable during the period ending October 9, 2002, were allowed to exercise the option at a price which is the greater of $0.12 per share or 50% of the last sale price of a share of our common stock on the OTC Bulletin Board on the trading date immediately preceding the date of exercise. No options were exercised under the program.

      During May 2003, the Company re-priced approximately 8.0 million stock options under a 6-month repricing program. Under the terms of the program, the exercise price for outstanding options under the Company's 2002, 1998, and 1996 Stock Option Plans was restated to $0.01 per share for a period of 6 months. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, the award has been accounted for as variable from May 19, 2003 through the period ended September 30, 2003. Accordingly, approximately $544,000 and $710,000 was recorded as compensation in general and administrative expense during the three months and nine months ended September 30, 2003.

      Under applicable provisions of the Internal Revenue Code, to the extent the nonqualified options are exercised, the holders will be deemed to have the taxable income to the extent of the difference between the fair market value and the exercise price and we will suffer a comparable charge to our earnings. Alpine Securities Inc., a broker-dealer registered under the Securities Exchange Act has agreed to assist option holders in the option exercise and the sale of shares acquired and the payment to us of the exercise price from the sale proceeds.

EMPLOYMENT AGREEMENTS

         NeoMedia does not currently have any unexpired employment agreements with any of its officers or employees.

INCENTIVE PLAN FOR MANAGEMENT

         Effective as of January 1, 1996, NeoMedia adopted an Annual Incentive Plan for Management ("Incentive Plan"), which provides for annual bonuses to eligible employees based upon the attainment of certain corporate and/or individual performance goals during the year. The Incentive Plan is designed to provide additional incentive to NeoMedia's management to achieve these growth and profitability goals. Participation in the Incentive Plan is limited to those employees holding positions assigned to incentive eligible salary grades and whose participation is authorized by NeoMedia's Compensation Committee which administers the Incentive Plan, including determination of employees eligible for participation or exclusion. The Board of Directors can amend, modify or terminate the Incentive Plan for the next plan year at any time prior to the commencement of such next plan year.

         To be eligible for consideration for inclusion in the Incentive Plan, an employee must be on NeoMedia's payroll for the last three months of the year involved. Death, total and permanent disability or retirement are exceptions to such minimum employment, and awards in such cases are granted on a pro-rata basis. In addition, where employment is terminated due to job elimination, a pro rata award may be considered. Employees who voluntarily terminate their employment, or who are terminated by NeoMedia for unacceptable performance, prior to the end of the year are not eligible to participate in the Incentive Plan. All awards are subject to any governmental regulations in effect at the time of payment.

         Performance goals are determined for both NeoMedia's and/or the employee's performance during the year, and if performance goals are attained, eligible employees are entitled to an award based upon a specified percentage of their base salary.

         No incentive plan was in place for fiscal year 2002.

STOCK OPTION PLANS

         Effective February 1, 1996 (and amended and restated effective July 18, 1996 and further amended through November 18, 1996), NeoMedia adopted its 1996 Stock Option Plan ("1996 Stock Option Plan"). The 1996 Stock Option Plan provides for the granting of non-qualified stock options and "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and provides for the issuance of a maximum of 1,500,000 shares of common stock.

         Effective March 27, 1998, NeoMedia adopted its 1998 Stock Option Plan ("1998 Stock Option Plan"). The 1998 Stock Option Plan provides for the granting of non-qualified stock options and provides for the issuance of a maximum of 8,000,000 shares of common stock.

         Effective June 6, 2002, NeoMedia adopted its 2002 Stock Option Plan. The 2002 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 10,000,000 shares of common stock.

         Effective September 24, 2003, NeoMedia adopted its 2003 Stock Option Plan. The 2003 Stock Option Plan provides for authority for the Board of Directors to the grant non-qualified stock options with respect to a maximum of 150,000,000 shares of common stock. On October 17, 2003, NeoMedia filed a Form S-8 to register all 150,000,000 shares underlying the options in the 2003 Stock Option Plan.

STOCK INCENTIVE PLAN

         Effective October 31, 2003, NeoMedia adopted the 2003 Stock Incentive Plan. Under the terms of the Plan, NeoMedia has set aside up to 30,000,000 shares of common stock to be issued to pay compensation and other expenses related to employees, former employees, consultants, and non-employee directors. On November 3, 2003, NeoMedia filed a Form S-8 to register all 30,000,000 shares underlying the options in the 2003 Stock Incentive Plan.

401(K) PLAN

         NeoMedia maintains a 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"). All employees of NeoMedia who are 21 years of age and who have completed three months of service are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant may make elective contributions of up to 20% of such participant's pre-tax salary (up to a statutorily prescribed annual limit) to the 401(k) Plan, although the percentage elected by certain highly compensated participants may be required to be lower. All amounts contributed to the 401(k) Plan by employee participants and earnings on these contributions are fully vested at all times. The 401(k) Plan also provides for matching and discretionary contributions by NeoMedia. To date, NeoMedia has not made any such contributions.

PROPERTIES

         Our principal executive, development and administrative office is located at 2201 Second Street, Suite 402, Fort Myers, Florida 33901. We occupy approximately 5,000 square feet under terms of a written lease from an unaffiliated party which expires on January 31, 2004, with monthly rent totaling approximately $7,000. During September 2002, we entered into an agreement with the landlord of this facility under which we vacated approximately 70% of our previously rented space in exchange for reduced rent. We maintain a sales facility at 2150 Western Court, Suite 230, Lisle, Illinois 60532, where we occupy approximately 6,000 square feet under the terms of a written lease from an unaffiliated party expiring on October 31, 2004, with monthly rent totaling approximately $8,000.

                                LEGAL PROCEEDINGS

         We are involved in the following legal actions arising in the normal course of business, both as claimant and defendant.

     NEOMEDIA SHAREHOLDERS

     During January 2002, certain of our shareholders filed a complaint with the Securities and Exchange Commission, alleging that the shareholders were not included in the special shareholders meeting of November 25, 2001, to vote on the issuance of 19 million shares of our common stock. On March 11, 2002, we filed our response claiming that we had fully complied with all of its obligations under the laws and regulations administered by the Securities and Exchange Commission, as well as with its obligation under Delaware General Corporation Law. No further action has been taken with respect to this matter.

     AIRCLIC, INC. LITIGATION

     On September 6, 2001, AirClic, Inc. filed suit against us in the Court of Common Pleas, Montgomery County, Pennsylvania, seeking, among other things, the accelerated repayment of a $500,000 loan it advanced to us pursuant to the terms of a Secured Promissory Note made on July 11, 2003 and a non-binding Letter of Intent dated July 3, 2001 between AirClic and us. The note was secured by substantially all of our intellectual property, including the core physical world-to-Internet technologies. In the suit, we acknowledged our obligations under the note but filed a counterclaim against AirClic seeking damages for fraud, negligent misrepresentation and promissory estoppel.

     On October 3, 2003, we paid AirClic the principal plus interest in the approximate amount of $610,000. On December 5, 2003, we paid an additional $115,000 in legal fees and entered into a settlement agreement with AirClic under which the suit was dismissed. We have no further obligation relating to this matter.

      DIGITAL:CONVERGENCE LITIGATION

      On June 26, 2001, we filed a $3 million lawsuit in the U.S. District Court, Northern District of Texas, Dallas Division, against Digital:Convergence Corporation for breach of contract regarding a $3 million promissory note due on June 24, 2001 that was not paid. We are seeking payment of the $3 million note plus interest and attorneys fees. We have not accrued any gain contingency related to this matter. On March 22, 2002, Digital:Convergence filed under Chapter 7 of the United States Bankruptcy Code. The matter is pending before the bankruptcy court.

      OTHER LITIGATION

      On August 20, 2001, Ripfire, Inc. filed suit against us in the San Francisco County Superior Court seeking payment of $138,000 under a software license agreement entered into between us and Ripfire in May 2001 relating to implementation of the Qode Universal Commerce Solution. On September 6, 2002, we settled this suit for $133,000 of our common stock, to be valued at the time of registration of the shares. Our stock was trading at approximately $0.05 at that time. We included for registration 2.7 million shares in the name of Ripfire in our form S-1 that was declared effective by the SEC on February 14, 2003. Our stock was trading at approximately $0.02 on February 14, 2003. The actual number of shares to be issued to Ripfire per the pricing outlined in the agreement was approximately 9.8 million. On March 31, 2003, we issued the 2.7 million shares of common stock that had been registered in the S-1 to Ripfire. We are negotiating settlement of the remaining balance. We had a remaining accrued liability of $106,000 relating to this matter as of September 30, 2003.

      On November 30, 2001, Orsus Solutions USA, Inc., filed a summons seeking payment in full of approximately $525,000 relating to a software and services contract associated with implementation of the Qode Universal Commerce Solution. In October 2003, we settled this matter for $10,000 cash payments plus 3,000,000 shares of common stock being registered hereunder. Under the terms of the agreement, Orsus has the right to return the shares to us if the shares are not registered for resale by February 14, 2003. Orsus will have until March 15, 2003 to return the shares under this arrangement. If they opt to return the shares, we will pay up to $200,000 in cash over a period of approximately 20 months. We had accrued a liability of $331,000 as of September 30, 2003.

      On July 27, 2002, our former General Counsel filed suit in U.S. District Court, Ft. Myers division, seeking payment of the 2000 executive incentive, severance and unpaid vacation days in the amount of approximately $154,000. In June 2001, our compensation committee approved an adjustment to the 2000 executive incentive plan that reduced the executive incentive payout as a result of the write-off of the Digital:Convergence intellectual property license contract in the second quarter of 2001. As a result, we reduced the accrual for such payout by an aggregate of approximately $1.1 million in the second quarter of 2002. The plaintiff is seeking payment of the entire original incentive payout. On November 12, 2002, we settled the lawsuit. The settlement calls for cash payments totaling approximately $90,000 over a period of ten months, plus 250,000 vested options to purchase shares of our common stock at an exercise price of $0.01 with a term of five years. We had a liability of approximately $7,000 relating to this matter as of September 30, 2003.

      On September 12, 2002, R. R. Donnelley & Sons Company filed a summons in the Circuit Court of The Twentieth Judicial Circuit in and for Lee County, Florida, seeking payment of approximately $92,000 in past due professional services bills, plus interest and attorney fees. During July 2003, we settled the suit for cash payments over a period of approximately one year. We had an accrued liability of approximately $97,000 relating to this matter as of September 30, 2003.

      On September 13, 2002, Wachovia Bank, N.A., owner of the building in which our Ft. Myers, Florida headquarters is located, filed a complaint in Circuit Court of The Twentieth Judicial Circuit in and for Lee County, Florida, seeking payment of approximately $225,000 in past due rents. The complaint also seeks payment of all future rent payments under the lease term, which expires in January 2004, as well as possession of the premises. On October 28, 2002, NeoMedia and Wachovia reached a settlement on this matter. The settlement calls for cash payments of past due rents of approximately $250,000 over a period of 16 months. We also vacated approximately 70% of the unused space in our headquarters, and the rent for the remainder of the lease, which expires in January 2004, was reduced according to square footage used. We had accrued a liability of approximately $180,000 relating to this matter as of September 30, 2003.

      On October 21, 2002, International Digital Scientific, Inc. ("IDSI") filed a demand for arbitration relating to past due payments on an uncollateralized note payable by us to IDSI dated October 1, 1994. The note was issued in exchange for the purchase by us of computer software from IDSI. The note calls for us to make payments of the greater of: (i) 5% of the collected gross revenues from sales of software or (ii) $16,000 per month. As of September 30, 2003, we had recorded a current portion of long term debt to IDSI of approximately $591,000. The net carrying value of future obligation under the note was approximately $684,000 as of September 30, 2003. On October 31, 2003, we paid off all past due and future obligations under the note to IDSI through the issuance of 8,000,000 shares of our common stock, being registered for resale hereunder. Under the terms of the agreement, IDSI has the right to return the shares to us if the shares are not registered for resale by February 14, 2003. IDSI will have until March 15, 2003 to return the shares under this arrangement. If they opt to return the shares, then enforcement will be governed by the original purchase agreement from 1994.

      On October 28, 2002, Merrick & Klimek, P.C., filed a complaint against us seeking payment of approximately $170,000 in past due legal services. The amount in question is subject to an unsecured promissory note that matured unpaid on February 28, 2002. On May 1, 2003, we settled the suit for cash payments totaling approximately $196,000, to be paid at a rate of $30,000 per quarter until the balance is satisfied. If the balance is paid within one year of the settlement, we will not pay interest charges. We had a remaining liability of approximately $120,000 relating to this matter as of September 30, 2003.

      On November 11, 2002, Avnet/Hallmark Computer Marketing Group filed a complaint against us seeking payment of approximately $66,000 in past due amounts relating to hardware and software re-sold by us. During December 2002, we made payment of approximately $30,000 to Avnet, reducing the balance owed to approximately $37,000. On April 1, 2003, the plaintiff received a judgment from the circuit court for the remaining balance. We have agreed to a payment plan for the balance over a period of approximately nine months. We had a liability of approximately $37,000 relating to this matter as of September 30, 2003.

      On February 6, 2003, Allen Norton & Blue, P.A., filed a complaint against us seeking payment of approximately $25,000 in past due legal services. We have agreed to a payment plan relating to this matter under which the balance will be paid over approximately 12 months. We had a liability of approximately $19,000 relating to this matter as of September 30, 2003.

      On April 18, 2003, a former participant in our 2001 self-insured health plan sued us to recover approximately $46,000 in unpaid health claims from 2001. On December 1, 2003, we settled this suit for cash payments over a period of approximately one year. We had accrued approximately $51,000 as of September 30, 2003

      On November 21, 2003 we received a letter from Day West & Associates, threatening litigation for approximately $7,000 relating to staffing services provided in connection with our due diligence review of Loch Energy, Inc. we are currently negotiating a resolution to this matter with Day West's attorney.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of December 12, 2003, certain information regarding beneficial ownership of NeoMedia's common stock by: (i) each person known by NeoMedia to be the beneficial owner of more than 5% of NeoMedia's outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all executive officers and directors as a group.

                                                       AMOUNT AND NATURE OF          PERCENT OF
                                                     BENEFICIAL OWNERSHIP (1)         CLASS (1)
                                                     ------------------------         ---------
Charles W. Fritz (2)(3)                                      30,316,467                   11.8%
William Fritz(2)(4)                                          56,674,776                   22.9%
Charles T. Jensen(2)(5)                                      11,506,886                    4.5%
David A. Dodge(2)(6)                                          2,300,000                      *
A. Hayes Barclay(2)(7)                                        1,139,000                      *
James J. Keil(2)(8)                                           1,485,000                      *
                                                            -----------                -------

Officers and Directors as a Group (9 Persons)(9)            103,422,129                   37.4%
                                                            -----------                -------

 ---------------

* Indicates less than 1%.

(1)    Applicable  percentage  of  ownership is based on  243,878,428  shares of common stock outstanding as of December 12, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of December 12, 2003, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 12, 2003, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of NeoMedia.

(2) Address of the referenced individual is c/o NeoMedia Technologies, Inc., 2201 Second Street, Suite 402, Fort Myers, FL, 33901.

(3) Charles W. Fritz is the Company's founder and the Chairman of the Board of Directors. Shares beneficially owned include 100 shares owned by each of Mr. Fritz's four minor children for an aggregate of 400 shares, 11,549,000 shares of common stock issuable upon exercise of options granted under our stock option plans, 1,510,000 shares issuable upon exercise of stock warrants, 15,714,098 shares of common stock owned by Mr. Charles W. Fritz directly, and 1,542,969 shares of common stock held by the CW/LA II Family Limited Partnership, a family limited partnership for the benefit of Mr. Fritz's family.

(4) William E. Fritz, the Company's corporate secretary and a director, and his wife, Edna Fritz, are the general partners of the Fritz Family Limited Partnership and therefore each are deemed to be the beneficial owners of the 1,511,742 shares held in the Fritz Family Partnership. As trustee of each of the Chandler R. Fritz 1994 Trust, Charles W. Fritz 1994 Trust and Debra F. Schiafone 1994 Trust, William E. Fritz is deemed to be the beneficial owner of the 165,467 shares of NeoMedia held in these trusts. Additionally, Mr. Fritz is deemed to own: 51,172,567 shares held directly by Mr. Fritz or his spouse, 2,540,000 shares to be issued upon the exercise of warrants held by Mr. Fritz or his spouse, and 1,285,000 shares to be issued upon the exercise of options held by Mr. Fritz or his spouse. Mr. William E. Fritz may be deemed to be a parent and promoter of NeoMedia, as those terms are defined in the Securities Act.

(5) Charles T. Jensen is President, Chief Operating Officer, Acting Chief Executive Officer, and a member of the Board of Directors. Beneficial ownership includes 11,505,386 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans, and 1,500 shares owned by Mr. Jensen's son.

(6) David A. Dodge is Vice President, Chief Financial Officer, and Controller. Beneficial ownership includes 2,300,000 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans.

(7) A. Hayes Barclay is a member of the Board of Directors. Ownership includes 1,134,000 shares of common stock issuable upon exercise of options granted under NeoMedia's stock option plans, and 5,000 shares owned by Mr. Barclay directly.

(8) James J. Keil is a member of the Board of Directors. Shares benficially owned includes 10,000 shares issuable upon exercise of warrants, 1,000,000 shares issuable upon the exercise of options, and 475,000 shares owned by Mr. Keil directly.

(9) Includes an aggregate of 28,773,386 currently exercisable options to purchase shares of common stock granted under NeoMedia's stock option plans, 4,060,000 currently exercisable warrants to purchase shares of common stock, and 70,588,743 shares owned directly by NeoMedia's officers and directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During August 2003, we borrowed $50,000 from William E. Fritz, one of our outside directors, under an unsecured note payable with a term of 30 days. The note was repaid in full during September 2003.

         During July 2003, we borrowed $25,000 from William E. Fritz, one of our outside directors. This amount was added to the principal of a $10,000 note payable to Mr. Fritz that matures in April 2004, with all other terms of the note remaining the same. As consideration for the loan, we granted Mr. Fritz 2,500,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share.

         During April 2003, we entered into a consulting agreement with William Fritz, an outside director, for consulting and advisement services relating to the merger with Loch Energy, Inc., and to the subsequent implementation of various management programs surrounding the business. The agreement calls for total payments of $250,000 over a period of one year. During August 2003, we paid the consulting contract in full. During September 2003, the consulting contract was rescinded and the full $250,000 was returned to us.

         During April 2003, our Board of Directors approved the payment in full of approximately $154,000 of liabilities owed by NeoMedia to Charles W. Fritz, our Founder and Chairman of the Board of Directors, through the issuance of 15,445,967 shares of common stock. We recognized a discount expense in general and administrative expenses of approximately $15,000 relating to this transaction with Mr. Fritz.

         During April 2003, we sold 25,000,000 shares of its common stock, par value $0.01, in a private placement at a price of $0.01 per share. In connection with the sale, we also granted the purchaser 25,000,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share. The warrants had a fair value of $298,000 and have been recorded as a cost of issuance. The purchaser was William E. Fritz, a member of our Board of Directors. Proceeds to us from sale of the shares were $250,000. We recognized a discount expense in general and administrative expenses of approximately $50,000 relating to this transaction with Mr. Fritz. On August 6, 2003, Mr. Fritz exercised his warrants and purchased 25,000,000 additional shares of common stock at a price of $0.01 per share.

         During November 2002, we issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles
W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. The notes bear interest at a rate of 15% per annum, and matured at the earlier of i.) four months, or ii.) the date the shares underlying the Cornell Equity Line of Credit are registered with the SEC. The notes were convertible, at the option of the holder, into either cash or shares of our common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. We also granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature, fair value of the stock and cost of warrants issued exceed the face value of the notes payable, therefore, only $60,000, the face amount of the note, was recognizable as debt discount, and amortized over the life of the notes payable. During March 2003, two of the affiliated parties, Mr. William Fritz and Mr. Keil, agreed to extend the maturity date due to our capital constraints. We repaid Charles Fritz's note in full during March 2003, and repaid James J. Keil's note in full during April 2003. We paid $30,000 of the principal on William Fritz's note during April 2003, and entered into a new note with Mr. Fritz for the remaining $10,000. The new note bears interest at a rate of 10% per annum and matures in April 2004. The new note also includes a provision under which, as consideration for the loan, Mr. Fritz will receive a 3% royalty on all future revenue generated from our intellectual property.

         During April 2002, we borrowed $11,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 60 days. The note was repaid in April 2003.

         During March 2002, we borrowed $190,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 16 days. The note was repaid during March 2002.

         During February 2002, we borrowed $10,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 30 days. The note was repaid in April 2003.

         During October 2001, we borrowed $4,000 from Charles W. Fritz, our Chairman, our former Chief Executive Officer and a director, under a note payable bearing interest at 10% per annum with a term of six months. The note was repaid in April 2003.

         We believe that all of the above transactions were conducted at "arm's length", representing what we believe to be fair market value for those services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires NeoMedia's officers and directors, and persons who own more than ten percent of a registered class of NeoMedia's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish NeoMedia with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to NeoMedia, NeoMedia believes that during 2002 there was no delinquency in the
Section 16(a) filing obligations of NeoMedia's officers, directors and ten percent beneficial owners.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Our common stock began trading on The Nasdaq SmallCap Market under the symbol "NEOM" on November 25, 1996, the date of our initial public offering. On March 11, 2002, we received a Nasdaq Staff Determination stating that, as of December 31, 2001, we did not meet either the minimum net tangible assets ($2,000,000) or minimum stockholders' equity ($2,500,000) criteria for continued listing on the Nasdaq SmallCap Market and advising that, accordingly, our shares were subject to de-listing from such market. Our shares are now trading on the OTC Bulletin Board under the symbol "NEOM." As of December 12, 2003 there were 243,878,428 common shares outstanding.

         The following table summarizes the high and low closing sales prices per share of the common stock for the periods indicated as reported on The Nasdaq SmallCap Market or OTC Bulletin Board:

                                                            (U.S. $)
--------------------------------------------------------------------------------
2000                                               HIGH                    LOW
--------------------------------------------------------------------------------
First Quarter                                    $  14.50               $   5.69
Second Quarter                                      11.12                   5.00
Third Quarter                                        6.75                   4.12
Fourth Quarter                                       6.50                   1.94
--------------------------------------------------------------------------------

2001                                               HIGH                    LOW
--------------------------------------------------------------------------------
First Quarter                                    $   6.00               $   2.50
Second Quarter                                       4.50                   1.76
Third Quarter                                        1.85                   0.16
Fourth Quarter                                       0.24                   0.11
--------------------------------------------------------------------------------

2002                                               HIGH                    LOW
--------------------------------------------------------------------------------
First Quarter                                    $   0.41               $   0.14
Second Quarter                                       0.17                   0.05
Third Quarter                                        0.10                   0.02
Fourth Quarter                                       0.05                   0.01
--------------------------------------------------------------------------------

2003                                               HIGH                    LOW
--------------------------------------------------------------------------------
First Quarter                                    $   0.06               $   0.01
Second Quarter                                       0.04                   0.01
Third Quarter                                        0.29                   0.01
--------------------------------------------------------------------------------


HOLDERS OF COMMON EQUITY

         As of December12, 2003, NeoMedia had approximately 3,500 recordholders of common stock.

DIVIDENDS

         We have not declared or paid any dividends on our common stock during the nine months ended September 30, 2003 or the years ended December 31, 2002, 2001 or 2000. Following this offering, our dividend practices with respect to our common stock will be determined and may be changed from time to time by our board of directors. We will base any issuance of dividends upon our earnings, financial condition, capital requirements and other factors considered important by our board of directors. Delaware law and our certificate of incorporation do not require our board of directors to declare dividends on our common stock. In addition, we have a letter of credit with Bank One, Chicago, Illinois, the terms of which require Bank One's written consent prior to the declaration of cash dividends. We expect to retain all earnings, if any, generated by our operations for the development and growth of our business and do not anticipate paying any dividends to our stockholders for the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES

         On November 4, 2003, we issued 8,000,000 shares of stock to International Digital Scientific, Inc., as payment of all past and future amounts owed under a note payable from 1994. These shares are being included for registration hereunder.

         On October 28, 2003, we issued 3,000,000 shares of stock to Orsus Solutions, USA, Inc., an unrelated vendor, as payment of past due liabilities. These shares are being included for registration hereunder.

         On October 28, 2003, we issued 95,238 shares of stock to Newbridge Securities Corporation, an unrelated advisor, for services relating to the Standby Equity Distribution Agreement. These shares are being included for registration hereunder.

         On October 27, 2003, we issued 7,279 shares of stock to one unrelated vendor as payment of past due liabilities. These shares are being included for registration hereunder.

         On October 27, 2003, we issued to Cornell Capital Partners, LP, 10,000,000 warrants to purchase shares of our common stock at an exercise price of $0.05 per share. The warrants were issued as a one-time commitment fee relating to the Standby Equity Distribution Agreement between Cornell and us. The shares underlying these warrants are being included for registration hereunder.

         On October 27, 2003, we issued 3,500,000 shares of stock to the holders of all of the outstanding shares of Secure Source Technologies, Inc. ("SST"), in exchange for all the outstanding shares of common stock of SST. These shares are being included for registration hereunder.

         On October 22, 2003, we issued 66,841 shares of stock to one unrelated vendor as payment of past due liabilities. These shares are being included for registration hereunder.

         On October 7, 2003, we issued 103,907 shares of stock to one unrelated vendor as payment of past due liabilities. These shares are being included for registration hereunder.

         On October 6, 2003, we issued 37,743 shares of stock to one unrelated vendor as payment of past due liabilities. These shares are being included for registration hereunder.

         On September 25, 2003, we issued 875,855 shares of stock to two unrelated vendors as payment of past due liabilities. These shares are being included for registration hereunder.

         On September 25, 2003, we issued 1,600,000 shares of stock to a former employee as payment of past due incentive compensation. These shares are being included for registration hereunder.

         On July 9, 2003, we borrowed $25,000 from William E. Fritz, one of our outside directors. This amount was added to the principal of a $10,000 note payable to Mr. Fritz that matures in April 2004, with all other terms of the note remaining the same. As consideration for the loan, we granted Mr. Fritz 2,500,000 warrants to purchase shares of the Company's common stock at an exercise price of $0.01 per share. The shares underlying the warrants are being included for registration hereunder.

         On April 21, 2003, we sold 25,000,000 shares of our common stock, par value $0.01, in a private placement at a price of $0.01 per share. In connection with the sale, we also granted the purchaser 25,000,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share. The warrants had a fair value of $298,000 and have been recorded as a cost of issuance. The purchaser was William E. Fritz, a member of our Board of Directors. Proceeds to us from sale of the shares were $250,000. We recognized a discount expense in general and administrative expenses of approximately $50,000 relating to this transaction with Mr. Fritz. On August 6, 2003, Mr. Fritz exercised his warrants and purchased 25,000,000 additional shares of common stock at a price of $0.01 per share. The shares, and the shares underlying the warrants, are being included for registration hereunder.

         On April 17, 2003, our Board of Directors approved the payment in full of approximately $154,000 of liabilities owed by us to Charles W. Fritz, our Founder and Chairman of the Board of Directors, through the issuance of 15,445,967 shares of common stock. We recognized a discount expense in general and administrative expenses of approximately $15,000 relating to this transaction with Mr. Fritz. These shares are being included for registration hereunder.

         On December 2, 2002, we issued to Michael Kesselbrenner, a private investor, a promissory note in the principal amount of $165,000, bearing interest at a rate of 12% per annum, with a maturity of 150 days. In connection with the default provision of the promissory note, we entered into a pledge agreement, dated December 2, 2002, under which we issued 53,620,020 shares of common stock to an unrelated third party as collateral for the Promissory Note. The investor only funded $84,000 of the principal amount of the note. We repaid this note during March 2003, and the shares held in escrow were returned during April 2003. We have no further obligation under this note.

         During November 2002, we issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles
W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. In connection with the notes, we granted to the holders an additional 1,355,670 shares of our common stock and 60,000 warrants to purchase shares of our common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. The shares, and the shares underlying the warrants, are being included for registration hereunder.

         In August 2002, we issued 900,000 shares of common stock to 2150 Western Court L.L.C, the landlord of our Lisle, Illinois sales office, as settlement of a lawsuit relating to past-due and future building rents. The shares were valued at $0.03 per share, the market price at the date of issuance. There were no cash proceeds to NeoMedia in this transaction.

         In June 2002, we issued 10,000 shares of common stock to an unrelated vendor as an interest payment on past-due accounts payable. There were no cash proceeds to us in these transactions.

         In February 2002, we issued 19,000,000 shares of our common stock at a price of $0.17 per share to five individuals and two institutional unrelated parties. The shares were issued in exchange for limited recourse promissory notes maturing at the earlier of i.) 90 days from the date of issuance, or ii.) 30 days from the date of registration of the shares. The gross proceeds of such transaction will be approximately $3,040,000 upon maturity of the notes, as a purchase price of $0.01 per share, or $190,000 in aggregate, was paid in cash. During August 2002, the notes matured without payment, and we subsequently cancelled the 19 million shares issued in connection with such notes. We have accrued a liability in the third quarter of 2001 of $190,000 relating to the par value paid in connection with the issuance of the shares.

         In February 2002, we issued 500,000 warrants to a provider of commercial financing services, in exchange for interest due to the provider on past due amounts under our credit agreement. The shares underlying the warrants are being included for registration hereunder.

         In January 2002, we issued 452,489 shares of common stock to About.com, Inc. The shares were issued upon conversion of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, Inc. as payment for advertising expenses incurred during 2001. This issuance was made pursuant to Section 3(a)(9) of the Act.

         In January 2002, we issued 55,000 shares of common stock at a price of $0.13 per share to an individual unrelated party. Cash proceeds to NeoMedia were $7,150.

         In January 2002, we issued 1,646,987 shares of common stock to two unrelated vendors as settlement of past-due accounts payable and future payments under equipment lease agreements. There were no cash proceeds to us in these transactions.

         In March and April 2001, we issued 316,500 shares of our common stock at a price of $3.40 per share to four foreign institutional unrelated parties. The gross proceeds of such transaction were approximately $1,076,000. In connection with the sale, we issued as a commission 50,000 warrants to purchase shares of our common stock at an exercise price of $3.56 per share to a foreign individual.

         In March 2001, we issued 18,000 shares of our common stock at a price of $3.41 per share to a foreign institutional unrelated party. The gross proceeds of such transaction were $61,000.

         In March 2001, we issued 156,250 shares of our common stock at a price of $3.20 per share to a foreign institutional unrelated party. The gross proceeds of such transaction were $500,000.

         In March 2000, we issued an aggregate of 1,000,000 shares of our common stock at a price of $7.50 per share to 20 foreign individuals and one foreign institutional unrelated party. The gross proceeds of such transaction were approximately $7,500,000. In connection with the sale, we issued as a commission 125,000 warrants to purchase shares of our common stock at an exercise price of $7.50 per share, 125,000 warrants to purchase shares of our common stock at an exercise price of $15.00 per share, and 100,000 warrants to purchase shares of our common stock at an exercise price of $7.20 per share to the institutional investor and an independent consultant.

         In February 2000, we issued 39,535 shares of our common stock at a price of $6.88 per share to one individual and one institutional unrelated party. In connection with the sale, we also issued 2,500 warrants with an exercise price of $12.74 and 1,454 warrants with an exercise price of $9.56. The gross proceeds of such transaction were approximately $272,000.

         In February 2000, we issued 50,000 shares of our common stock at a price of $6.00 per share to an institutional unrelated party. In connection with the sale, we also issued 2,982 warrants with an exercise price of $10.06. The gross proceeds of such transaction were approximately $300,000.

         In February 2000, we issued 37,500 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share, originally issued in connection with the transaction described above in March 2002. The gross proceeds of such transaction were approximately $75,000.

         In January 2000, we issued an aggregate of 301,368 shares of our common stock at a price of $3.75 per share to 14 unrelated parties, 3 of which were institutions and 11 of which were individuals, of which two were foreign. In connection with the sale, we also issued an aggregate of 12,570 warrants with an exercise price of $7.19, 5,400 warrants with an exercise price of $6.44, and 12,167 warrants with an exercise price of $7.37. The gross proceeds of such transaction were approximately $1,130,000. In connection with the sale, we issued as commissions 9,502 shares of its common stock valued at $7.09 per share.

         We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. We made a determination in each case that the person to whom the securities were issued did not need the protection that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by us, after approval by our legal counsel. We believe that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. We also believe that the investors had access to the same type of information as would be contained in a registration statement.

                            DESCRIPTION OF SECURITIES

         The following description of our capital stock and certain provisions of our Certificate of Incorporation and By-Laws is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation and By-Laws, which have been filed as exhibits to our registration statement of which this prospectus is a part.

         On September 24, 2003, our shareholders voted to (i) increase the number of shares of common stock, par value $0.01 per share, that we are authorized to issue from 200,000,000 to 1,000,000,000; and (ii) implement the 2003 Stock Option Plan, under which NeoMedia is authorized to grant to employeees, directors, and consultants up to 150,000,000 options to purchase shares of its common stock. On October, 30, 2003, our Board of Diretors approved the 2003 Stock Incentive Plan, under which the Company can issue up to 30 million shares of stock to employees, non-employee directors, consultants for incentive purposes. As of December 12, 2003, 243,878,428 shares of common stock were outstanding, and no shares of preferred stock were outstanding.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of our outstanding shares of common stock, subject to the rights of the holders of preferred stock, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully paid, and nonassessable. In the event we were to elect to sell additional shares of common stock following this offering, investors in this offering would have no right to purchase additional shares. As a result, their percentage equity interest in us would be diluted.

         The shares of our common stock offered in this offering will be, when issued and paid for, fully paid and not liable for further call and assessment. Except as otherwise permitted by Delaware law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

PREFERRED STOCK

         We may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion rights, liquidation preferences, dividend rights and preferences and redemption rights, as may, from time to time, be determined by the Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Secretary of State of the State of Delaware. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of NeoMedia without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

         During December 1999, our Board of Directors approved a Certificate of Resolutions Designating Rights and Preferences of Preferred Stock, filed with the Secretary of State of the State of Delaware on December 20, 1999. By this approval and filing, 200,000 shares of Series A Preferred Stock were designated. Series A Preferred carries the following rights:

         o The right to receive mandatory cash dividends equal to the greater of $0.001 per share or 100 times the amount of all dividends (cash or non-cash, other than dividends of shares of common stock) paid to holders of the common stock, which dividend is payable 30 days after the conclusion of each calendar quarter and immediately following the declaration of a dividend on common stock;

         o One hundred votes per each share of Series A Preferred on each matter submitted to a vote of our stockholders;

         o The right to elect two directors at any meeting at which directors are to be elected, and to fill any vacancy on the Board of Directors previously filled by a director appointed by the Series A Preferred holders;

         o The right to receive an amount, in preference to the holders of common stock, equal to the amount per share payable to holders of common stock, plus all accrued and unpaid dividends, and following payment of 1/100th of this liquidation preference to the holders of each share of common stock, an additional amount per share equal to 100 times the per share amount paid to the holders of common stock.

         o The right to exchange each share of Series A Preferred for 100 times the consideration received per share of common stock in connection with any merger, consolidation, combination or other transaction in which shares of common stock are exchanged for or converted into cash, securities or other property.

         o The right to be redeemed in accordance with our stockholders rights plan.

         While accrued mandatory dividends are unpaid, we may not declare or pay dividends or distributions on, or redeem, repurchase or reacquire, shares of any class or series of junior or parity stock.

         The Series A Preferred was created to be issued in connection with our stockholders rights plan, described below. No shares of Series A Preferred have been issued to date.

         On June 19, 2001, our Board of Directors approved a Certificate of Designations to Create a Class of Series A Convertible Preferred Stock for NeoMedia Technologies, Inc., filed with the Secretary of State of the State of Delaware on June 20, 2001. By this approval and filing, 47,511 shares are designated as Series A Convertible Preferred Stock. Our Series A Convertible Preferred Stock, par value $0.01 per share, has the following rights:

         o Series A Convertible Preferred is convertible into shares of our common stock at a one-to-one ratio, subject to proportional adjustments in the event of stock splits or combinations, and dividends or distributions of shares of common stock, at the option of the holder; shares are subject to automatic conversion as determined in each agreement relating to the purchase of shares of Series A Convertible Preferred;

         o Each share of Series A Convertible Preferred is entitled to receive a liquidation preference equal to the original purchase price of such share in the event of liquidation, dissolution, or winding up;

         o Upon merger or consolidation, or the sale, lease or other conveyance of all or substantially all of our assets, shares of Series A Convertible Preferred are automatically convertible into the number of shares of stock or other securities or property (including cash) to which the common stock into which it is convertible would have been entitled;

         o Shares of Series A Convertible Preferred are entitled to one vote per share, and vote together with holders of common stock.

         In June 2001, 452,489 shares of Series A Convertible Preferred were issued to About.com, Inc. pursuant to a certain Agreement for Payment in Common Stock, in lieu of cash payment to About.com for online advertising services. On January 2, 2002, such shares were converted into 452,489 shares of common stock.

         On January 16, 2002, our Board of Directors approved a Certificate of Designation, Preferences, Rights and Limitations of Series B 12% Convertible Redeemable Preferred Stock of NeoMedia Technologies, Inc., filed with the Secretary of State of the State of Delaware on February 28, 2002. By this approval and filing, 100,000 shares are designated as Series B 12% Convertible Redeemable Preferred Stock. Our Series B 12% Convertible Redeemable Preferred Stock, par value $0.01 per share, has the following rights:

         o Series B Preferred shares accrue dividends at a rate of 12% per annum, or $1.20 per share, between the date of issuance and the first anniversary of issuance;

         o Series B Preferred is redeemed to the maximum extent permitted by law (based on our funds legally available for redemption) at a price per share of $15.00, plus accrued dividends (a total of $16.20 per share) on the first anniversary of issuance;

         o Series B Preferred receive proceeds of $12.00 per share upon our liquidation, dissolution or winding up;

         o To the extent, not redeemed on the first anniversary of issuance, Series B Preferred is automatically convertible into our then existing general class of common stock on the first anniversary of issuance at a price equal to $16.20 divided by the greater of $0.20 and the lowest publicly-sold share price during the 90 day period preceding the conversion date, but in no event more than 19.9% of our outstanding capital stock as of the date immediately prior to conversion.

         o Upon merger or consolidation, or the sale, lease or other conveyance of all or substantially all of our assets, shares of Series B Preferred are automatically convertible into the number of shares of stock or other securities or property (including cash) to which the common stock into which it is convertible would have been entitled; and

         o Shares of Series B Preferred are entitled to one vote per share and vote with common stock, except where the proposed action would adversely affect the Series B Preferred or where the non-waivable provisions of applicable law mandate that the Series B Preferred vote separately, in which case Series B Preferred vote separately as a class, with one vote per share.

         Our Preferred Stock is currently comprised of 25,000,000 shares, par value $0.01 per share, of which 200,000 shares are designated as Series A Preferred Stock, none of which are issued or outstanding, and, following the conversion into common stock of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, of which 47,511 shares are designated as Series A Convertible Preferred Stock, none of which are issued and outstanding, and of which 100,000 shares of Series B 12% Convertible Redeemable Preferred Stock, none of which are issued and outstanding. We have no present agreements relating to or requiring the designation or issuance of additional shares of preferred stock.

WARRANTS AND OPTIONS

         As of December 12, 2003 there were outstanding options and warrants to purchase 33,605,007 and 26,195,000, shares of our common stock, respectively, with original exercise prices ranging from $0.01 to $7.31. All options granted under our 1996, 1998, and 2002 Stock Option Plans are currently subject to a repricing under which the exercise prices were restated to $0.01 per share from May 2003 through December 31, 2003. The number of shares issuable upon exercise and the exercise prices of the warrants are subject to adjustment in the event of certain events such as stock dividends, splits and combinations, capital reorganization and with respect to certain warrants, issuance of shares of common stock at prices below the then exercise price of the warrants.

         As of September 24, 2003, NeoMedia shareholders approved the 2003 Stock Option Plan. Under this plan, NeoMedia is authorized to grant to employees, directors, and consultants up to 150,000,000 options to share of its common stock. As of September 25, 2003, we had issued approximately 34.4 million options under the 2003 Stock Option Plan, none of which had been exercised.

         In March 2002, we adopted a warrant repricing program. The program entitled holders of up to 1.2 million warrants to exercise the warrants within a period ending the earlier of September 19, 2002 or the expiration date of the warrant at a price per share equal to the greater of $0.12 or 50% of the closing sales per share price on the OTC Bulletin Board of our common stock on the trading date immediately preceding the date of exercise. Approximately 0.4 million of the warrants placed in the program were exercised. We recognized approximately $38,000 in expense relating to the program during the first nine months of 2002.

         During April 2002, we repriced 7.4 million of our common stock options held by employees, consultants and advisors for a period of six months. During the term of the option repricing program, participating holders were entitled to exercise subject options at an exercise price per share equal to the greater of
(1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Shortly after the announcement of the repricing program, the market price for our common stock fell below $0.12. As a result, no options were exercised under the term of the program and we did not recognize any expense relating to the repricing program during 2002.

      During May 2003, we re-priced approximately 8.0 million stock options under a 6-month repricing program. Under the terms of the program, the exercise price for outstanding options under our 2002, 1998, and 1996 Stock Option Plans was restated to $0.01 per share for a period of 6 months. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, the award has been accounted for as variable from May 19, 2003 through the period ended September 30, 2003. Accordingly, we recognized approximately $544,000 and $710,000 as compensation in general and administrative expense during the three and nine month periods ended September 30, 2003. Approximately 4.4 million options were exercised under the repricing program during the nine months ended September 30, 2003. During September 2003, the deadline for the option repricing was extended to December 31, 2003 by the Stock Option Committee of our Board of Directors.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         On December 10, 1999, our Board of Directors adopted a stockholders rights plan and declared a non-taxable dividend of one right on each outstanding share of our common stock to stockholders of record on December 10, 1999 and each share of common stock issued prior to the rights plan trigger date. The stockholder rights plan was adopted as an anti-takeover measure, commonly referred to as a "poison pill." The stockholder rights plan was designed to enable all stockholders to receive fair and equal treatment in any proposed takeover of the corporation and to guard against partial or two-tiered tender offers, open market accumulations and other hostile takeover tactics to gain control of NeoMedia. The stockholders rights plan, which is similar to plans adopted by many leading public companies, was not adopted in response to any effort to acquire control of NeoMedia at the time of adoption. Certain of our directors, officers and principal stockholders, Charles W. Fritz, William E. Fritz and The Fritz Family Limited Partnership and their holdings were exempted from the triggering provisions of our "poison pill" plan, as a result of the fact that, as of the plans adoption, their holdings might have otherwise triggered the "poison pill".

TRANSFER AGENT

         The transfer agent and registrar for our common stock is American Stock Transfer, located in New York, New York. The transfer agent's phone number is
(718) 921-8293.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law ("DGCL"), we have included in our Certificate of Incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to NeoMedia or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of NeoMedia and its stockholders (through stockholders' derivative suits on behalf of NeoMedia) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of NeoMedia or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

         The certificate of incorporation and the by-laws of NeoMedia provide that we are required and permitted to indemnify our officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of NeoMedia in which indemnification would be required or permitted.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of NeoMedia pursuant to the foregoing provisions, or otherwise, NeoMedia has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby as to their being fully paid, legally issued and non-assessable will be passed upon for us by Kirkpatrick and Lockhart LLP, Miami, Florida.

                                     EXPERTS

         The audited consolidated financial statements of NeoMedia Technologies, Inc. and its subsidiaries for the years ended December 31, 2002 and 2001, included in this prospectus and elsewhere in the registration statement have been audited by Stonefield Josephson, Inc., independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding NeoMedia's ability to continue as a going concern, as discussed in Note 3 to the financial statements.

         The audited consolidated financial statements of NeoMedia Technologies, Inc. and its subsidiaries for the year ended December 31, 2000, included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the uncertainty regarding NeoMedia's ability to continue as a going concern, as discussed in Note 3 to the financial statements. In accordance with Securities Act Rule 437a, the consent of Arthur Andersen LLP has not been included as an exhibit herewith. NeoMedia has been unable to obtain a consent of Arthur Andersen LLP due to the departure of their engagement team leaders from such firm. Any recovery by investors posed by the lack of consent is limited by Securities Act Rule 437a.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

         On June 7, 1999, we filed a Report on Form 8-K reporting that KPMG LLP had resigned as our independent auditors. In connection with the audit of NeoMedia's financial statements for the fiscal year ended December 31, 1998 and in the subsequent interim periods, there were no disagreements with KPMG LLP on any matters of accounting principles or practice, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their report. In their report ended March 18, 1998 for the year ended December 31, 1997, KPMG LLP did not issue a qualified or adverse opinion. Effective July 14, 1999, we engaged Arthur Andersen LLP to audit our consolidated financial statements for the fiscal year ending December 31, 1999.

         On October 29, 2001, we filed a Report on Form 8-K reporting that we had dismissed Arthur Andersen LLP as our independent auditors. In connection with the audit of NeoMedia's financial statements for the fiscal years ended December 31, 2000 and 1999 and in the subsequent interim periods, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practice, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP, to make reference to the matter in their report. In their report dated March 30, 2001, for the years ended December 31, 2000 and 1999, Arthur Andersen LLP did not issue an adverse opinion, but did issue a qualified opinion with a "going concern" clause. Effective October 25, 2001 we engaged Stonefield Josephson, Inc. as our new independent accountants.

                           HOW TO GET MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov where certain information regarding issuers, including NeoMedia, may be found. Our Web site is http://www.neom.com.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding NeoMedia and its common stock, including certain exhibits and schedules. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site, www.sec.gov.

                          INDEX OF FINANCIAL STATEMENTS

NeoMedia Technologies, Inc. consolidated financial statements for the years
         ended December 31, 2002, 2001 and 2000,.......................................    F-1
NeoMedia Technologies, Inc. consolidated financial statements for the nine months
         ended September 30, 2003 and 2002.............................................    F-36

THIS IS A COPY OF THE AUDIT REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN LLP IN CONNECTION WITH NEOMEDIA TECHNOLOGIES, INC.'S FILING FOR THE YEAR ENDED DECEMBER 31, 2000 AND 1999. THIS AUDIT REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP IN CONNECTION WITH THIS FORM 10-K. SEE EXHIBIT 23.2 FOR FURTHER DISCUSSION.


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To NeoMedia Technologies, Inc.:

We have audited the accompanying consolidated balance sheets of NeoMedia Technologies, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeoMedia Technologies, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and the current cash position of the Company raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ ARTHUR ANDERSEN LLP

Tampa, Florida
March 30, 2001

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
Stockholders of Neomedia Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Neomedia Technolgies, Inc. (a Delaware Corporation) and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Neomedia Technologies, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company's significant operating losses, working capital deficit, and current cash flow position raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ STONEFIELD JOSEPHSON, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
April 2, 2003

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                          DECEMBER 31,
                                                                               ---------------------------------
                                                                                   2002                 2001
                                                                               ------------         ------------
ASSETS

Current assets:
      Cash and cash equivalents                                                $         70         $        134
      Trade accounts receivable, net of allowance for doubtful accounts
         of $55 in 2002 and $65 in 2001                                                 327                2,626
      Inventories                                                                       112                  197
      Current assets of discontinued business unit                                       --                  210
      Prepaid expenses and other current assets                                         629                  582
                                                                               ------------         ------------
      Total current assets                                                            1,138                3,749

      Property and equipment, net                                                        98                  205
      Capitalized patents, net                                                        2,244                2,500
      Capitalized and purchased software costs, net                                     149                1,828
      Other long-term assets                                                            694                  757
                                                                               ------------         ------------

           Total assets                                                        $      4,323         $      9,039
                                                                               ============         ============

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
      Accounts payable                                                         $      3,313         $      2,886
      Amounts due under financing agreements                                            430                2,283
      Liabilities in excess of assets of discontinued business unit                   1,495                   --
      Accrued expenses                                                                2,325                1,922
      Current portion of long-term debt                                                 425                  149
      Notes payable                                                                     893                  750
      Sales taxes payable                                                               326                  148
      Deferred revenues                                                                 879                  767
      Other                                                                              37                    7
                                                                               ------------         ------------
           Total current liabilities                                                 10,123                8,912

Long-term debt, net of current portion                                                  226                  390
                                                                               ------------         ------------

           Total liabilities                                                         10,349                9,302
                                                                               ------------         ------------

Shareholders' deficit:
      Preferred stock, $0.01 par value, 25,000,000 shares authorized, none issued and outstanding in 2002, 452,489 issued and outstanding
        in 2001                                                                          --                    5
      Additional paid-in capital, preferred stock                                        --                  878
      Common stock, $0.01 par value, 200,000,000 shares authorized,
        87,136,802 shares issued and 30,746,968 outstanding in 2002,
        20,446,343 shares shares issued and 18,804,917 outstanding in 2001              307                  188
      Additional paid-in capital                                                     65,442               63,029
      Stock subscription receivable                                                      --                 (240)
      Deferred stock-based compensation                                                (231)                  --
      Accumulated deficit                                                           (70,765)             (63,344)
      Treasury stock, at cost, 201,230 shares of common stock                          (779)                (779)
                                                                               ------------         ------------
      Total shareholders' deficit                                                    (6,026)                (263)
                                                                               ------------         ------------
           Total liabilities and shareholders' deficit                         $      4,323         $      9,039
                                                                               ============         ============

              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                       YEARS ENDED DECEMBER 31,
                                                                         ----------------------------------------------------
                                                                            2002                 2001                2000
                                                                         ------------        ------------        ------------
NET SALES:
      License fees                                                       $        446        $        576        $      8,417
      Resale of software and technology equipment and service fees              8,953               7,566              19,148
                                                                         ------------        ------------        ------------
      Total net sales                                                           9,399               8,142              27,565
                                                                         ------------        ------------        ------------

COST OF SALES:
      License fees                                                                841               2,355               1,296
      Resale of software and technology equipment and service fees              7,423               6,511              17,237
                                                                         ------------        ------------        ------------
      Total cost of sales                                                       8,264               8,866              18,533
                                                                         ------------        ------------        ------------

GROSS PROFIT (LOSS)                                                             1,135                (724)              9,032

      Sales and marketing expenses                                              1,009               2,519               6,504
      General and administrative expenses                                       4,068               4,772               7,010
      Research and development costs                                              775                 549               1,101
      Loss on impairment of assets                                              1,003               2,871                  --
      Loss on Digital:  Convergence license contract                               --               7,354                  --
                                                                         ------------        ------------        ------------

      Loss from operations                                                     (5,720)            (18,789)             (5,583)
      Interest expense (income), net                                              178                 (21)               (174)
                                                                         ------------        ------------        ------------

      Loss from continuing operations                                          (5,898)            (18,768)             (5,409)
      Discontinued operations (Note 2):
         Loss from operations of discontinued business unit                        --              (3,613)                 --
         Loss on disposal of discontinued business unit,
           including provision of $0 in 2002 and $439
           in 2001 for operating losses during phase-out period                (1,523)             (3,088)                 --
                                                                         ------------        ------------        ------------

NET LOSS                                                                 $     (7,421)       $    (25,469)       $     (5,409)
                                                                         ============        ============        ============

NET LOSS PER SHARE FROM CONTINUING OPERATIONS-
      BASIC AND DILUTED                                                  ($      0.26)       ($      1.14)       ($      0.39)
                                                                         ============        ============        ============

NET LOSS PER SHARE FROM DISCONTINUED OPERATIONS-
      BASIC AND DILUTED                                                  ($      0.07)       ($      0.41)                 --
                                                                         ============        ============        ============

NET LOSS PER SHARE--BASIC AND DILUTED                                    ($      0.33)       ($      1.55)       ($      0.39)
                                                                         ============        ============        ============

Weighted average number of common shares--basic and diluted                22,330,485          16,410,246          13,931,104


                     The accompanying notes are an integral
                part of these consolidated financial statements.

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                           YEARS ENDED DECEMBER 31,
                                                                                   ----------------------------------------
                                                                                     2002            2001            2000
                                                                                   --------        --------        --------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                                     ($ 7,421)       ($25,469)       ($ 5,409)
      Adjustments to reconcile net loss to net cash used in
        operating activities:
      Depreciation and amortization                                                   1,061           3,369           2,336
      Inventory reserve                                                                 130              --              --
      Loss on disposal of discontinued business units                                 1,523           2,649              --
      Loss on disposal of and impairment of assets                                    1,003           2,871              58
      Effect of loss on Digital:Convergence contract                                     --           7,354              --
      Preferred stock issued to pay advertising expense                                  --             882              --
      Expense associated with warrant repricing                                         195             947              --
      Fair value of expense portion of stock based
               compensation granted for professional services                           685              69             437
      Amortization of discount on convertible debt                                       23              --              --
      Changes in operating assets and liabilities
         Trade accounts receivable, net                                               2,299            (663)          1,459
         Digital Convergence receivable                                                  --              --          (2,767)
         Prepaid - Digital Convergence                                                   --             118              --
         Other current assets                                                           346            (109)           (121)
         Other long-term assets                                                          --              --            (194)
         Accounts payable, amounts due under financing agreements,
           liabilities in excess of assets of discontinued business
           unit, accrued expenses and stock liability                                  (584)          2,466          (2,758)
         Deferred revenue                                                               112             318             184
         Other current liabilities
                                                                                         30              (4)             --
                                                                                   --------        --------        --------
           Net cash used in operating activities                                       (598)         (5,202)         (6,775)
                                                                                   --------        --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Capitalization of software development and purchased intangible assets            (21)         (2,883)         (2,317)
      (Increase)/decrease in value of life insurance policies                            63             158            (199)
      Acquisition of property and equipment                                              --             (81)           (123)
                                                                                   --------        --------        --------
         Net cash provided by/(used in) investing activities                             42          (2,806)         (2,639)
                                                                                   --------        --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net proceeds from issuance of common stock, net of issuance
        costs of $0 in 2002, $149 in 2001, and $74 in 2000                                8           1,638           9,203
      Net proceeds from exercise of stock warrants                                       45           1,045           2,877
      Net proceeds from exercise of stock options                                       274             138             537
      Common stock repurchased                                                           --              --            (779)
      Borrowings under notes payable and long-term debt                                 165             504              --
      Change in restricted cash                                                          --             750             194
      Repayments on notes payable and long-term debt                                     --            (386)           (625)
                                                                                   --------        --------        --------
         Net cash provided by financing activities                                      492           3,689          11,407
                                                                                   --------        --------        --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (64)         (4,319)          1,993

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                            134           4,453           2,460
                                                                                   --------        --------        --------

CASH AND CASH EQUIVALENTS, END OF YEAR                                             $     70        $    134        $  4,453
                                                                                   ========        ========        ========

SUPPLEMENTAL CASH FLOW INFORMATION:
      Interest paid/(received) during the year                                     $     15        ($    61)       $    170
      Income tax paid                                                                    --              --              --
      Non-cash investing and financing activities:
      Net assets acquired as part of Qode purchase agreement in exchange
           for common stock and forgiveness of note                                      --           1,800              --
      Shares earned by Qode.com under purchase agreement                                 --              13
      Accounts payable converted to note payable                                         --             246              --
      Common stock issued in exchange for note receivable                                --             240              --
      Net assets classified as "Liabilities held for sale"                               --             210              --
      Daystar assets purchased with shares of common stock                               --              --           3,520
      Warrants issued for license contract                                               --              --           4,704
      Deferred revenue relating to license contract                                      --              --          15,432
      Common stock and options issued to settle debt                                    343              --              --
      Cancellation of common stock issued in 2001 to offset stock
        subscription receivable                                                        (240)             --              --
      Net effect of issuance and subsequent
           cancellation of common stock underlying notes receivable                    (190)             --              --
      Beneficial conversion features                                                     23
      Stock and  warrants issued with convertible promissory notes                       37              --              --


                     The accompanying notes are an integral
                part of these consolidated financial statements.

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                    COMMON STOCK
                           ---------------------------------------------
                                                              ADDITIONAL            STOCK            DEFERRED
                                                               PAID-IN           SUBSCRIPTION          STOCK
                              SHARES           AMOUNT          CAPITAL            RECEIVABLE       COMPENSATION
----------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31,
1999                        12,023,389      $       119      $    36,367               --               --
Exercise of stock
options                        182,787                2              535               --               --
Issuance of common
stock through Private
placement, net of
$170 of Issuance costs       1,415,279               15            9,188               --               --
Fair value of
warrants issued for
Professional services
rendered                            --               --              253               --               --
Fair value of  stock
issued for
professional Services
rendered                        21,500                1              183               --               --
Fair value of
warrants issued
Related to license
agreement With
Digital Convergence                 --               --            4,704               --               --
Exercise of warrants           495,600                5            2,872               --               --
Stock issued to
purchase assets                321,829                3            3,517               --               --
Treasury stock at cost              --               --               --               --               --
Net Loss                            --               --               --               --               --
----------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31,
2000                        14,460,384      $       145      $    57,619               --               --
----------------------------------------------------------------------------------------------------------------------
Exercise of employee                --               --               --               --               --
options                         38,560              138              138
Issuance of Common
Stock through private
Placement, Net of
$149 of issuance costs       3,490,750               35            1,843               --               --
Expense associated
with warrant repricing              --               --              947               --               --
Fair value of options
issued for
Professional services
rendered                            --               --               69               --               --
Exercise of Warrants           505,450                5            1,040               --               --
Stock issued to
purchase assets                309,773                3            1,373               --               --
Issuance of Preferred
Stock for services                  --               --               --               --               --
Stock Subscription
Receivable                        (240)              --             (240)
Net Loss                            --               --               --               --               --
----------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31,
2001                        18,804,917      $       188      $    63,029             (240)               0
----------------------------------------------------------------------------------------------------------------------
Exercise of employee
options                      5,252,455               52              222               --               --
Issuance of Common
Stock through private
Placement, Net of $0
of issuance costs               55,000                1                7               --               --
Cancellation of
Private Placement
Shares                      (3,000,000)             (30)            (210)              --               --
Expense associated
with warrant repricing              --               --              195               --               --
Fair value of stock
issued for
professional services
rendered                     4,900,000               49              192               --               --
Fair value of options
and warrants issued
for professional
services rendered                   --               --              723               --               --
Exercise of Warrants           369,450                4               41               --               --
Stock issued to pay
liabilities                  2,556,987               24              319               --               --
Conversion of
preferred stock to
common stock                   452,489                5              878               --               --
Issuance of warrants
and stock with
convertible notes
payable                      1,355,670               14               23               --               --
Benefical conversion
feature embedded in
convertible notes
payable                             --               --               23               --               --
Stock Subscription
Receivable                          --               --               --              240               --
Deferred Stock
Compensation                        --               --               --               --             (231)
Net Loss                            --               --               --               --               --
----------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31,
2002                        30,746,968      $       307      $    65,442                0             (231)
----------------------------------------------------------------------------------------------------------------------

                                               PREFERRED STOCK                                          TREASURY STOCK
                                ------------------------------------------                  ----------------------------------------
                                                              ADDITIONAL                                                 TOTAL
                                                               PAID-IN    ACCUMULATED                                STOCKHOLDERS'
                                SHARES       AMOUNT            CAPITAL      DEFICIT         SHARES         AMOUNT        EQUITY
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31,
1999                              --            --               --      ($   32,466)          --              --      $     4,020
Exercise of stock
options                           --            --               --               --           --              --              537
Issuance of common
stock through Private
placement, net of
$170 of Issuance costs            --            --               --               --           --              --            9,203
Fair value of
warrants issued for
Professional services
rendered                          --            --               --               --           --              --              253
Fair value of  stock
issued for
professional Services
rendered                          --            --               --               --           --              --              184
Fair value of
warrants issued
Related to license
agreement With
Digital Convergence               --            --               --               --           --              --            4,704
Exercise of warrants              --            --               --               --           --              --            2,877
Stock issued to
purchase assets                   --            --               --               --           --              --            3,520
Treasury stock at cost            --            --               --               --      201,230            (779)            (779)
Net Loss                          --            --               --           (5,409)          --              --           (5,409)
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31,
2000                              --            --               --      ($   37,875)     201,230     ($      779)     $    19,110
-----------------------------------------------------------------------------------------------------------------------------------
Exercise of employee              --            --               --               --
options
Issuance of Common
Stock through private
Placement, Net of
$149 of issuance costs            --            --               --               --           --              --            1,878
Expense associated
with warrant repricing            --            --               --               --           --              --              947
Fair value of options
issued for
Professional services
rendered                          --            --               --               --           --              --               69
Exercise of Warrants              --            --               --               --           --              --            1,045
Stock issued to
purchase assets                   --            --               --               --           --              --            1,376
Issuance of Preferred
Stock for services           452,489             5              878               --           --              --              883
Stock Subscription
Receivable
Net Loss                          --            --               --          (25,469)          --              --          (25,469)
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31,
2001                         452,489      $      5      $       878      ($   63,344)     201,230     ($      779)     ($      263)
-----------------------------------------------------------------------------------------------------------------------------------
Exercise of employee
options                           --            --               --               --           --              --              274
Issuance of Common
Stock through private
Placement, Net of $0
of issuance costs                 --            --               --               --           --              --                8
Cancellation of
Private Placement
Shares                            --            --               --               --           --              --             (240)
Expense associated
with warrant repricing            --            --               --               --           --              --              195
Fair value of stock
issued for
professional services
rendered                          --            --               --               --           --              --              241
Fair value of options
and warrants issued
for professional
services rendered                 --            --               --               --           --              --              723
Exercise of Warrants              --            --               --               --           --              --               45
Stock issued to pay
liabilities                       --            --               --               --           --              --              343
Conversion of
preferred stock to
common stock                (452,489)           (5)            (878)              --           --              --               --
Issuance of warrants
and stock with
convertible notes
payable                           --            --               --               --           --              --               37
Benefical conversion
feature embedded in
convertible notes
payable                           --            --               --               --           --              --               23
Stock Subscription
Receivable                        --            --               --               --           --              --              240
Deferred Stock
Compensation                      --            --               --               --           --              --             (231)
Net Loss                          --            --               --           (7,421)          --              --           (7,421)
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31,
2002                               0      $      0      $         0      ($   70,765)     201,230     ($      779)     ($    6,026)
-----------------------------------------------------------------------------------------------------------------------------------


                     The accompanying notes are an integral
                part of these consolidated financial statements.

1.      BASIS OF PRESENTATION AND NATURE OF BUSINESS OPERATIONS

BASIS OF PRESENTATION

        The consolidated financial statements include the financial statements of NeoMedia Technologies, Inc. and its wholly-owned subsidiaries, NeoMedia Migration, Inc., a Delaware corporation; Distribuidora Vallarta, S.A. incorporated in Guatemala; NeoMedia Technologies of Canada, Inc. incorporated in Canada; NeoMedia Tech, Inc. incorporated in Delaware; NeoMedia EDV GmbH incorporated in Austria; NeoMedia Technologies Holding Company B.V. incorporated in the Netherlands; NeoMedia Technologies de Mexico S.A. de C.V. incorporated in Mexico; NeoMedia Migration de Mexico S.A. de C.V. incorporated in Mexico; NeoMedia Technologies do Brasil Ltd. incorporated in Brazil and NeoMedia Technologies UK Limited incorporated in the United Kingdom, and are collectively referred to as "NeoMedia" or the "Company". The consolidated financial statements of NeoMedia are presented on a consolidated basis for all periods presented. All significant intercompany accounts and transactions have been eliminated in preparation of the consolidated financial statements.

NATURE OF BUSINESS OPERATIONS

            The Company is structured and evaluated by its Board of Directors and Management as two distinct business units:

                NeoMedia Internet Switching Services (NISS), and

                NeoMedia Consulting and Integration Services (NCIS)

NEOMEDIA INTERNET SWITCHING SERVICES (NISS)

        NISS (physical world-to-Internet offerings) is the core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports the Company's physical world to Internet core technology, including our linking "switch" and application platforms. NISS also manages the Company's valuable intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

NEOMEDIA CONSULTING AND INTEGRATION SERVICES (NCIS)

        NCIS (systems integration service offerings) resells client-server equipment and related software, and general and specialized consulting services targeted at software driven print applications, especially at process automation of production print facilities through its integrated document factory solution. Systems integration services also identifies prospects for custom applications based on our products and services. This unit recently moved its business offerings to a much higher Value-Add called Storage Area Networks (SAN). The operations are based in Lisle, Illinois.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

        For the purposes of the consolidated balance sheets and consolidated statements of cash flows, all highly liquid investments with original maturities of three months or less are considered cash equivalents.

ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

REVENUE RECOGNITION

        We derive revenues from two primary  sources:  (1) license  revenues and
(2) resale of software and technology equipment and service fee revenues.

        License fees, including Intellectual Property license, represent revenue from the licensing of NeoMedia's proprietary software tools and applications products. NeoMedia licenses its development tools and application products pursuant to non-exclusive and non-transferable license agreements. Resales of software and technology equipment represent revenue from the resale of purchased third party hardware and software products and from consulting, education, maintenance and post contract customer support services.

        The basis for license fee revenue recognition is substantially governed by American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 "Software Revenue Recognition" ("SOP 97-2"), as amended. License revenue is recognized if persuasive evidence of an agreement exists, delivery has occurred, pricing is fixed and determinable, and collectibility is probable.

        Revenue for resale of software and technology equipment and service fee is recognized based on guidance provided in Securities and Exchange Commission
(SEC) Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," as amended (SAB 101). Software and technology equipment resale revenue is recognized when all of the components necessary to run software or hardware have been shipped. Service revenues include maintenance fees for providing system updates for software products, user documentation and technical support and are recognized over the life of the contract. Software license revenue from long-term contracts has been recognized on a percentage of completion basis, along with the associated services being provided. Other service revenues, including training and consulting, are recognized as the services are performed. The Company uses stand-alone pricing to determine an element's vendor specific objective evidence (VSOE) in order to allocate an arrangement fee amongst various pieces of a multi-element contract. NeoMedia records an allowance for uncollectible accounts on a customer-by-customer basis as appropriate.

PURCHASE AND DISPOSAL OF QODE.COM, INC.

            On March 1, 2001, NeoMedia purchased all of the net assets of Qode.com, Inc. (Qode), except for cash. Qode is a development stage company, as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting By Development Stage Enterprises". In consideration for these assets, NeoMedia issued 274,699 shares of common stock, valued at $1,359,760. Additionally, the Company placed in escrow 1,676,500 shares of its common stock valued at $8,298,675 at the time of issuance. Stock issued was valued at $4.95 per share, which is the average closing price for the few days before and after the measurement date of March 1, 2001. As of December 31, 2001 the Company had released 35,074 shares of common stock from escrow for performance for the period March 1, 2001 to August 31, 2001. The remaining 1,641,426 shares are being held in escrow pending the results of negotiations between the Company and Qode with respect to the performance of the Qode business unit for the period March 1, 2001 through February 28, 2002. As a result, all such shares may be released to Qode.

            The Company accounted for this purchase using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The excess fair market value of the net assets acquired over the purchase price was allocated to reduce proportionately the values assigned to noncurrent assets. The accompanying consolidated statements of operations include the operations of Qode from March 1, 2001, through September 30, 2002.

The purchase price at the original purchase date was calculated and allocated as follows:

Original Shares: 274,699 issued at $4.95                               1,360,000
Contingent shares: 35,074 issued at $0.39                            $    13,000
                                                                     -----------
   Total purchase price                                              $ 1,373,000
                                                                     -----------
PURCHASE PRICE ALLOCATED AS FOLLOWS:

ASSETS PURCHASED
   Trade receivables                                                 $     5,000
   Inventory                                                             144,000
   Prepaid expenses                                                       49,000
   Furniture & fixtures                                                  913,000
   Capitalized development costs                                       2,132,000
   Capitalized software                                                   83,000
   Refundable deposits - non-current                                      38,000

LIABILITIES ASSUMED
   Accounts payable                                                     (981,000)
   Forgiveness of note receivable                                       (440,000)
   Interest receivable                                                   (10,000)
   Current portion of long-term debt                                    (117,000)
   Note payable                                                          (24,000)
   Capitalized lease obligation                                         (419,000)
                                                                     -----------

      Total purchase price allocated                                 $ 1,373,000
                                                                     ===========


            During the third quarter of 2001, the Company issued an additional 35,074 shares under the terms of the earn-out with Qode.com, Inc. (see explanation below). The value of these shares in the amount of $13,000 was allocated $9,000 to capitalized development costs and $4,000 to furniture and fixtures.

CONTINGENT CONSIDERATION

            In accordance with the purchase of the assets of Qode.com, Inc., NeoMedia has placed 1,676,500 shares of its common stock in escrow for a period of one year, subject to downward adjustment, based upon the achievement of certain performance targets over the period of March 1, 2001 to February 28, 2002. As of March 1, 2002, these performance targets were not met and therefore, the remaining 1,641,426 shares held in escrow were not issued. The criteria used to determine the number of shares released from escrow is a weighted combination of revenue, page views, and fully allocated earnings before taxes relating to the Qode Universal Commerce Solution.

            At the end of each of certain  interim  periods as  outlined  in the purchase agreement, the number of cumulative shares earned by Qode.com is calculated based on revenue and page views and the shares are released. The resulting financial impact on NeoMedia is a proportionate increase in the long-term assets acquired from Qode, with a corresponding increase in depreciation expense from that point forward. The amount of the increase in long-term assets is dependent upon the number of shares released from escrow, as well as the value of NeoMedia stock at the time of measurement. The first such measurement date was July 1, 2001. At the end of the 12-month measurement period (February 28, 2002), the number of shares issued to Qode under the earn-out was 35,074, allocated as outlined in the table above. The remaining 1,641,426 shares are being held in escrow pending the results of negotiations between the Company and Qode with respect to a disagreement over the performance of, and investment in, the Qode business unit for the period March 1, 2001 through February 28, 2002. As a result, all such shares may be released to Qode.

        Intangible assets

      Intangible assets acquired from Qode.com include:

            i). Purchased software licenses relating to the development of the Qode Universal Commerce Solution, amortized on a straight-line basis over three years.

            ii).   Capitalized   software  development  costs  relating  to  the
development of the Qode Universal Commerce Solution.

Other

      On May 31, 2001, three creditors of Qode.com, Inc. filed in the U.S. Bankruptcy Court an involuntary bankruptcy petition for Qode.com, Inc. On July 22, 2002, the case was converted to Chapter 7, U.S. Bankruptcy Code.

Disposal of Qode Business Unit

            On August 31, 2001, the Company signed a non-binding letter of intent to sell the assets and liabilities of its Ft. Lauderdale-based Qode business unit, which was acquired in March 2001, to The Finx Group, Inc., a holding company based in Elmsford, NY. The Finx Group was to assume $620,000 in Qode payables and $800,000 in long-term leases in exchange for 500,000 shares of the Finx Group, right to use and sell Qode services, and up to $5 million in affiliate revenues over the next five years. During the third and fourth quarters of 2001 and the first quarter of 2002, the company recorded a $2.6 million expense from the write-down of the Qode assets/liabilities to net realizable value.

            The loss for discontinued operations during the phase-out period from August 31, 2001 (measurement date) to September 30, 2001 was $439,000. No further loss is anticipated.

            During June 2002, the Finx Group notified the Company that it did not intend to carry out the letter of intent due to capital constraints. As a result, during the nine months ended September 30, 2002, the Company recorded an additional expense of $1.5 million for the write-off of remaining Qode assets. As of December 31, 2002, the Company had $1.5 million of liabilities relating to the Qode system on its books.

DIGITAL:CONVERGENCE CORPORATION INTELLECTUAL PROPERTY LICENSE AGREEMENT

        The Company entered into an agreement with a competitor, Digital:Convergence Corporation ("DC"), a private company located in the United States, in October 2000, granting them a worldwide, non-exclusive license of the Company's extensive patent portfolio for directly linking documents, objects, transaction and voice commands to the internet. The agreement provided for annual license fees over a period of ten years in excess of $100 million through a combination of cash and equity. The Company recognized $7.8 million of revenue in 2000 related to this contract, including a $5.0 million cash payment received in October 2000 for royalties earned before contract execution, $2.5 million related to the $10 million of payments in DC common stock and cash expected to be received in the first year of the contract, and $0.3 million related to DC stock received by NeoMedia to be recognized over the life of the contract.

        As part of the contract,  the Company issued to DC a warrant to purchase
1.4 million shares of NeoMedia common stock.

        In the first quarter of 2001, DC issued the Company an interest bearing $3 million note payable in lieu of a $3 million cash payment due in January 2001. The Company also received shares of DC stock in January with a contractual value of $2 million as part of the first contract-year royalties due. The note was originally due on April 24, 2001, however, on that date the Company agreed to extend it until June 24, 2001. The Company also partially wrote down, in the first quarter of 2001, the value of the remaining DC stock receivable, and DC stock that had been received in January, to a value that management believed was reasonable at the time (50% of the valuation stipulated in the contract). The write-down consisted of a reduction in assets of $7.7 million and a corresponding reduction in liabilities of $7.7 million. The DC stock received in January 2001 was valued at $1 million and the DC receivable was valued at $9.2 million. In April 2001, the Company received additional shares of DC stock with a $5 million value based on the valuation method stipulated in the contract. No revenue was recognized related to these shares and the shares were not recorded as an asset due to DC's worsening financial condition. All assets and liabilities relating to the contract were subsequently written off in the second quarter of 2001

        Also in April, an agreement was entered into with DC whereby for a period from the date of registration of the shares underlying the warrant to purchase 1.4 million shares of the Company's common stock until October 24, 2001, if the Company would identify a purchaser for the Company's shares, DC would exercise the warrant and purchase 1.4 million shares of common stock and sell the shares to the identified purchaser. One third of the net proceeds received by DC on the sale of the Company's common stock shall be paid to the Company toward repayment of DC's obligations under the note to the Company in the amount of $3 million. In consideration for this, the warrant exercise price was reduced during this period to 38 percent of the closing sale price of the Company's common stock on the day prior to the date of exercise, subject to a minimum price. Because the exercise of the warrants at this reduced price is contingent upon the Company finding a purchaser of the underlying 1.4 million shares, the value of this re-pricing will be measured and recorded at the time the shares are sold. As of October 24, the Company was not able to locate a purchaser and therefore, the warrant was not exercised.

        On June 24, 2001, DC did not pay the note that was due, and on June 26, 2001, the Company filed a $3 million lawsuit against DC for breach of contract regarding the $3 million promissory note. It was also learned in the second quarter of 2001 that DC's capital raising efforts and business operations were having difficulty, and the Company decided to write off all remaining amounts related to the DC contract. The following table represents balance sheet balances at December 31, 2000 and March 31, 2001, as well as all amounts written off during the second quarter of 2001:

                                                                              March 31,
                                                              December 31,  2001 Balances       Write-off
                                                             2000 Balances    (Unaudited)     June 30, 2001
                                                             -------------    -----------     -------------
                                                                          (Dollars in thousands)
                                                                -----------------------------------------
ASSETS
Available for sale securities - Digital Convergence             $    --          $ 1,000          $ 1,000
Trade Accounts Receivable
                                                                  2,500            1,500            1,500
Digital Convergence receivable                                    5,144            5,144            5,144
Prepaid expenses (current portion)                                  470              470              470
Digital Convergence receivable, net of current portion           10,288            2,572            2,572
Prepaid DC (long-term portion)                                    4,116            3,998            3,998
                                                                -------          -------          -------
   Total assets                                                 $22,518          $14,684          $14,684
                                                                =======          =======          =======

LIABILITIES

Deferred revenues DC                                            $ 1,543          $   772          $   772
Long-term deferred revenues - DC                                 13,503            6,558            6,558
                                                                -------          -------          -------
   Total liabilities                                            $15,046          $ 7,330          $ 7,330
                                                                =======          =======          =======


        The net effect of the  write-off  was a  $7,354,000  non-cash  charge to income during the second quarter of 2001, which is included in Loss on Digital:Convergence License Contract in the consolidated statements of operations for the year ending December 31, 2001. Any future revenues related to this contract will be recorded as payments are received.

AIRCLIC, INC. RELATIONSHIP

        On July 3, 2001, NeoMedia signed a non-binding letter of intent with AirClic, Inc. to cross-license the companies' intellectual property. The terms of the proposed agreement called for NeoMedia to: (i) acquire an equity interest in AirClic, and (ii) issue a significant equity interest in NeoMedia to AirClic, which interest would likely have exceeded 50% of NeoMedia's outstanding equity securities. Further terms of the agreement called for NeoMedia to acquire AirClic's Connect2 comparison shopping business unit, which was to be combined with NeoMedia's Qode business unit. AirClic has loaned NeoMedia $500,000 under a secured note due on the earlier of (i) the date on which NeoMedia raises $5 million in equity financing from a source other than AirClic, (ii) a change in control of NeoMedia, or (iii) January 11, 2002.

        During the negotiation of a definitive set of agreements between the companies, it was determined that the consummation of the transaction as provided in the non-binding letter of intent would not be completed. As a result, additional notes aggregating $1,500,000 will not be executed between the companies.

        On September 6, 2001, AirClic filed suit against the Company in the Court of Common Pleas, Montgomery County, PA, for breach of contract relating to the July 3, 2001 non-binding letter of intent signed by the Company and AirClic. AirClic claims that the Company violated express representations and warranties relating to the Company's assets and state of business affairs. AirClic seeks a judgment to accelerate repayment of the $500,000 note due January 11, 2002, and to relieve AirClic from any obligation to make further loans to the Company as outlined in the letter of intent. On October 3, 2003, we paid AirClic the principal plus interest in the amount of approximately $610,000. On December 5, 2003, we paid an additional $115,000 in legal fees and entered into a settlement agreement with AirClic under which the suit was dismissed. We have no further obligation relating to this matter.

        AirClic also filed suit against the Company in the United States District Court for the Eastern District of Pennsylvania. In this second action, AirClic seeks a declaration that certain core intellectual property securing the note issued by the Company to AirClic, some of which is patented and others for which a patent application is pending, is invalid and in the public domain. Any declaration that the Company's core patented or patentable technology is non-protectable and in the public domain would have a material adverse effect on the Company's business, prospects, financial condition, and results of operations. The Company is vigorously defending this second action as well. On November 21,2001, the Company filed a motion to dismiss the complaint. On December 19, 2001, AirClic filed a response opposing that position. On September 18, 2002, the court ruled in favor of the Company and dismissed AirClic's complaint.

ADVERTISING EXPENSE

During the year ended December 31, 2001, the Company entered into a one-year license agreement with About.com, Inc. to provide the Qode Universal Commerce SolutionTM to About.com's users. In June 2001, About.com ran banner ads on its site promoting the Qode Universal Commerce SolutionTM. As part of this transaction, About.com received 452,489 shares of the Series B Convertible Preferred Stock, par value $0.01 per share, of the 500,000 total Series B
Convertible Preferred shares the Company is authorized to issue, in consideration for these promotions. The Company recorded an advertising expense of $882,000 associated with this transaction in sales and marketing expense in the accompanying consolidated statements of operations. The agreement with About.com was terminated on August 31, 2001, in anticipation of the sale of the Qode assets to the Finx Group. Total advertising expense for the years ended December 31, 2002, 2001, and 2000 was $4,000, $883,000, and $70,000,
respectively.

SEVERANCE EXPENSE

        During the third quarter of 2001, the Company laid off 55 employees, including the chief technology officer and the chief operating officer, representing a 60% decrease in its total workforce. In connection with the layoffs, the Company recognized a severance expense of approximately $494,000 during the third quarter of 2001. The layoffs were part of a company-wide cost reduction initiative.

EXECUTIVE INCENTIVE EXPENSE

        In June 2001, the Company's compensation committee approved an adjustment, relating to the Digital:Convergence patent license fees, to the 2000 executive incentive plan that reduced the bonus payout by approximately $1.1 million. This was recorded as a negative expense in the accompanying consolidated statement of operations.

OPTION AND WARRANT REPRICING PROGRAMS

            In May 2001, the Company re-priced approximately 1.5 million additional warrants subject to a limited exercise period and other conditions, including certain warrants issued in connection with NeoMedia's initial public offering in 1996, which will expire at the end of 2001. The repricing program allowed the warrant exercise price to be reduced to 33 percent of the closing sale price of the Company's common stock (subject to a minimum) on the day prior to the date of exercise for a period of six months from the date the repricing program began. The exercise of the warrants and sale of the underlying common stock was at the discretion of a broker selected by the Company, within the parameters of the repricing arrangement. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, the award was accounted for as variable from the date of modifications on May 1, 2001. Accordingly, $181,000 was recorded as compensation in the accompanying consolidated statement of operations.

            In June 2002, the Company repriced 3 million of its common stock warrants from $0.12 to $.05 per share. All of the warrants were exercised immediately. The Company recognized an expense of $132,000 related to this repricing.

        In April 2002, in order to encourage the exercise of options, our Board of Directors adopted an option repricing program. Under the program, those persons holding options granted under the 1996, 1998 and 2002 Stock Option Plans, to the extent their options were exercisable during the period ending October 9, 2002, were allowed to exercise the option at a price which is the greater of $0.12 per share or 50% of the last sale price of a share of our common stock on the OTC Bulletin Board on the trading date immediately preceding the date of exercise. No options were exercised under the program and no expense was recognized relating to the program.

        During March 2002, the Company repriced approximately1.2 million of its common stock warrants for a period of six months. During the term of the warrant repricing program, participating holders were entitled to exercise qualified warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Approximately 370,000 warrants were exercised in connection with the program, and NeoMedia recognized approximately $63,000 in expense relating to the repricing during the year ended December 31, 2002.

WARRANT ISSUANCE

        In June 2001, the Board of Directors approved the issuance of 414,000 warrants for Charles W. Fritz, NeoMedia's Chairman, CEO, and President at an exercise price of $2.09. The warrant grant was later rescinded during 2001 and the warrants were not issued.

        In June 2002, the Board of Directors approved the issuance of 1,500,000 warrants for Charles W. Fritz, NeoMedia's Chairman, at an exercise price of $0.05, to replace warrants exercised in the Company's warrant repricing program for which Mr. Fritz received no profit. The Company recognized an expense of approximately $66,000 relating to the issuance of these warrants in the accompanying consolidated statement of operations.

VALUATION AND RESERVES

Allowance for doubtful accounts activity for the years ended December 31, 2002 and 2001 was as follows:

                                                       (dollars in thousands)
                                                       ----------------------
                                                       2002            2001
                                                       -----           -----
Beginning balance                                      $  65           $ 484
Bad debt expense                                          41              --
Write-off of uncollectible accounts                       --             (68)
Collection of accounts previously written off             --            (182)
Adjustment to general allowance                          (51)           (169)
                                                       -----           -----
   Ending balance                                      $  55           $  65
                                                       =====           =====


INVENTORIES

        Inventories are stated at the lower of cost or market, and at December 31, 2002 and 2001 were comprised of purchased computer technology resale products. Cost is determined using the first-in, first-out method. At December 31, 2002, the reserve for obsolescence was $130,000. Reserves for obsolescence were increased by $130,000 for 2002.

PROPERTY AND EQUIPMENT

        Property and equipment are carried at cost less allowance for accumulated depreciation. Repairs and maintenance are charged to expense as incurred. Depreciation is generally computed using the straight-line method over the estimated useful lives of the related assets. The estimated useful lives range from three to five years for equipment and seven years for furniture and fixtures. Leasehold improvements are amortized over the shorter of the life of the lease or the useful lives of the related assets. Upon retirement or sale, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of operations.

        Depreciation expense was $108,000, $249,000, and $263,000 for the years ended December 31, 2002, 2001, and 2000, respectively.

CAPITALIZED AND PURCHASED SOFTWARE COSTS

        Intangible assets consist of capitalized software development costs and patents.

        Software development costs are accounted for in accordance with Statement of Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs associated with the planning and designing phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred. Once technological feasibility has been determined, additional costs incurred in development, including coding, testing, quality assurance and documentation are capitalized. Once a product is made available for sale, capitalization is stopped unless the related costs are associated with a technologically feasible enhancement to the product. Amortization of purchased and developed software is provided on a product-by-product basis over the estimated economic life of the software, generally three years, using the straight-line method.

        In accordance with SFAS No. 86, at the end of each quarterly reporting period, the Company evaluates each of its software products for impairment by adjusting the unamortized capitalized costs of each computer software product to its net realizable value. Net realizable value is equal to the estimated future gross revenues from each product reduced by the estimated future costs of completing and disposing of that product, including the costs of performing maintenance and customer support required to satisfy the Company's responsibility set forth at the time of sale. It is reasonably possible that the estimates underlying the impairment analysis could change in the near term, and the effect of the change could be material to the financial statements.

        Patents (including patents pending and intellectual property) and acquired customer lists are stated at cost, less accumulated amortization. Patents are generally amortized over periods ranging from five to seventeen years.

        Intangible assets activity for the years ended December 31, 2002 and 2001 were as follows:

                                                  (dollars in thousands)
                                                -------------------------
                                                 2002              2001
                                                -------           -------
CAPITALIZED PATENTS
Beginning balance                               $ 2,500           $ 2,661
Additions                                            17               102
Amortization                                       (273)             (263)
                                                -------           -------
   Ending balance                               $ 2,244           $ 2,500
                                                                  =======

CAPITALIZED & PURCHASED SOFTWARE COSTS
Beginning balance                               $ 1,828           $ 6,382
Additions                                             4             2,391
Intangible assets moved
      (to)/from "Assets Held for Sale"            1,027            (1,027)
Disposals/write-offs                             (2,030)           (3,061)
Amortization                                       (680)           (2,857)
                                                -------           -------
   Ending balance                               $   149           $ 1,828
                                                =======           =======


        Amortization expense of intangible assets was $953,000, $3,120,000, and $2,073,000 for the years ended December 31, 2002, 2001, and 2000, respectively.

LOSS ON IMPAIRMENT OF ASSETS

        In connection with the Company's reduction in work force during the third quarter 2001, the Company sold the rights to its Pacer Advantage end-user software product for $40,000 cash. Accordingly, the Company wrote off all its assets aggregating $2.9 million related to the MLM/Affinity program including assets pertaining to the purchase of Daystar services, LLC and a customer list purchased in 1998. Revenue related to the MLM/Affinity program was $0, $92,000, and $259,000 for the years ended December 31, 2002, 2001, and 2000, respectively. Net loss allocated to the MLM/Affinity program was $0, $832,000, and $1,075,000, for the years ended December 31, 2002, 2001, and 2000, respectively.

        During the year ended December 31, 2002, the Company recognized an impairment charge of $1.0 million relating to its PaperClick physical-world-to-internet software solution. Due to capital constraints, the Company is not currently able to devote full-time resources and infrastructure to commercializing the technology.

EVALUATION OF LONG-LIVED ASSETS

        In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Although retaining many of the fundamental recognition and measurement provisions of SFAS 121, the new rules significantly change the criteria that would have to be met to classify an asset as held-for-sale. The statement also supersedes certain provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," and will require expected future operating losses from discontinued operations to be displayed in discontinued operations in the period or periods in which the losses are incurred rather than as of the measurement date, as presently required. We adopted this new statement on January 1, 2002, and concluded that the effect of adopting this statement had no material impact on our financial position, results of operations, or cash flows.

INCOME TAXES

        In accordance with SFAS No. 109, "Accounting for Income Taxes", income taxes are accounted for using the assets and liabilities approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be recognized. The Company has recorded a 100% valuation allowance as of December 31, 2002, 2001, and 2000.

COMPUTATION OF NET LOSS PER SHARE

        Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has excluded all outstanding stock options and warrants from the calculation of diluted net loss per share because these securities are anti-dilutive for all years presented. The shares excluded from the calculation of diluted net loss per share are detailed in the table below:

                                             DECEMBER 31, 2002         DECEMBER 31, 2001        DECEMBER 31, 2000
                                             -----------------         -----------------        -----------------
         Outstanding Stock Options               10,801,219                4,214,000                4,294,000
         Outstanding Warrants                     7,433,758                3,240,000                3,968,000

FINANCIAL INSTRUMENTS

        The Company believes that the fair value of its financial instruments approximate carrying value.

CONCENTRATIONS OF CREDIT RISK

        Financial instruments that potentially subject NeoMedia to concentrations of credit risk consist primarily of trade accounts receivable with customers. NeoMedia extends credit to its customers as determined on an individual basis and has included an allowance for doubtful accounts of $55,000, $65,000, and $484,000 in its December 31, 2002, 2001, and 2000 consolidated balance sheets, respectively. NeoMedia had net sales to one major customer in the telecommunications industry (Ameritech) of $3,362,000, $2,983,000, and $5,824,000 during the years ended December 31, 2002, 2001, and 2000, respectively, resulting in trade accounts receivable of $47,000, $1,499,000, and $229,000 as of December 31, 2002, 2001, and 2000, respectively. In addition, a single company supplies the majority of the Company's resold equipment and software, which is re-marketed to this customer. Accordingly, the loss of this customer or supplier would materially adversely affect the Company's operations. Revenue generated from the remarketing of computer software and technology equipment has accounted for a significant percentage of NeoMedia's revenue. Such sales accounted for approximately 87%, 73%, and 66% of NeoMedia's revenue for the years ended December 31, 2002, 2001, and 2000, respectively. NeoMedia had license fees to one major customer (DC) of $7,768,000 during the year ended
December 31, 2000, resulting in an accounts receivable of $2,500,000 as of December 31, 2000. Revenue generated from this licensing agreement accounted for approximately 28% of NeoMedia revenue for the year ended December 31, 2000. No revenue was recognized under this agreement during the years ended December 31, 2002 or 2001.

RECLASSIFICATIONS

        Certain reclassifications have been made to the 2000 and 2001 financial statements to conform to the 2002 presentation.

COMPREHENSIVE INCOME

         For the years ended December 31, 2002, 2001, and 2000, the Company did not have other comprehensive income and therefore has not included the statement of comprehensive income in the accompanying financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

            On July 21, 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 (SFAS No. 141), "Business Combinations", and No. 142 (SFAS No. 142), "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. SFAS No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001 and establishes specific criteria for the recognition of intangible assets separately from goodwill; SFAS No. 142 addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that goodwill and intangible assets which have indefinite useful lives will not be amortized, but rather will be tested at least annually for impairment. It also provides that intangible assets that have finite useful lives will continue to be amortized over their useful lives, but those lives will no longer be limited to forty years. SFAS No. 141 is effective for all business combinations after June 30, 2001. The provisions of SFAS No. 142 are effective beginning January 1, 2002. NeoMedia has implemented the provisions of SFAS No. 141 and No. 142 and has concluded that the adoption does not have a material impact on the Company's financial statements.

            In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. NeoMedia does not expect the adoption to have a material impact to NeoMedia's financial position or results of operations.

            In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to its financial position or results of operations. Neomedia has implemented the provision of SFAS No. 144 and has concluded that the adoption does not have a material impact on the Company's financial statements.

            In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. NeoMedia does not expect the adoption to have a material impact to NeoMedia's financial position or results of operations.

            In July 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption of FASB No. 146 to have a material impact on the Company's financial position or results of operations.

      In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

      In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria was based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

3.          LIQUIDITY

            During the years ended December 31, 2002, 2001, and 2000 the Company's net loss totaled approximately $7,421,000, $25,469,000, and $5,409,000, respectively. As of December 31, 2002 the Company had an accumulated deficit of approximately $70,765,000 and approximately $70,000 in unrestricted cash balances. As of December 31, 2002, the Company had negative working capital of $8,985,000 and negative cashflow from operations of $598,000. The Company's unrestricted cash balance as of February 5, 2003 was approximately $44,000 (unaudited).

        On November 12, 2002, the Company entered into an Equity Line of Credit Agreement with Cornell under which Cornell agreed to purchase up to $10.0 million of NeoMedia's common stock and over the next two years, with the timing and amount of the purchase at the Company's discretion. The maximum amount of each purchase is $150,000 with a minimum of seven days between purchases. The shares will be valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia. The Company will pay 5% of the gross proceeds of each purchase to Cornell as a commission. According to the terms of the agreement, the Company cannot draw on the line of credit until the shares underlying the agreement are registered for trading with the Securities and Exchange Commission. On February 14, 2003, the SEC declared effective the S-1 registration statement containing 100 million shares underlying the Equity Line of Credit.

        The Company cannot be certain that anticipated revenues from operations will be sufficient to satisfy its ongoing capital requirements. Management's belief is based on the Company's operating plan, which in turn is based on assumptions that may prove to be incorrect. If the Company's financial resources are insufficient the Company may require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity, debt, or another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company may be unable to implement its current plans for expansion, repay its debt obligations as they become due or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

        Should these financing sources fail to materialize, management would seek alternate funding sources through sale of common and/or preferred stock. Management's plan is to secure adequate funding to bridge to revenue generation from the Company's valuable intellectual property portfolio and PaperClickTM internet "switching" software. To this end, the Company has retained the law firm of Baniak Pine & Gannon to pursue potential license agreements, and plans to implement a sales strategy for PaperClickTM upon receipt of adequate funding. Additionally, on March 13, 2003, the Company announced that it has reached an agreement in principal to acquire and merge with Loch Energy, Inc. ("Loch"), an oil and gas provider based in Humble, Texas. Loch currently owns mineral and lease rights to five properties, totaling approximately 130 acres, near Houston, Texas. Loch's portion of the proven reserves on the five properties is estimated at 7,707,247 barrels. Loch's portion of the probable reserves on the five properties is estimated at an additional 5,963,748 barrels. The merger would provide for one share of common stock of the Company to be exchanged for every four shares of Loch common stock on an adjusted basis, and additional "earn out" shares to be issued to Loch shareholders based on actual oil production in the first year after closing. Total shares to be issued to Loch shareholders will not exceed 50% of NeoMedia outstanding shares. The merger is subject to negotiations of definitive contracts, corporate filing requirements, completion of due diligence and any required approval by the Boards of Directors and shareholders of each company. It is anticipated that closing would occur approximately 30 days after such conditions are satisfied.

4.      CONTRACT ACCOUNTING

        NeoMedia periodically enters into long-term software development and consultation agreements with certain customers. As of December 31, 2002 and 2001, certain contracts were not completed and information regarding these uncompleted contracts was as follows:

                                                              (dollars in thousands)
                                                               -------------------
                                                               2002           2001
                                                               ----           ----
Costs incurred on contracts                                    $  7           $ 50
Profit to date                                                    3             15
                                                               ----           ----
      Total costs and estimated earnings                         10             65

Less - billings to date                                          (8)           (35)
                                                               ----           ----
   Costs and estimated earnings in excess of billings          $  2           $ 30
                                                               ====           ====

The above figures are grouped in the accompanying consolidated balance sheets under the following captions:

                                                                   (dollars in thousands)
                                                                    -------------------
                                                                    2002           2001
                                                                    ----           ----
Accounts receivable                                                 $  3           $ 43
Deferred revenue                                                      (1)           (13)
                                                                    ----           ----
   Costs and estimated earnings in excess of billings, net          $  2           $ 30
                                                                    ====           ====

5.          PROPERTY AND EQUIPMENT

        As of December 31, 2002 and 2001, property and equipment consisted of the following:


                                                     (dollars in thousands)
                                                   -------------------------
                                                    2002              2001
                                                   -------           -------
Furniture and fixtures                             $   274           $   643
Leasehold improvements                                  --               109
Equipment                                              166               326
                                                   -------           -------
          Total                                        440             1,078

Less: accumulated depreciation
     Furniture and fixtures                           (208)             (273)
     Leasehold improvements                             --              (109)
     Equipment                                        (134)             (226)

Less property and equipment held for sale               --              (265)
                                                   -------           -------
          Total property and equipment, net        $    98           $   205
                                                   =======           =======

        During the years ended December 31, 2002 and 2001, the Company took an impairment charge against property and equipment of $0.3 million and $0.6 million, respectively, relating to the discontinuation of its Qode business unit.

6.      INTANGIBLE ASSETS

        As of December 31, 2002 and 2001, intangible assets consisted of the following:


                                                                (dollars in thousands)
                                                              ---------------------------
                                                                2002               2001
                                                              --------           --------
Cost:
Capitalized and purchased software costs                      $    672           $  8,520
Patents and related costs                                        3,142              3,125
                                                              --------           --------
          Total                                                  3,814             11,645
                                                              --------           --------
Less: accumulated amortization:
     Capitalized and purchased software costs                     (523)            (5,665)
     Patents and related costs                                    (898)              (625)
                                                              --------           --------
          Total                                                 (1,421)            (6,290)
                                                              --------           --------
Carrying value:
     Capitalized and purchased software costs                      149              2,855
     Patents and related costs                                   2,244              2,500
                                                              --------           --------
                                                                 2,393              5,355

Less intangible assets of discontinued business unit                --             (1,027)
                                                              --------           --------
               Intangible assets, net                         $  2,393           $  4,328
                                                              ========           ========

        During the year ended December 31, 2002, the Company recognized an impairment charge of $1.0 million relating to its PaperClick physical-world-to-internet software solution. Due to capital constraints, the Company is not currently able to devote full-time resources and infrastructure to commercializing the technology. The Company intends to re-focus sales and marketing efforts surrounding the product upon the receipt of sufficient capital.

        As of December 31, 2002, the Company estimated future amortization expense be $389,000 for 2003, $294,000 for 2004, $205,000 for 2005, $157,000 for
2006 and $148,000 for 2007.

        During the years ended  December 31, 2002 and 2001,  the Company took an
impairment   charge   against   intangible   assets  of  $0  and  $2.1  million,
respectively, relating to the discontinuation of its Qode business unit.

7.      FINANCING AGREEMENTS

        RESALE FINANCING ARRANGEMENT

        The Company has an agreement with a commercial finance company that provides short-term financing for certain computer hardware and software purchases. Under the agreement, there are generally no financing charges for amounts paid within 30 or 45 days, depending on the vendor used to source the product. Under this agreement there are two separate lines of credit. The first line has credit availability of $750,000. The second line has credit availability of up to $2,000,000, based upon the Company's customer credit rating. The commercial finance company currently applies 50% of the Company's proceeds from re-sales of equipment and software toward past due balances owed by the Company to the commercial finance company. The Company expects to begin receiving 100% of its proceeds during 2003.

        Borrowings are collateralized by all inventory, property and equipment, and accounts receivable. As of December 31, 2002 and 2001, amounts due under this financing agreement included in accounts payable were $430,000 and $2,283,000, respectively.

        NOTES PAYABLE

        On March 1, 2001, the Company assumed a bank note agreement in its purchase of Qode for approximately $15,000, bearing interest at 11% per annum. The note matured on March 15, 2002. As of December 31, 2002 and 2001, the outstanding balance of this note was $15,000. Accrued interest amounted to $3,000 and $1,400, respectively, as of December 31, 2002 and 2001.

        On July 11, 2001, the Company entered into a note payable agreement with AirClic, Inc., in the amount of $500,000, bearing interest at 8% per annum. The note matured on January 5, 2002. As of December 31, 2002 and 2001, the outstanding balance of this note was $500,000, and accrued interest payable amounted to $59,000 and $19,000, respectively. This note is subject to litigation between the Company and AirClic (see "Legal Proceedings, Note 11).

        On September 21, 2001, the Company entered into a note payable agreement with a law firm for approximately $76,000, bearing interest at 10% per annum. The note matured on February 28, 2002. As of December 31, 2002 and 2001, the outstanding balance of this note was $76,000, and accrued interest payable amounted to $8,900 and $1,300, respectively.

        On September 28, 2001, the Company entered into a note payable agreement with a law firm for approximately $170,000, bearing interest at 10% per annum. The note matured on February 28, 2002. As of December 31, 2002 and 2001, the outstanding balance of this note was $170,000, and accrued interest payable amounted to $21,000 and $4,300, respectively. The note is subject to a legal action by the holder against the Company (see "Legal Proceedings").

        On October 16, 2001, the Company borrowed $4,000 from Charles W. Fritz, its Chairman and Chief Executive Officer, under a note payable bearing interest at 10% per annum. The note matured, on April 16, 2002. As of December 31, 2002 and 2001, the outstanding balance of this note was $4,000, and accrued interest payable amounted to $300 and $100, respectively.

        On February 26, 2002, the Company borrowed $10,000 from William E. Fritz under a note payable bearing interest at 8% per annum. The note matured on March 28, 2002. As of December 31, 2002, the outstanding balance of this note was $10,000 and accrued interest payable amounted to $1,700.

        On April 5, 2002, the Company borrowed $11,000 from William E. Fritz under a note payable bearing interest at 8% per annum. The note matured on June 4, 2002. As of December 31, 2002, outstanding balance of this note was $11,000 and accrued interest payable amounted to $1,800.

        On March 1, 2001, the Company assumed a note of $104,000 in relation to purchase of Qode assets. The note payable bears interest at 5.5% per annum. The note matured on December 31, 2001. As of December 31, 2002 and 2001, the outstanding balance was $0 and $104,000, respectively, and accrued interest payable amounted to $0 and $4,700, respectively.

        During November 2002, NeoMedia issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. The notes bear interest at a rate of 15% per annum, and mature at the earlier of i.) four months, or ii.) the date the shares underlying the Cornell Equity Line of Credit are registered with the SEC. The notes are convertible, at the option of the holder, into either cash or shares of our common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. NeoMedia also granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature will be recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature, fair value of the stock and cost of warrants issued exceed the face value of the notes payable, therefore, only $60,000, the face amount of the note, is recognizable as debt discount, and is being amortized over the life of the notes payable. Any unamortized debt discount related to beneficial conversion feature will be charged to expense upon conversion, as interest expense. In the event NeoMedia defaults on the note, NeoMedia will issue an additional 1,483,318 shares of its common stock to the note holders. The notes are secured by the Company's intellectual property, which is subject to first lien by AirClic, Inc. During the year ended December 31, 2002, the Company amortized discount of $23,000 related to these convertible notes. During March 2002, two of the affiliated parties, Mr. William Firtz and Mr. Keil, agreed to extend the maturity date due to the Company's capital constraints. The Company repaid Mr. Charles Fritz's note in full during March 2003. NeoMedia will continue to pursue additional capital through the issuance of Convertible Secured Promissory Notes with the same terms as above.

            On December 2, 2002, the Company issued to Michael Kesselbrenner, a private investor, a Promissory Note in the principal amount of $165,000, bearing interest at a rate of 12% per annum, with a maturity of 150 days. In connection with the default provision of the Promissory Note, the Company entered into a Pledge Agreement, dated December 2, 2002, under which the Company issued 53,620,020 shares of common stock to an unrelated third party as collateral for the Promissory Note. The investor only funded to the Company $84,000 of the principal amount of the note. The Company repaid this note during March 2003, and the shares held in escrow were returned. The Company has not incurred further obligation under this note agreement.

8.      LONG-TERM DEBT

        In October 1994, the Company purchased, via seller financing, certain computer software from International Digital Scientific, Inc. ("IDSI"). The aggregate purchase price was $2,000,000 and was funded by the seller with an uncollateralized note payable, without interest, in an amount equal to the greater of: (i) 5% of the collected gross revenues of NeoMedia Migration for the preceding month; or (ii) the minimum installment payment as defined, until paid in full. The minimum installment payment is the amount necessary to provide an average monthly payment for the most recent twelve month period of $16,000 per month. The present value of $2,000,000 discounted at 9% (the Company's then incremental borrowing rate) for 125 months was approximately $1,295,000, the capitalized cost of the assets acquired. The discount is being accreted to interest expense over the term of the note. The software acquired was amortized over its estimated useful life of three years. As of December 31, 2002 and 2001, the balance of the note payable, net of unamortized discount, was $651,000 and $540,000, respectively.

        As of December 31, 2002, the Company included $425,000 in "Current portion of long-term debt" on the accompanying balance sheet relating to past due payments under the arrangement with IDSI. On October 21, 2002, IDSI filed a demand for arbitration relating to past due payments on the note. The Company has filed a counterclaim with the arbitrator relating to this matter. The arbitration hearing has been scheduled for June 25, 2003.

        As of December 31, 2002 and 2001, long-term debt consisted of the following:

                                                                                 2002            2001
                                                                                 -----           -----
         Note payable to International Digital Scientific, Inc. (IDSI), non-interest bearing with interest imputed at 9%, due with
            minimum monthly installments of $16,000 through March 2005           $ 665           $ 624
         Less: unamortized discount                                                (14)            (85)
                                                                                 -----           -----
            Total long-term debt                                                   651             539
         Less:  current portion                                                   (425)           (149)
                                                                                 -----           -----

         Long-term debt, net of current portion                                  $ 226           $ 390
                                                                                 =====           =====

        The long-term debt repayments for each of the next five fiscal years ending December 31 are as follows:

                                                                (IN THOUSANDS)
        2003..............................................      $        425
        2004..............................................               192
        2005..............................................                48
        2006..............................................              ----
        2007..............................................              ----
                                                                ------------

               Total......................................      $        665
                                                                ============


9.      INCOME TAXES

        For the years ended December 31, 2002, 2001, and 2000, the components of income tax expense were as follows:


                                                    2002                   2001                  2000
                                               -------------          -------------          -------------
                                                                     (IN THOUSANDS)
         Current ....................          $          --          $          --          $          --
         Deferred ...................                     --                     --                     --
                                               -------------          -------------          -------------
         Income tax expense/(benefit)          $          --          $          --          $          --
                                               =============          =============          =============


        As of December 31, 2002, 2001, and 2000, the types of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts which gave rise to deferred taxes, and their tax effects were as follows:

                                                                            2002               2001               2000
                                                                          --------           --------           --------
         Accrued employee benefits                                        $     26           $     62           $     30
         Provisions for doubtful accounts                                       22                 26                182
         Deferred revenue                                                       --                 --                 13
         Capitalized software development costs and fixed assets               821                676                284
         Net operating loss carryforwards (NOL)                             25,134             22,916             15,021
         Accruals                                                              468                470                864
         Write-off of long-lived assets                                      2,070              1,060                 --
         Other                                                                  95                 --                 17
         Alternative minimum tax credit carryforward                            45                 45                 45
                                                                          --------           --------           --------
         Total deferred tax assets                                          28,681             25,255             16,456
         Valuation Allowance                                               (28,681)           (25,255)           (16,456)
                                                                          --------           --------           --------

            Net deferred income tax asset                                 $     --           $     --           $     --
                                                                          ========           ========           ========

        Because it is more likely than not that NeoMedia will not realize the benefit of its deferred tax assets, a valuation reserve has been established against them.

        For the years ended December 31, 2002, 2001, and 2000, the income tax benefit differed from the amount computed by applying the statutory federal rate of 34% as follows:

                                                                      2002            2001            2000
                                                                    -------         -------         -------
Benefit at federal statutory rate                                   $(2,523)        $(8,659)        $(1,839)
State income taxes, net of federal                                     (294)         (1,009)           (196)
Exercise of non-qualified stock options                                  --             (17)           (176)
Permanent difference - write-off of Digtal Convergence stock          1,190
                                                                    -------         -------         -------
Permanent and other, net                                               (609)           (304)           (860)
Change in valuation allowance                                         3,426           8,799           3,071
                                                                    -------         -------         -------
   Income tax expense/(benefit)                                     $    --         $    --         $    --
                                                                    =======         =======         =======


        As of December 31, 2002, NeoMedia had net operating loss carryforwards for federal tax purposes totaling approximately $62.8 million which may be used to offset future taxable income, or, if unused expire between 2011 and 2020. As a result of certain of NeoMedia's equity activities occurring during the year ended December 31, 1997, NeoMedia anticipates that the annual usage of its pre-1998 net operating loss carryforwards may be further restricted pursuant to the provisions of Section 382 of the Internal Revenue Code.

10.     TRANSACTIONS WITH RELATED PARTIES

        In June 1999, the Company sold a license for the right to utilize its Neolink Information Server to Daystar Services L.L.C. ("Daystar") a Tennessee limited liability company, owned in part by an officer and one of the Company's board members, for $500,000. The original business purpose of the sale was to generate revenue through the sale of an exclusive license to Daystar. In April 2000, in anticipation of either a potential acquisition of the Company by Digital:Convergence ("DC") (which subsequently did not occur), or a long-term intellectual property license with DC, the Company purchased substantially all the assets of Daystar, including the rights to the license it sold to Daystar in 1999, for approximately $3.5 million of our common stock. In order to enter into a 10-year intellectual property license agreement with DC, the Company was required to re-purchase the exclusive license agreement. Additional Daystar assets purchased were to be employed in our MLM/Affinity licensing program. The assets purchased were recorded as intangible assets at approximately $3.5 million on the accompanying consolidated balance sheets. The Company believes this transaction was conducted on terms as good as favorable as those would have been derived from an arm's length negotiation.

        During the year ended December 31, 2000, the Company leased office and residential facilities from related parties for rental payments totaling $5,000. The lease expired during 2000.

        During October 2001, the Company borrowed $4,000 from Charles W. Fritz, its Chairman and Chief Executive Officer, under a note payable bearing interest at 10% per annum with a term of six months.

        During February 2002, the Company borrowed $10,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 30 days. The note has not been repaid as of the date of this filing and continues to accrue interest.

        During March 2002, the Company borrowed $190,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 16 days. The note was repaid during March 2002.

        During April 2002, the Company borrowed $11,000 from William E. Fritz under a note payable bearing interest at 8% per annum with a term of 60 days. The note had not been repaid as of the date of this filing and continues to accrue interest.

        During November 2002, NeoMedia issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. The notes bear interest at a rate of 15% per annum, and mature at the earlier of i.) four months, or ii.) the date the shares underlying the Cornell Equity Line of Credit are registered with the SEC. The notes are convertible, at the option of the holder, into either cash or shares of our common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. NeoMedia also granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature will be recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature, fair value of the stock and cost of warrants issued exceed the face value of the notes payable, therefore, only $60,000, the face amount of the note, is recognizable as debt discount, and is being amortized over the life of the notes payable. Any unamortized debt discount related to beneficial conversion feature will be charged to expense upon conversion, as interest expense. In the event NeoMedia defaults on the note, NeoMedia will issue an additional 1,483,318 shares of its common stock to the note holders. The notes are secured by the Company's intellectual property, which is subject to first lien by AirClic, Inc. During March 2002, two of the affiliated parties, Mr. William Firtz and Mr. Keil, agreed to extend the maturity date due to the Company's capital constraints. The Company repaid Mr. Charles Fritz's note in full during March 2003. NeoMedia will continue to pursue additional capital through the issuance of Convertible Secured Promissory Notes with the same terms as above.

        The Company believes that all of the above transactions were conducted at "arm's length", representing what it believes to be fair market value for those services.

11.     COMMITMENTS AND CONTINGENCIES

        NeoMedia leases its office facilities and certain office and computer equipment under various operating leases. These leases provide for minimum rents and generally include options to renew for additional periods. For the years ended December 31, 2002, 2001, and 2000, NeoMedia's rent expense was $853,000, $1,246,000, and $1,067,000, respectively.

        The following is a schedule of the future minimum lease payments under non-cancelable operating leases as of December 31, 2002:

                                                                   PAYMENTS
                                                                (IN THOUSANDS)
         2003 .............................................          $170
         2004..............................................             7
         2005 .............................................            --
         2006 .............................................            --
         2007 .............................................            --
                                                                     ----
         Total ............................................          $177
                                                                     ====


        As of December 31, 2002, none of the Company's employees were under contract. Additionally, as of December 31, 2002, the Company was not a party to any long-term consulting agreements that are to be paid in cash.

LEGAL PROCEEDINGS

        The Company is involved in various legal actions arising in the normal course of business, both as claimant and defendant. While it is not possible to determine with certainty the outcome of these matters, it is the opinion of management that the eventual resolution of the following legal actions could have a material adverse effect on the Company's financial position or operating results.

      NEOMEDIA SHAREHOLDERS

            During January 2002, certain of NeoMedia's shareholders filed a complaint with the Securities and Exchange Commission, alleging that the shareholders were not included in the special shareholders meeting of November 25, 2001, to vote on the issuance of 19 million shares of NeoMedia common stock. On March 11, 2002, NeoMedia filed its response claiming that NeoMedia had fully complied with all of its obligations under the laws and regulations administered by the Securities and Exchange Commission, as well as with its obligation under Delaware General Corporation Law.

      AIRCLIC, INC. LITIGATION

            On July 3, 2001, the Company entered into a non-binding letter of intent with AirClic which contemplated an intellectual property cross-licensing transaction between the Company and AirClic. Under the terms of the letter of intent, AirClic was to provide the Company with bridge financing of $2,000,000, which was to be paid to the Company in installments. On July 11, 2001, AirClic advanced $500,000 in bridge financing to the Company in return for a promissory note from the Company secured by all of its assets, including its physical world-to-Internet patents. During the negotiation of definitive agreements, the letter of intent was abandoned on the basis of the Company's alleged breach of certain representations made by the Company in the promissory note.

            On September 6, 2001, AirClic filed suit against the Company in the Court of Common Pleas, Montgomery County, Pennsylvania, seeking, among other things, the accelerated repayment of a $500,000 loan it advanced to the Company under the terms of a letter of intent entered into between AirClic and the Company. The letter of intent was subsequently abandoned on the basis of the Company's alleged breach of certain representations made by the Company in the promissory note issued to AirClic in respect of such advance. The note issued by the Company in respect of AirClic's $500,000 advance is secured by substantially all of the Company's property, including the Company's core physical world-to-Internet technologies. On October 3, 2003, we paid AirClic the principal plus interest in the amount of approximately $610,000. On November 3, 2003, we reached a settlement agreement with AirClic which will end the suit. The parties are currently drafting the release document and expect the suit to be dismissed by the end of November 2003. .

            AirClic has also filed suit against the Company in the United States District Court for the Eastern District of Pennsylvania. In this second action, AirClic seeks a declaration that certain core intellectual property securing the note issued by the Company to AirClic, some of which is patented and others for which a patent application is pending, is invalid and in the public domain. Any declaration that the Company's core patented or patentable technology is non-protectable and in the public domain would have a material adverse effect on the Company's business, prospects, financial condition, and results of operations. The Company is vigorously defending this second action as well. On November 21,2001, the Company filed a motion to dismiss the complaint. On December 19, 2001, AirClic filed a response opposing that position. On September 18, 2002, the court ruled in favor of the Company and dismissed AirClic's complaint. The Company has not accrued any liability in connection with this matter.

        DIGITAL:  CONVERGENCE LITIGATION

        On June 26, 2001, the Company filed a $3 million lawsuit in the U.S. District Court, Northern District of Texas, Dallas Division, against Digital:Convergence Corporation for breach of contract regarding a $3 million promissory note due on June 24, 2001 that was not paid. The Company is seeking payment of the $3 million note plus interest and attorneys fees. The Company has not accrued any gain contingency related to this matter. On March 22, 2002, Digital:Convergence filed under Chapter 7 of the United States Bankruptcy Code.

        OTHER LITIGATION

        In April 2001, the former President and director of NeoMedia filed a lawsuit against the Company and several of its directors. The suit was filed in the Circuit Court of the Twentieth Judicial Circuit for Sarasota, Florida. The claim alleges the individual was fraudulently induced into accepting employment and that the Company breached the employment agreement. The individual's employment with the Company ended in January 2001. During May 2002, the Company settled the suit. The Company is obligated to make cash payments of $90,000 directly to the plaintiff during the period May 2002 through December 2002, and cash payments to the plaintiff's attorney for legal fees in the amount of $45,000 due in July and August 2002. In addition, the plaintiff was granted 360,000 options to purchase shares of NeoMedia common stock at an exercise price of $0.08. As of March 31, 2002, the Company had accrued a $347,000 liability relating to the suit. As a result, the Company recognized an increase to net income of approximately $176,000 during the three-month period ended June 30, 2002 to adjust the liability to the settlement amount. As of December 31, the Company had an accrued liability of approximately $33,000 relating to this matter.

        On August 20, 2001, Ripfire, Inc. filed suit against the Company in the San Francisco County Superior Court seeking payment of $138,000 under a software license agreement entered into between the Company and Ripfire in May 2001 relating to implementation of the Qode Universal Commerce Solution. On September 6, 2002, the Company settled this suit for $133,000 of the Company's common stock. On March 31, 2003, the Company issued 2,700,000 shares of common stock to Ripfire under this arrangement. The Company has accrued a $133,000 liability relating to this matter as of December 31, 2002.

        On November 30, 2001, Orsus Solutions USA, Inc., filed a summons seeking payment in full of approximately $525,000 relating to a software and services contract associated with implementation of the Qode Universal Commerce Solution. The Company is currently attempting to negotiate settlement of this matter. The Company has accrued a liability of $525,000 as of December 31, 2002.

        On July 22, 2002, 2150 Western Court, L.L.C., the property manager for the Company's Lisle, IL, office, filed a summons seeking payment of approximately $72,000 for all past due rents on the facility. The summons asked for a judgment for the above amount plus possession of the premises. On August 9, 2002, the Company settled this matter. The settlement calls for past due rents of approximately $72,000 to be paid over a 15-month period, as well as reduced rents for the period August 2002 through March 2003. As additional consideration in the settlement, the Company issued 900,000 shares of its common stock to 2150 Western Court L.L.C. The Company had a liability of approximately $49,000 relating to this matter as of December 31, 2002.

        On July 27, 2002, the Company's former General Counsel filed suit in U.S. District Court, Ft. Myers division, seeking payment of the 2000 executive incentive, severance and unpaid vacation days in the amount of approximately $154,000. In June 2001, the Company's compensation committee approved an adjustment to the 2000 executive incentive plan that reduced the executive incentive payout as a result of the write-off of the Digital:Convergence intellectual property license contract in the second quarter of 2001. As a result, the Company reduced the accrual for such payout by an aggregate of approximately $1.1 million in the second quarter of 2002. The plaintiff is seeking payment of the entire original incentive payout. On November 12, 2002, the Company settled the lawsuit. The settlement calls for cash payments totaling approximately $90,000 over a period of ten months, plus 250,000 vested options to purchase shares of the Company's common stock at an exercise price of $0.01 with a term of five years. The Company had a liability of approximately $70,000 relating to this matter as of December 31, 2002.

        On September 12, 2002, R. R. Donnelley & Sons Company filed a summons in the Circuit Court of The Twentieth Judicial Circuit in and for Lee County, Florida, seeking payment of approximately $92,000 in past due professional services bills. The Company is attempting to negotiate settlement of this issue out of court prior to the court date. The Company has accrued approximately $92,000 relating to this matter as of December 31, 2002.

        On September 13, 2002, Wachovia Bank, N.A., owner of the building in which the Company's Ft. Myers, Florida headquarters is located, filed a complaint in Circuit Court of The Twentieth Judicial Circuit in and for Lee County, Florida, seeking payment of approximately $225,000 in past due rents. The complaint also seeks payment of all future rent payments under the lease term, which expires in January 2004, as well as possession of the premises. On October 28, 2002, the Company and Wachovia reached a settlement on this matter. The settlement calls for cash payments of past due rents of approximately $250,000 over a period of 16 months. The Company will also vacate approximately 70% of the unused space in its headquarters, and the rent for the remainder of the lease, which expires in January 2004, will be reduced according to square footage used. The Company has accrued a liability of approximately $270,000 relating to this matter as of December 31, 2002.

      On October 21, 2002, International Digital Scientific, Inc. ("IDSI") filed a demand for arbitration relating to past due payments on an uncollateralized note payable from us to IDSI dated October 1, 1994. The note was issued in exchange for the purchase by us of computer software from IDSI. The note calls for the Company to make payments of the greater of: (i) 5% of the collected gross revenues from sales of software or (ii) $16,000 per month. As of December 31, 2002, the Company had a past due balance under the IDSI note of approximately $304,000. The net carrying value of future obligation under the note was $390,000 as of December 31, 2002. On October 31, 2003, we paid off all past due and future obligations under the note to IDSI through the issuance of 8,000,000 shares of common stock being registered for resale hereunder.

        On October 28, 2002, Merrick & Klimek, P.C., filed a complaint against the Company seeking payment of approximately $170,000 in past due legal services. The amount in question is subject to an unsecured promissory note that matured unpaid on February 28, 2002. The Company is attempting to negotiate settlement of this issue out of court prior to the court date. The Company has recorded the note payable amount of approximately $170,000 and accrued interest of approximately $21,000 relating to this matter as of December 31, 2002.

            On November 11, 2002, Avnet/Hallmark Computer Marketing Group filed a complaint against the Company seeking payment of approximately $66,000 in past due amounts relating to hardware and software re-sold by the Company. During December 2002, the Company made payment of approximately $30,000 to Avnet, reducing the balance owed to approximately $37,000. On April 1, 2003, the Company received a judgment from the circuit court for the remaining balance. The Company had a liability of approximately $37,000 relating to this matter as of December 31, 2002.

        On December 30, 2002, Brooks Automation, Inc. filed a complaint against the Company seeking payment of approximately $37,000 in past due amounts relating to software re-sold by the Company. On January 16, 2003, the Company and Brooks Automation reached a settlement under which the Company will pay the amount owed to Brooks Automation over a period of approximately 15 months, with the payment amount increasing after three months. The Company had a $37,000 liability relating to this matter as of December 31, 2002.

        On February 6, 2003, Norton Allen & Blue, P.A., filed a complaint against the Company seeking payment of approximately $25,000 in past due legal services. The Company is attempting to negotiate settlement of this issue out of court prior to the court date.

        On March 10, 2003, IBM Credit Corporation filed a complaint against the Company seeking payment of approximately $9,000 in past due amounts relating to computer equipment leased by the Company. The Company is attempting to negotiate settlement of this issue out of court prior to the court date.

12.     DEFINED CONTRIBUTION SAVINGS PLAN

        NeoMedia maintains a defined contribution 401(k) savings plan. Participants may make elective contributions up to established limits. All amounts contributed by participants and earnings on these contributions are fully vested at all times. The plan provides for matching and discretionary contributions by NeoMedia, although no such contributions to the plan have been made to date.

13.     EMPLOYEE STOCK OPTION PLAN

        Effective February 1, 1996, NeoMedia adopted the 1996 Stock Option Plan making available for grant to employees of NeoMedia options to purchase up to 1,500,000 shares of NeoMedia's common stock. The stock option committee of the board of directors has the authority to determine to whom options will be granted, the number of options, the related term, and exercise price. The option exercise price shall be equal to or in excess of the fair market value per share of NeoMedia's common stock on the date of grant. These options granted expired ten years from the date of grant. These options vest 100% one year from the date of grant.

        Effective March 27, 1998, NeoMedia adopted the 1998 Stock Option Plan making available for grant to employees of NeoMedia options to purchase up to 8,000,000 shares of NeoMedia's common stock. The stock option committee of the board of directors has the authority to determine to whom options will be granted, the number of options, the related term, and exercise price. The option exercise price may be less than the fair market value per share of NeoMedia's common stock on the date of grant. Options generally vest 20% upon grant and 20% per year thereafter. The options expire ten years from the date of grant.

        Effective June 6, 2002, NeoMedia adopted its 2002 Stock Option Plan. The 2002 Stock Option Plan provides for authority for the stock option committee of the board of directors to grant non-qualified stock options with respect to a maximum of 10,000,000 shares of common stock. The option exercise price may be less than the fair market value per share of NeoMedia's common stock on the date of grant, and may be granted with any vesting schedule as approved by the stock option committee.

        Effective January 1, 1996, NeoMedia adopted SFAS No. 123, "Accounting for Stock-Based Compensation" defines a fair-value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock-based compensation plans using the intrinsic-value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Entities electing to continue using the accounting method in APB 25 must make pro forma disclosures of net income and earnings per share as if the fair-value method of accounting had been adopted. Because NeoMedia elected to continue using the accounting method in APB 25, no compensation expense was recognized in the consolidated statements of operations for the years ended December 31, 2002, 2001, and 2000 for stock-based employee compensation.

        For grants in 2002, 2001, and 2000, the following assumptions were used:
(i) no expected dividends; (ii) a risk-free interest rate of 4.5% for 2002, 4.5% for 2001, and 6% for 2000; (iii) expected volatility ranging from 135% to 211% for 2002, 135% for 2001, and 80% for 2000, and (iv) an expected life of the shorter of 5 years or the stated life of the option for options granted in 2002, the shorter of 5 years or the stated life of the option for options granted in 2002, and the shorter of 4 years or the stated life of the option for options granted in 2000. The fair-value was determined using the Black-Scholes option-pricing model.

        The estimated fair value of grants of stock options and warrants to non-employees of NeoMedia is charged to expense in the consolidated financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

            Utilizing the assumptions detailed above, our net loss and loss per share, as reported, would have been the following pro forma amounts ($ in thousands except per share data).

                                       2002            2001            2000
                                       ----            ----            ----
NET LOSS
   As reported                       ($7,421)       ($25,469)        ($5,409)
   Pro forma                         ($8,420)       ($27,888)        ($7,498)

NET LOSS PER SHARE
   As reported                       ($0.33)         ($1.55)         ($0.39)
   Pro forma                         ($0.38)         ($1.70)         ($0.54)


        A summary of the status of NeoMedia's 2002, 1998 and 1996 stock option plans as of and for the years ended December 31, 2002, 2001, and 2000 is as follows:

                                                        2002                    2001                       2000
                                               ----------------------   ---------------------     ----------------------
                                                            WEIGHTED                WEIGHTED                   WEIGHTED
                                                             AVERAGE                AVERAGE                     AVERAGE
                                                            EXERCISE                EXERCISE                   EXERCISE
                                                SHARES        PRICE      SHARES      PRICE         SHARES        PRICE
                                               ---------    ---------   --------    ---------     ---------    ---------
                                                  (In                      (In                      (In
                                                thousands)              thousands)               thousands)
Outstanding at beginning of year                   4,214    $    2.96      4,294    $    4.71         3,418    $    4.43
Granted                                           12,306    $    0.06      3,499    $    2.00         1,192    $    4.87
Exercised                                         (5,252)   $    0.07        (38)   $    3.60          (170)   $    2.83
Forfeited                                           (467)   $    2.75     (3,541)   $    4.13          (146)   $    5.78
                                               ---------    ---------   --------    ---------     ---------    ---------
   Outstanding at end of year                     10,801    $    1.11      4,214    $    2.96         4,294    $    4.71
                                               =========    =========   ========    =========     =========    =========

Options exercisable at year-end                   10,272                   2,452                      2,140

Weighted-average fair value of options
   granted during the year                                  $    0.10               $    1.40                  $    3.05

Available for grant at the end of the year         2,319                   4,158                      4,116


        The following table summarizes information about NeoMedia's stock options outstanding as of December 31, 2002:

                                       OPTIONS OUTSTANDING                                             OPTIONS EXERCISABLE
      -------------------------------------------------------------------------------------       ---------------------------------
                                                             WEIGHTED-            WEIGHTED-                           WEIGHTED-
                                                               AVERAGE              AVERAGE                            AVERAGE
          RANGE OF                    NUMBER                  REMAINING            EXERCISE          NUMBER           EXERCISE
       EXERCISE PRICES              OUTSTANDING           CONTRACTUAL LIFE          PRICE         EXERCISABLE           PRICE
       ---------------              -----------           -----------------         -----         ------------          -----
                                  (In thousands)                                                 (In thousands)
        $-- to $0.10                        5,705           6.6    years            $0.04               5,705           $0.04
        0.11 to 0.22                        2,449           5.0    years            $0.18               2,449           $0.18
        0.23 to 4.88                        1,753           6.8    years            $3.18               1,300           $3.15
        4.89 to 7.88                          801           6.2    years            $6.18                 729           $6.27
        7.89 to 10.88                          93           6.7    years            $8.86                  89           $8.88
-----------------------------------------------------------------------------------------------------------------------------------
       $0.84 to $10.88                     10,801           6.2    years            $1.11              10,272           $0.98
===================================================================================================================================


        In October 2000, the Company issued 80,000 options to buy shares of the Company's common stock to an outside consultant at a price of $4.13 per share for consulting services rendered, and recognized approximately $253,000 in expense in its 2000 consolidated financial statements. These warrants vest in the same manner as the employee options granted under the 1998 Stock Option Plan. All these warrants were outstanding and 48,000 were vested at December 31, 2002.

        In September 2001, the Company issued 150,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.20 per share for consulting services rendered, and recognized $18,800 in expense in the 2001 consolidated financial statements. The warrants vested 40% upon grant and the remaining 60% in September 2002. As of December 31, 2002, all 150,000 options were outstanding and vested.

        In March 2002, the Company issued 2,946,310 options to buy shares of the Company's common stock to two outside consultants at a price of $0.17 per share for consulting services rendered over a six-month period, and recognized approximately $407,000 in expense in the 2002 consolidated financial statements. The options vested 100% upon grant. As of December 31, 2002, 984,055 of the options were still outstanding and vested.

        In June 2002, the Company issued 3,000,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.01 per share for consulting services rendered over a one-year period, and recognized approximately $125,000 in expense in the 2002 consolidated financial statements. The options vested 100% upon grant. All 3,000,000 options were exercised during 2002, resulting in proceeds to the Company of $30,000.

        In December 2002, the Company issued 2,000,000 options to buy shares of the Company's common stock to an outside consultant at a price of $0.01 per share for consulting services rendered over a twelve-month period, and recognized approximately $78,000 in expense in the 2002 consolidated financial statements. The options vested 100% upon grant. All 2,000,000 options were still outstanding and vested as of December 31, 2002.

            Warrants

        Warrant activity as of December 31, 2002, 2001, and 2000, is as follows:

Balance December 31, 1999                                             2,676,362
 Warrants issued                                                      1,787,073
 Warrants exercised                                                    (495,600)
                                                                     ----------

Balance December 31, 2000                                             3,967,835
 Warrants issued                                                        887,512
 Warrants exercised                                                    (505,450)
 Warrants expired                                                    (1,110,000)
                                                                     ----------

Balance December 31, 2001                                             3,239,897
 Warrants issued                                                      5,000,000
 Warrants exercised                                                    (369,450)
 Warrants expired                                                      (436,689)
                                                                     ----------

Balance December 31, 2002                                             7,433,758
                                                                     ==========


        During October 2000, the Company issued 1,400,000 warrants as part of a ten-year license of the Company's intellectual property to DC. These warrants were immediately vested and exercisable. The associated expense was initially being recognized over the life of the contract, and was written off as part of the "Loss on Digital:Convergence license contract" recognized in 2000. All 1,400,000 warrants were outstanding as of December 31, 2002. DC is currently proceeding under Chapter 7 of the U.S. Bankruptcy Code.

        During 2001, the Company re-priced approximately 1.5 million additional warrants subject to a limited exercise period and other conditions, including certain warrants issued in connection with NeoMedia's initial public offering in 1996, which expired at the end of 2001. The repricing program allowed the warrant exercise price to be reduced to 33 percent of the closing sale price of the Company's common stock (subject to a minimum) on the day prior to the date of exercise for a period of six months from the date the repricing program began. The exercise of the warrants and sale of the underlying common stock was at the discretion of a broker selected by the Company, within the parameters of the repricing arrangement. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, the award was accounted for as variable from the date of modifications on May 1, 2001. Accordingly, $181,000 was recorded in during 2001 as compensation expense.

        In June 2001, the Company issued 404,900 warrants to an outside consultant at an exercise price of $2.09. During 2001, the Company recognized an expense of approximately $742,000 related to this transaction, which is included in general and administrative expense in the accompanying consolidated statements of operations. The Company used the Black-Scholes option-pricing model to value the shares, with the following assumptions: (i) no expected dividends (ii) a risk-free interest rate of 4.5% (iii) expected volatility of 135% and (iv) an expected life of 3 years. All of these warrants were still outstanding as of December 31, 2002.

        In June 2002, the Company issued 2,000,000 warrants to an outside consultant at an exercise price of $0.00. During 2002, the Company recognized an expense of approximately $100,000 related to this transaction, which is included in general and administrative expense in the accompanying consolidated statements of operations. The Company used the Black-Scholes option-pricing model to value the shares, with the following assumptions: (i) no expected dividends (ii) a risk-free interest rate of 4.5% (iii) expected volatility of 135% and (iv) an expected life of 1 year. All 2,000,000 warrants were still outstanding as of December 31, 2002.

        In June 2002, the Company issued 1,500,000 warrants to buy shares of the Company's common stock at a price of $0.05 per share to Charles W. Fritz, the Company's Chairman of the Board and former CEO, as replacement for warrants exercised in the Company's warrant repricing program for which Mr. Fritz received no profit. The Company recognized approximately $66,000 in expense in the 2002 consolidated financial statements relating to the warrant issuance. All 1,500,000 warrants were outstanding as of December 31, 2002.

        In June 2002, the Company issued 1,500,000 warrants to buy shares of the Company's common stock at a price of $0.05 per share to an outside consultant, as replacement for warrants exercised in the Company's warrant repricing program for which the outside consultant received no profit. The Company recognized approximately $66,000 in expense in the 2002 consolidated financial statements relating to the warrant issuance. All 1,500,000 warrants were outstanding as of December 31, 2002.

        The following table summarizes information about warrants outstanding at December 31, 2002, all of which are exercisable:

                                                          WEIGHTED-                WEIGHTED-
                                                           AVERAGE                  AVERAGE
       RANGE OF                   WARRANTS                 REMAINING                EXERCISE
   EXERCISE PRICES              OUTSTANDING            CONTRACTUAL LIFE               PRICE
   ---------------              -----------            ----------------               -----
                               (In thousands)
    $--- to $0.05                   5,009               2.8    years                  $0.03
     0.06 to 2.13                     485               0.4    years                  $2.10
     2.14 to 3.56                     241               5.3    years                  $3.46
     3.57 to 7.37                   1,443               2.7    years                  $6.03
    7.38 to 15.00                     256               0.2    years                 $11.24
  ------------------             -----------          ----------------            ------------
    $--- to $15.00                  7,434               2.6    years                  $1.83
  ==================             ===========          ================            ============


14.     SEGMENT INFORMATION

        Beginning with the year ended December 31, 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 131 supersedes Financial Accounting Standards Board's SFAS No. 14, "Financial Reporting for Segments of a Business
Enterprise."   SFAS  131  establishes   standards  for  the  way  that  business
enterprises report information about operating segments in annual financial statements. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers.

        The Company is organized into two business segments: (a) NeoMedia ISS, and (b) NeoMedia CIS. Performance is evaluated and resources allocated based on specific segment requirements and measurable factors. Management uses the Company's internal income statements to evaluate each business unit's performance. Assets of the business units are not available for management of the business segments or for disclosure.

        Operational results for the two segments for the years ended December 31, 2002, 2001, and 2000 and are presented below (in thousands):


      --------------------------------------------------------------------------------------------------
                                                     NEOMEDIA ISS       NEOMEDIA CIS
                                                      (FORMERLY          (FORMERLY
                                                     NEOMEDIA ASP)      NEOMEDIA SI)       CONSOLIDATED
                                                     -------------      ------------       ------------
YEAR ENDED DECEMBER 31, 2002
      Net Sales
             License fees                              $     29           $    417           $    446
             Software and equipment resales
                and related services                         --              8,953              8,953
                     Total net sales                         29              9,370              9,399

      Loss from Continuing Operations                    (4,623)            (1,275)            (5,898)
      Loss from disposal of
             discontinued business unit                  (1,523)                --             (1,523)
      Net Loss                                           (6,146)            (1,275)            (7,421)

YEAR ENDED DECEMBER 31, 2001
      Net Sales
             Qode Business Unit                        $     13           $     --           $     13
             Paperclick/Amway/MLM                           140                                   140
             Software and equipment resales
                and related services                         --              8,002              8,002
                     Total gross sales                      153              8,002              8,155
             Less: Qode Business Unit Sales                 (13)                --                (13)

                     Total net sales                        140              8,002              8,142

      Loss from Continuing Operations                   (17,639)            (1,129)           (18,768)
      Loss from operations of and disposal of
             discontinued business unit                  (6,701)                --             (6,701)
      Net Loss                                          (24,340)            (1,129)           (25,469)

YEAR ENDED DECEMBER 31, 2000

      Net Sales
             Patent license fees                       $  7,768            $    --           $  7,768
             Other license fees                             315                334                649
             Software and equipment resales
                and related services                         --             19,148             19,148
                     Total net sales                      8,083             19,482             27,565

      Net Loss                                           (4,225)            (1,184)            (5,409)

15.     QUARTERLY INFORMATION (UNAUDITED)

            The summarized quarterly financial data presented below reflects all adjustments which, in the opinion of management, are of a normal and recurring nature necessary to present fairly the results of operations for the periods presented.

                                                         (dollars in thousands except per share data)
                                        -----------------------------------------------------------------------------
                                         TOTAL            FOURTH           THIRD            SECOND            FIRST
2002
Total net sales                         $  9,399         $    947         $  3,404         $  3,652         $  1,396
Gross profit                            $  1,135         $     54         $    582         $    417         $     82
(Loss) before income taxes
     and discontinued operations        ($ 5,720)        ($   741)        ($   773)        ($ 2,824)        ($ 1,382)
Net (loss)                              ($ 7,421)        ($   919)        ($   773)        ($ 4,347)        ($ 1,382)
Net (loss) per share:
     basic and diluted                  ($  0.33)        ($  0.03)        ($  0.03)        ($  0.11)        ($  0.05)
Segment operating income (loss):
NeoMedia ISS                            ($ 6,147)        ($   145)        ($   464)        ($ 4,301)        ($ 1,237)
NeoMedia CIS                            ($ 1,274)        ($   774)        ($   309)        ($    46)        ($   145)

2001
Total net sales                         $  8,142         $  4,459         $    908         $  1,237         $  1,538
Gross profit                            ($   724)        $    597         ($   503)        ($   404)        ($   414)
(Loss) before income taxes
     and discontinued operations        ($18,768)        $    771         ($ 5,072)        ($11,042)        ($ 3,425)
Net (loss)                              ($25,469)        ($ 1,692)        ($ 9,310)        ($11,042)        ($ 3,425)
Net (loss) per share:
     basic and diluted                  ($  1.55)        ($  0.11)        ($  0.60)        ($  0.72)        ($  0.24)
Segment operating income (loss):
NeoMedia ISS                            ($24,340)        ($ 1,660)        ($ 8,956)        ($10,931)        ($ 2,793)
NeoMedia CIS                            ($ 1,129)        ($    32)        ($   354)        ($   111)        ($   632)

2000
Total net sales                         $ 27,565         $  9,875         $  4,049         $  9,547         $  4,094
Gross profit                            $  9,032         $  7,571         $     42         $    879         $    540
(Loss) before income taxes
     and discontinued operations        ($ 5,409)        $  2,667         ($ 3,555)        ($ 2,085)        ($ 2,436)
Net income (loss)                       ($ 5,409)        $  2,667         ($ 3,555)        ($ 2,085)        ($ 2,436)
Net (loss) per share:
     basic and diluted                  ($  0.39)        $   0.21         ($  0.25)        ($  0.15)        ($  0.19)
Segment operating income (loss):
NeoMedia ISS                            ($ 4,225)        $  4,061         ($ 3,051)        ($ 2,818)        ($ 2,417)
NeoMedia CIS                            ($ 1,184)        ($ 1,394)        ($   504)        $    733         ($    19)


16.     COMMON STOCK

        Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of our outstanding shares of common stock, subject to the rights of the holders of preferred stock, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the Board of Directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is duly authorized and validly issued, fully-paid, and nonassessable. In the event we were to elect to sell additional shares of common stock following this offering, investors in this offering would have no right to purchase additional shares. As a result, their percentage equity interest in us would be diluted.

        On June 6, 2002, the Company's shareholders voted to increase the number of shares of common stock, par value $0.01 per share, that the Company is authorized to issue from 50,000,000 to 200,000,000 and the number of share of preferred stock, par value $0.01 per share, that the Company is authorized to issue from 10,000,000 to 25,000,000.

        On November 12, 2002, the Company entered into an Equity Line of Credit Agreement with Cornell under which Cornell agreed to purchase up to $10.0 million of NeoMedia's common stock and over the next two years, with the timing and amount of the purchase at the Company's discretion. The maximum amount of each purchase is $150,000 with a minimum of seven days between purchases. The shares will be valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia. The Company will pay 5% of the gross proceeds of each purchase to Cornell as a commission. According to the terms of the agreement, the Company cannot draw on the line of credit until the shares underlying the agreement are registered for trading with the Securities and Exchange Commission. On February 14, 2003, the SEC declared effective the S-1 registration statement containing 100 million shares underlying the Equity Line of Credit.

17.   PREFERRED STOCK

            The Company's Preferred Stock is currently comprised of 25,000,000 shares, par value $0.01 per share, of which 200,000 shares are designated as Series A Preferred Stock, none of which are issued or outstanding, and, following the conversion into common stock of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, 47,511 shares are designated as Series A Convertible Preferred Stock, none of which are issued and outstanding, and 100,000 shares of Series B 12% Convertible Redeemable Preferred Stock, none of which are issued and outstanding. The Company has no present agreements relating to or requiring the designation or issuance of additional shares of preferred stock.

18.     SUBSEQUENT EVENTS

        On February 6, 2003, Norton Allen & Blue, P.A., filed a complaint against the Company seeking payment of approximately $25,000 in past due legal services. The Company is attempting to negotiate settlement of this issue out of court prior to the court date.

        On February 14, 2003, the SEC declared effective the S-1 registration statement containing 100 million shares underlying the Company's Equity Line of Credit. As of March 17, 2003 the Company had issued 1,342,642 shares of common stock under the Equity Line of Credit and received cash of approximately $150,000.

        On March 13, 2003, the Company announced that that it had reached an agreement in principal to acquire and merge with Loch Energy, Inc. ("Loch"), an oil and gas provider based in Humble, Texas. On October 1, 2003, we discovered that the royalty interest from future sales of oil owned by Loch were oversold, which would likely result in materially lower projected available cashflow from Loch's operations. This projected available cashflow was the basis for the acquisition. On October 2, 2003, our Board of Directors voted to cancel the Memorandum of Terms, and terminate the acquisition and merger proceedings.

        On April 2, 2003, the Company was issued its sixth US Patent. The technology covered by the patent allows for a connection from human-or machine-readable input to generate a tailored response that can utilize a profile of the person making the link between the code-carrying physical object and the desired electronic information. The patent allowed 58 claims.

        On October 27, 2003, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP ("Cornell"). Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $20 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal market on which our common stock is traded for the 5 trading days immediately following the notice date.

            On November 10, 2003, we announced that that we had signed a non-binding letter of intent to acquire CSI International, Inc. ("CSI"), of Calgary, Alberta, Canada, a private technology products company in the micro paint repair industry. The LOI calls for the issuance of 7,000,000 shares of our common stock to be issued in exchange for all outstanding shares of CSI. In addition, we will pay $3.5 million cash. The acquisition is subject to completion of due diligence by both sides, as well as Board approval and other conditions.

            On December 9, 2003, we signed a non-binding letter of intent to acquire Triton Global Business Services Inc. and its parent company, BSD Software Inc. (Pink Sheets: BSDS), both of Calgary, Alberta, Canada. The LOI outlined terms, including an exchange of one share of our common stock for each share of BSD Software, not to exceed 40 million shares. The transaction is dependent on due diligence by both companies, approval by our Board of Directors, BSD Software's Board of Directors, shareholders, required regulatory approvals, and other conditions. Triton, formed in 1998 and acquired by BSD in 2002, is an Internet Protocol-enabled provider of live and automated operator calling services, e-business support, billing and clearinghouse functions and information management services to telecommunications, Internet and e-business service providers. The acquisition is subject to completion of due diligence by both sides, as well as Board approval and other conditions.

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                         SEPTEMBER 30,
                                                                                             2003
                                                                                             ----
ASSETS
Current assets:
        Cash and cash equivalents                                                          $  1,048
        Restricted cash                                                                         600
        Trade accounts receivable, net of allowance for doubtful accounts of $28                178
        Inventories, net                                                                         13
        Prepaid expenses and other current assets                                               511
                                                                                           --------
        Total current assets                                                                  2,350

        Property and equipment, net                                                              72
        Capitalized patents, net                                                              2,055
        Capitalized and purchased software costs, net                                            60
        Other long-term assets                                                                  704
                                                                                           --------

             Total assets                                                                  $  5,241
                                                                                           ========

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
        Accounts payable                                                                   $  3,096
        Amounts due under financing agreements                                                  345
        Liabilities in excess of assets of discontinued business unit                           996
        Sales taxes payable                                                                     194
        Accrued expenses                                                                      2,782
        Deferred revenues                                                                       576
        Notes payable                                                                           732
        Cash advances payable through the issuance of common stock                            1,135
        Current portion of long-term debt                                                       591
        Other                                                                                    37
                                                                                           --------
             Total current liabilities                                                       10,484

Long-term debt, net of current portion                                                           94
                                                                                           --------

             Total liabilities                                                               10,578
                                                                                           --------

Shareholders' deficit:
        Preferred stock, $0.01 par value, 25,000,000 shares authorized, none issued
           and outstanding                                                                       --
        Additional paid-in capital, preferred stock                                              --
        Common stock, $0.01 par value, 1,000,000,000 shares authorized,
           207,764,771 shares issued and 205,781,109 outstanding                              2,058
        Additional paid-in capital                                                           68,469
        Deferred stock-based compensation                                                      (260)
        Accumulated deficit                                                                 (74,825)
        Treasury stock, at cost, 201,230 shares of common stock                                (779)
                                                                                           --------
        Total shareholders' deficit                                                          (5,337)
                                                                                           --------
             Total liabilities and shareholders' deficit                                   $  5,241
                                                                                           ========

               The accompanying notes are an integral part of this
                     condensed consolidated balance sheet.

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           THREE MONTHS ENDED SEPTEMBER 30,
                                                                          -----------------------------------
                                                                              2003                    2002
                                                                          -------------         -------------
NET SALES:
      License fees                                                        $          69         $         150
      Resale of software and technology equipment and service fees                  392                 3,254
                                                                          -------------         -------------
      Total net sales                                                               461                 3,404
                                                                          -------------         -------------

COST OF SALES:
      License fees                                                                   76                    80
      Resale of software and technology equipment and service fees                  378                 2,742
                                                                          -------------         -------------
      Total cost of sales                                                           454                 2,822
                                                                          -------------         -------------

GROSS PROFIT                                                                          7                   582
      Sales and marketing expenses                                                  146                   207
      General and administrative expenses                                         1,940                   996
      Research and development costs                                                 78                   150
                                                                          -------------         -------------

      Loss from operations                                                       (2,157)                 (771)
      Other expenses:
      Loss on extinguishment of debt                                                 24                    --
      Interest expense                                                               24                     2
                                                                          -------------         -------------

NET LOSS                                                                  $      (2,205)        $        (773)
                                                                          =============         =============

NET LOSS PER SHARE--BASIC AND DILUTED                                     $       (0.01)        $       (0.03)
                                                                          =============         =============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES--BASIC AND DILUTED                 151,698,465            22,979,755
                                                                          =============         =============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           NINE MONTHS ENDED SEPTEMBER 30,
                                                                          ---------------------------------
                                                                              2003                 2002
                                                                          ------------         ------------
NET SALES:
      License fees                                                        $        338         $        303
      Resale of software and technology equipment and service fees               1,671                8,149
                                                                          ------------         ------------
      Total net sales                                                            2,009                8,452
                                                                          ------------         ------------

COST OF SALES:
      License fees                                                                 227                  764
      Resale of software and technology equipment and service fees               1,566                6,607
                                                                          ------------         ------------
      Total cost of sales                                                        1,793                7,371
                                                                          ------------         ------------

GROSS PROFIT                                                                       216                1,081
      Sales and marketing expenses                                                 407                  719
      General and administrative expenses                                        3,409                3,556
      Research and development costs                                               243                  683
      Loss on impairment of assets                                                  --                1,003
                                                                          ------------         ------------

      Loss from operations                                                      (3,843)              (4,880)

      Other expenses:
      Loss on extinguishment of debt                                                24                   --
      Interest expense                                                             193                   99
                                                                          ------------         ------------

Loss from continuing operations                                                 (4,060)              (4,979)

      Loss on disposal of discontinued business unit (Note 1)                       --               (1,523)
                                                                          ------------         ------------

NET LOSS                                                                  $     (4,060)        $     (6,502)
                                                                          ============         ============

NET LOSS PER SHARE FROM
      CONTINUING OPERATIONS--BASIC AND DILUTED                            $      (0.05)        $      (0.24)
                                                                          ============         ============

NET LOSS PER SHARE FROM
      DISCONTINUED OPERATIONS--BASIC AND DILUTED                          $         --         $      (0.07)
                                                                          ============         ============

NET LOSS PER SHARE--BASIC AND DILUTED                                     $      (0.05)        $      (0.31)
                                                                          ============         ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES--BASIC AND DILUTED                 89,440,869           20,736,080
                                                                          ============         ============


                   The accompanying notes are an integral part
             of these condensed consolidated financial statements.

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                              NINE MONTHS ENDED SEPTEMBER 30,
                                                                                              -------------------------------
                                                                                                    2003           2002
                                                                                                   -------        -------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                                                     ($4,060)       ($6,502)
      Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                                    368            938
      Loss on disposal of discontinued business unit                                                    --          1,523
      Loss on impairment of assets                                                                      --          1,003
      Expense associated with option and warrant repricing                                             748             38
      Fair value of expense portion of stock-based
               compensation granted for professional services                                          442            383
      Interest expense allocated to debt                                                                75             --
      Discount related to issuance of employee common stock                                            688             --
      Loss on payments of accounts payable in stock                                                     24             --
      (Increase)/decrease in value of life insurance policies                                          (10)            80
      Changes in operating assets and liabilities
         Trade accounts receivable, net                                                                149           (610)
         Other current assets                                                                          217            491
         Accounts payable,  amounts due under financing agreements,  liabilities in excess of assets of discontinued  business unit,  accrued expenses
           and stock liability                                                                        (395)         1,916
         Deferred revenue other current liabilities                                                   (303)           151
                                                                                                   -------        -------
           Net cash used in operating activities                                                    (2,057)          (589)
                                                                                                   -------        -------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Capitalization of software development and purchased intangible assets                           (22)           (24)
      Acquisition of property and equipment                                                            (42)            --
                                                                                                   -------        -------
         Net cash used in investing activities                                                         (64)           (24)
                                                                                                   -------        -------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net proceeds from issuance of common stock                                                     2,409            198
      Net proceeds from cash advances payable through the issuance of common stock                   1,135             --
      Net proceeds from exercise of stock warrants                                                     250             43
      Net proceeds from exercise of stock options                                                       90            272
      Borrowings under notes payable and long-term debt                                                 75             21
      Transfer to restriced cash for long-term debt                                                   (600)            --
      Repayments on notes payable and long-term debt                                                  (260)            --
      Issuance of deferred stock-based compensation                                                     --            (46)
                                                                                                   -------        -------
         Net cash provided by financing activities                                                   3,099            488
                                                                                                   -------        -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                             (125)
                                                                                                                      978

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR
                                                                                                        70            134
                                                                                                   -------        -------

CASH AND CASH EQUIVALENTS                                                                          $ 1,048        $     9
                                                                                                   =======        =======

SUPPLEMENTAL CASH FLOW INFORMATION:
      Interest paid/(received) during the year                                                     $     6        ($   66)
      Income taxes paid                                                                                 --             --
      Non-cash investing and financing activities:
         Reduction in accounts payable for debt paid in stock                                           72             --
         Cancellation of common stock issued in 2001 to offset stock subscription receivable            --           (240)
         Fair value of stock and warrants issued with debt                                              56             --
         Fair value of stock issued for services                                                       148             --
         Fair value of stock compensation deferred to future periods                                    64             --
         Direct costs associated with Equity Line of Credit                                          5,693             --
         Net effect of issuance and subsequent
             cancellation of common stock underlying notes receivable                                   --           (190)

                   The accompanying notes are an integral part
             of these condensed consolidated financial statements.

                  NEOMEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
         UNAUDITED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.    BASIS OF PRESENTATION AND NATURE OF BUSINESS OPERATIONS

BASIS OF PRESENTATION

      The condensed consolidated financial statements include the financial statements of NeoMedia Technologies, Inc. and its wholly-owned subsidiaries ("NeoMedia" or the "Company"). The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. These condensed consolidated financial statements and related notes should be read in conjunction with the Company's Form 10-K for the fiscal year ended December 31, 2002. In the opinion of management, these condensed consolidated financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the consolidated financial position of NeoMedia as of September 30, 2003, and the results of operations and cashflows for the three-month and nine-month periods ended September 30, 2003 and 2002. The results of operations for the three-month and nine-month periods ended September 30, 2003 are not necessarily indicative of the results which may be expected for the entire fiscal year. All significant intercompany accounts and transactions have been eliminated in preparation of the condensed consolidated financial statements.

      NATURE OF BUSINESS OPERATIONS

      The Company is structured and evaluated by its Board of Directors and Management as two distinct business units:

            NeoMedia Internet Switching Services (NISS) (formerly named NeoMedia Application Services), and

            NeoMedia Consulting and Integration Services (NCIS) (formerly named NeoMedia SI)

      NISS (physical world-to-Internet offerings) is the Company's core business and is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports the Company's physical world to Internet core technology, including our linking "switch" and our application platforms. NISS also manages the Company's valuable intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

      NCIS (systems integration service offerings) is the original business line upon which the Company was organized. This unit resells client-server equipment and related software, and general and specialized consulting services. Systems integration services also identifies prospects for custom applications based on our products and services. During 2002, this unit expanded its business offerings to include a higher Value-Add called Storage Area Networks (SAN). The operations are based in Lisle, Illinois.

      RECLASSIFICATIONS

      Certain amounts in the 2002 condensed consolidated financial statements have been reclassified to conform to the 2003 presentation.

      RECENT ACCOUNTING PRONOUNCEMENTS

      In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. NeoMedia has implemented the provision of SFAS No. 145 and has concluded that the adoption does not have a material impact on the Company's financial statements.

      In July 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. NeoMedia has implemented the provision of SFAS No. 146 and has concluded that the adoption does not have a material impact on the Company's financial statements.

      In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

      In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

      In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN45 did not have a material effect on the Company's financial position, results of operations, or cash flows.

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria was based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of this statement did not have a material impact to the Company's financial position or results of operations.

      During October 2003, the FASB issued Staff Position No. FIN 46, deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46. The FASB also indicated it would be issuing a modification to FIN 46 prior to the end of 2003. Accordingly, the Company has deferred the adoption of FIN 46 with respect to VIEs created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact on its consolidated financial statements, results of operations or liquidity resulting from the adoption of this interpretation.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement amends Statement 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The adoption of this statement did not have a material impact to the Company's financial position or results of operations.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment to Concepts Statement 6, the Board decided to defer issuing that amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instruments including puttable shares, convertible bonds, and dual-indexed financial instruments. The adoption of this statement did not have a material impact on the Company's financial position or results of operations.

LOCH ENERGY, INC. ("LOCH")

            On March 7, 2003, NeoMedia announced that that it had reached an agreement in principle to acquire and merge with Loch, an oil and gas provider based in Humble, Texas. On October 1, 2003, NeoMedia discovered that the royalty interest from future sales of oil owned by Loch were oversold, which would likely result in materially lower projected available cashflow from Loch's operations. This projected available cashflow was the basis for the proposed acquisition by NeoMedia. On October 2, 2003, NeoMedia's Board of Directors voted to cancel the Memorandum of Terms signed on March 13, 2003, and terminate the acquisition and merger.

EQUITY LINE OF CREDIT WITH CORNELL CAPITAL PARTNERS, LP ("CORNELL")

      On February 11, 2003, NeoMedia and Cornell entered into an Equity Line of Credit Agreement under which Cornell agreed to purchase up to $10 million of NeoMedia's common stock over a two-year period, with the timing and amount of the purchase at the Company's discretion. The maximum amount of each purchase is $150,000 with a minimum of seven days between purchases. The shares are valued at 98% of the lowest closing bid price during the five-day period following the delivery of a notice of purchase by NeoMedia. The Company pays 5% of the gross proceeds of each purchase to Cornell. On February 14, 2003, the SEC declared effective the S-1 registration statement containing 100 million shares underlying the Equity Line of Credit.

      During the nine months ended September 30, 2003, the Company has received gross funding of $3,597,000 from the sale of stock under the Equity Line of Credit, through the sale of 87,933,244 shares of its common stock. The following table summarizes funding received from the Equity line of Credit during the nine months ended September 30, 2003:

                                                                                                      NINE MONTHS
                                                                                                         ENDED
                                             FIRST              SECOND               THIRD            SEPTEMBER 30,
                                            QUARTER             QUARTER             QUARTER               2003
                                          ------------        ------------        ------------        ------------
Number of shares sold to Cornell             3,452,373          28,411,871          56,069,000          87,933,244

Gross funds received by NeoMedia          $    312,000        $    685,000        $  2,600,000        $  3,597,000
Less: discount and fees*                       (28,000)            (50,000)           (226,000)           (304,000)
                                          ------------        ------------        ------------        ------------
   Net funding received by NeoMedia       $    284,000        $    635,000        $  2,374,000        $  3,293,000
                                          ------------        ------------        ------------        ------------

* - Includes placement fees, escrow fees, and a 5% reduction in gross proceeds retained by Cornell


        Subsequent to September 30, 2003, the Company sold an additional 12,066,756 shares to Cornell under the Equity Line of Credit, resulting in an additional discount of $1,172,000.

      Funding received from Cornell during the nine months ended September 30, 2003, was in the form of a debt instrument, under which the Company had the option to pay down the principal on the promissory note through the issuance of "puts" of common stock to Cornell over a period of several weeks, or by making payments in cash.

      On September 11, 2003, the Company received an advance from Cornell in the gross amount of $500,000 before Cornell discounts and fees. As of September 30, 2003, the Company had not issued any shares against this advance to Cornell. Accordingly, the company has recorded the advance balance of $500,000 in "Cash advances payable through the issuance of common stock" on its condensed consolidated balance sheet as of September 30, 2003. During October 2003, the Company issued 1,066,756 shares to Cornell against this advance, reducing the balance to approximately $376,000.

      On September 29, 2003, the Company received an advance from Cornell in the gross amount of $1,500,000 before Cornell discounts and fees. As of September 30, 2003, the Company had issued to Cornell 15,000,000 shares against the advance, valued at approximately $865,000. The Company has recorded the unpaid advance amount of $635,000 as "Cash advances payable through the issuance of common stock" on the condensed consolidated balance sheet as of September 30, 2003. During October 2003, the Company issued an additional 11,000,000 shares to Cornell to pay off the advance in full.

      On October 27, 2003, the Company and Cornell entered into a $20 million Standby Equity Distribution Agreement. The terms of the agreement are identical to the terms of the previous Equity Line of Credit, except that the maximum "draw" under the new agreement is $280,000 per week, not to exceed $840,000 in any 30-day period, and Cornell will purchase up to $20 million of the Company's common stock. As a consideration fee for Cornell to enter into the agreement, the Company issued 10 million warrants to Cornell with an exercise price of $0.05 per share, and a term of five years.

OPTION REPRICING

        During May 2003, the Company re-priced approximately 8.0 million stock options under a 6-month repricing program. Under the terms of the program, the exercise price for outstanding options under the Company's 2002, 1998, and 1996 Stock Option Plans was restated to $0.01 per share for a period of 6 months. In accordance with FASB Interpretation, FIN 44, Accounting for Certain Transactions Involving Stock Transactions, the award has been accounted for as variable from May 19, 2003 through the period ended June 30, 2002. Accordingly, the Company recognized approximately $544,000 and $710,000 as compensation in general and administrative expense during the three and nine month periods ended September 30, 2003. Approximately 4.4 million options were exercised under the repricing program during the nine months ended September 30, 2003. During September 2003, the deadline for the option repricing was extended to December 31, 2003 by the Stock Option Committee of NeoMedia's Board of Directors.

DISPOSAL OF QODE BUSINESS UNIT

        On August 31, 2001, the Company signed a non-binding letter of intent to sell the assets and liabilities of its former Ft. Lauderdale-based Qode business unit, which it acquired in March 2001, to The Finx Group, Inc., a holding company based in Elmsford, NY. The Finx Group was to assume $620,000 in Qode payables and $800,000 in long-term leases in exchange for the issuance of 500,000 shares of the Finx Group, right to use and sell Qode services, and up to $5 million in affiliate revenues over the next five years. During the third and fourth quarters of 2001 and the first quarter of 2002, the company recorded a $2.6 million expense from the write-down of the Qode assets/liabilities to net realizable value.

        During June 2002, the Finx Group notified the Company that it did not intend to carry out the letter of intent due to capital constraints. As a result, during the three-month period ended June 30, 2002, the Company recorded an additional expense of $1.5 million for the write-off of remaining Qode assets. As of September 30, 2003, the Company had approximately $996,000 of liabilities relating to the Qode system remaining on its books.

OTHER EVENTS

        On March 13, 2003, the Company repaid the remaining balance of $85,000 on a note due to Michael Kesselbrenner, a private investor. The original note had been issued in the amount of $165,000 on December 2, 2002, with a term of 150 days. In connection with the default provision of the note, the Company entered into a Pledge Agreement, dated December 2, 2002, under which the Company issued 53,620,020 shares of common stock to an unrelated third party as collateral for the note. The note balance of $85,000 was paid off on March 13, 2003, and the 53,620,020 shares were returned to the Company on April 4, 2003 and retired.

        On April 2, 2003, the Company was issued its sixth US Patent. The technology covered by the patent allows for a connection from human-or machine-readable input to generate a tailored response that can utilize a profile of the person making the link between the code-carrying physical object and the desired electronic information.

        On April 17, 2003, the Board of Directors of the Company approved the payment in full of approximately $154,000 of liabilities owed by the Company to Charles W. Fritz, the Company's Founder and Chairman of the Board of Directors, through the issuance of 15,445,967 shares of common stock. The Company recognized a discount expense in general and administrative expenses of approximately $15,000 relating to this transaction with Mr. Fritz.

        On April 21, 2003, the Company sold 25,000,000 shares of its common stock, par value $0.01, in a private placement at a price of $0.01 per share. In connection with the sale, the Company also granted the purchaser 25,000,000 warrants to purchase shares of the Company's common stock at an exercise price of $0.01 per share. The warrants had a fair value of $298,000 and have been recorded as a cost of issuance. The purchaser was William E. Fritz, a member of the Company's Board of Directors. Proceeds to the Company from sale of the shares were $250,000. The Company recognized a discount expense in general and administrative expenses of approximately $50,000 relating to this transaction with Mr. Fritz. On August 6, 2003, Mr. Fritz exercised his warrants and purchased 25,000,000 additional shares of common stock at a price of $0.01 per share.

        During April 2003, the Company repriced approximately 1.9 million warrants held by Thornhill Capital LLC ("Thornhill"), an outside consultant to the Company. Of the 1.9 million warrants, 1.5 million had an exercise price of $0.05 per share, and approximately 0.4 million had an exercise price of $2.09 per share. All 1.9 million warrants were repriced to $0.00 per share. The Company recognized an expense of approximately $27,000 related to this transaction during the second quarter of 2003. These warrants were exercised immediately after the repricing.

      During April 2003, the Company entered into a consulting agreement with William Fritz, an outside director, for consulting and advisement services relating to the merger with Loch Energy, Inc., and to the subsequent implementation of various management programs surrounding the business. The agreement calls for total payments of $250,000 over a period of one year. During August 2003, the Company paid the consulting contract in full. During September 2003, the consulting contract was rescinded and the full $250,000 was returned to us.

        On July 9, 2003, the Company borrowed $25,000 from William E. Fritz, one of its outside directors. This amount was added to the principal of a $10,000 note payable to Mr. Fritz that matures in April 2004, with all other terms of the note remaining the same. As consideration for the loan, the Company granted Mr. Fritz 2,500,000 warrants to purchase shares of the Company's common stock at an exercise price of $0.01 per share. The warrants had a fair value of approximately $74,000. In accordance with EITF 00-27, the Company recorded the relative fair value of the warrants as a discount against the note, and is amortizing the discount over the life of the note.

        On July 16, 2003, the Company's Board of Directors voted to authorize the issuance of approximately 34.4 million stock options to employees, contingent upon the passage at the Company's annual meeting on September 24, 2003, of a proposal to adopt a 2003 Stock Option Plan, under which 150 million options would be allocated for future issuance. The Company expensed approximately $624,000 related to the issuance of these options during the quarter ended September 30, 2003. The 2003 Stock Option Plan was approved by NeoMedia's shareholders. Subsequent to September 30, 2003, the Company issued the 34.4 million options.

        On July 21, 2003, the Company entered into a consulting agreement with an unrelated party under which the Company paid the consultant 3.6 million shares of the Company's common stock for services to be performed over a period of one year. The Company recorded expense of $19,000 and the remaining $81,000 was recorded as deferred compensation.

        On July 28, 2003, the Company signed a binding letter of intent to purchase Secure Source Technologies ("SST"), a provider of security solutions and covert security technology for the manufacturing and financial services industries, in exchange for 3.5 million shares of the Company's common stock. On October 8, 2003, the merger was completed, and the Company issued 3.5 million shares to the stockholders of SST. With the purchase of SST, the Company acquired eight additional patents that compliment its existing intellectual property portfolio.

        On August 29, 2003, the Company borrowed $50,000 from William E. Fritz, one of its outside directors, under an unsecured note payable. The note was paid in full during September 2003.

        On September 3, 2003, the Company issued 10 million warrants to an unrelated consultant for professional services rendered in the third and fourth quarter of 2003. The warrants have an exercise price of $0.01 and a term of five years. Services provided by the consultant include capital-raising services in the third quarter of 2003, advisory services relating to our Standby Equity Distribution Agreement with Cornell Capital Partners, and merger and acquisition advisement provided during the third and fourth quarters of 2003. The Company recorded approximately $19,000 as expense, $74,000 as deferred compensation, and $47,000 as cost of raising capital against additional paid in capital.

        On September 24, 2003, the Company's shareholders voted to (i) increase the number of shares of common stock, par value $0.01 per share, that the Company is authorized to issue from 200,000,000 to 1,000,000,000; and (ii) implement the 2003 Stock Option Plan, under which the Company is authorized to grant to employeees, directors, and consultants up to 150,000,000 options to purchase shares of its common stock.

      On September 29, 2003, the Company transferred $600,000 to an escrow account to be used to pay princiapal and interest relating to its note payable to AirClic, Inc. ("AirClic") which is subject to a lawsuit between the Company and AirClic (see "Legal Proceedings"). On October 3, 2003, NeoMedia paid AirClic the principal plus interest in the approximate amount of $610,000. On December 5, 2003, we paid an additional $115,000 in legal fees and entered into a settlement agreement with AirClic under suit was dismissed. We have no further obligation relating to this matter.

      On September 30, 2003, the Company received requests from the SEC's Southeast Regional Office for certain documents including those concerning negotiations and arrangements with certain strategic partners and consultants, patents, recent issuances of securities, investor relations, and the stock ownership by the Company's officers and directors. The Company responded promptly and fully and will cooperate with any further requests. The SEC's letter states that the staff's inquiry is informal and should not be construed as an indication of any violation of law or as a reflection on any person, entity, or security.

PRO-FORMA INFORMATION REQUIRED BY SFAS 148

      At September 30, 2003, the Company has four stock-based employee compensation plans (the 2003 Stock Option Plan, the 2002 Stock Option Plan, the 1998 Stock Option Plan, and the 1996 Stock Option Plan). The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net loss, except when options granted under those plans had an exercise price less than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and loss per share if the company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.


                                                  THREE MONTHS                  NINE MONTHS
                                               ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                             ----------------------        ----------------------
                                               2003           2002          2003           2002
                                             -------        -------        -------        -------
Net Loss, as reported                        ($2,205)       ($  773)       ($4,060)       ($6,502)
Compensation recognized under APB 25             623             --            623             --
Compensation recognized under SFAS 123          (925)          (313)        (1,361)          (629)
                                             -------        -------        -------        -------
   Pro-forma net loss                        ($2,507)       ($1,086)       ($4,798)       ($7,131)
                                             =======        =======        =======        =======

Net Loss per share:

Basic and diluted - as reported              ($ 0.01)       ($ 0.03)       ($ 0.05)       ($ 0.31)
                                             =======        =======        =======        =======
Basic and diluted - pro-forma                ($ 0.02)       ($ 0.05)       ($ 0.05)       ($ 0.34)
                                             =======        =======        =======        =======

SEGMENT REPORTING

            The Company is structured and evaluated by its Board of Directors and Management as two distinct business units:

        NeoMedia Internet Switching Services (NISS), is based in the United States, with development and operating facilities in Fort Myers, Florida. NISS develops and supports the Company's physical world to Internet core technology, including our linking "switch" and our application platforms. NISS also manages the Company's valuable intellectual property portfolio, including the identification and execution of licensing opportunities surrounding the patents.

        NeoMedia Consulting and Integration Services (NCIS) is the Company's systems integration business unit. This unit resells client-server equipment and related software, and general and specialized consulting services. NCIS also identifies prospects for custom applications based on NeoMedia's products and services. This unit recently added to its business offerings a much higher Value-Add called Storage Area Networks (SAN). The operations are based in Lisle, Illinois.

         The Company's reportable segments are strategic business units that offer different technology and marketing strategies. The Company's areas of operations are principally in the United States. No single foreign country or geographic area is significant to the consolidated financial statements

                Consolidated net sales, net operating losses for the nine months ended September 30, 2003 and 2002, and identifiable assets as of September 30, 2003, were as follows:

                                                                                (in thousands)
                                                         -------------------------------------------------------------
                                                                THREE MONTHS                        NINE MONTHS
                                                             ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                         -------------------------           -------------------------
                                                          2003              2002              2003              2002
                                                         -------           -------           -------           -------
NET SALES:
     NeoMedia Consulting & Integration Services          $   448           $ 3,391           $ 1,971           $ 8,424
     NeoMedia Internet Switching Service                      13                13                38                28
                                                         -------           -------           -------           -------
                                                         $   461           $ 3,404           $ 2,009           $ 8,452
                                                         -------           -------           -------           -------

NET LOSS:
     NeoMedia Consulting & Integration Services          ($1,855)          ($  338)          ($3,310)          ($  546)
     NeoMedia Internet Switching Service                    (350)             (435)             (750)           (5,956)
                                                         -------           -------           -------           -------
                                                         ($2,205)          ($  773)          ($4,060)          ($6,502)
                                                         -------           -------           -------           -------

                                                         AS OF
                                                     SEPTEMBER 30,
IDENTIFIABLE ASSETS                                       2003
     NeoMedia Consulting & Integration Services          $  603
     NeoMedia Internet Switching Service                  2,115
     Corporate                                            2,523
                                                         ------
                                                         $5,241
                                                         ------


SUBSEQUENT EVENTS

            On October 8, 2003, the Company completed its acquisition of Secure Source Technologies, Inc., a provider of security solutions and covert security technology for the manufacturing and financial services industries, for 3.5 million shares of NeoMedia common stock. With the purchase of SST, the Company acquired eight additional patents that compliment its existing intellectual property portfolio.

            On October 20, 2003, the Company entered into a consulting agreement with an unrelated third party to provide services related to the implementation of the Company's PaperClick for Camera Cell Phone business plan in Europe over a 12-month period. The consultant was paid 1,000,000 options with an exercise price of $0.01 per share and a term of three years.

            On October 20, 2003, the Company entered into a consulting agreement with an unrelated third party to provide services related to the implementation of the Company's domestic business plan relating to PaperClick patent business plan over a 12-month period. The consultant was paid 500,000 options with an exercise price of $0.01 per share and a term of three years.

            On October 27,  2003,  The  Company  entered  into a Standby  Equity
Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $20 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 98% of the lowest closing bid price of the Company's common stock on the OTC Bulletin Board or other principal market on which our common stock is traded for the 5 trading days immediately following the notice date. The amount of each advance is subject to a maximum of $280,000 per week, not to exceed $840,000 in any 30-day period, with a minimum of 6 trading days between advances. As a consideration fee for Cornell to enter into the agreement, the Company issued 10 million warrants to Cornell with an exercise price of $0.05 per share, and a term of five years. On November 7, 2003 the Company filed a Registration Statement on Form SB-2 to register the sale of up to 200,000,000 shares under the Standby Equity Distribution Agreement, as well as the 10,000,000 warrants issued to Cornell Capital Partners.

            Effective October 31, 2003, NeoMedia adopted the 2003 Stock Incentive Plan. Under the terms of the Plan, 30,000,000 shares of common stock are initially authorized to be issued to pay compensation and other expenses related to employees, former employees, consultants, and non-employee directors. On November 3, 2003, NeoMedia filed a Form S-8 to register all 30,000,000 shares under the 2003 Stock Incentive Plan.

            On November 10, 2003, the Company announced that that it has signed a non-binding letter of intent to acquire and merge with CSI International, Inc. ("CSI"), of Calgary, Alberta, Canada, a private technology products company and worldwide leader in the micro paint repair industry. The LOI calls for the issuance of 7,000,000 shares of the Company's common stock to be issued in exchange for all outstanding shares of CSI. In addition, the Company will pay $2.5 million cash. The merger is subject to completion of due diligence by both sides.

            On December 9, 2003, we signed a non-binding letter of intent to acquire Triton Global Business Services Inc. and its parent company, BSD Software Inc. (Pink Sheets: BSDS), both of Calgary, Alberta, Canada. The LOI outlined terms, including an exchange of one share of our common stock for each share of BSD Software, not to exceed 40 million shares. The transaction is dependent on due diligence by both companies, approval by our Board of Directors, BSD Software's Board of Directors, shareholders, required regulatory approvals, and other conditions. Triton, formed in 1998 and acquired by BSD in 2002, is an Internet Protocol-enabled provider of live and automated operator calling services, e-business support, billing and clearinghouse functions and information management services to telecommunications, Internet and e-business service providers.

CRITICAL ACCOUNTING POLICIES

            The U.S. Securities and Exchange Commission ("SEC") recently issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the SEC defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, our most critical accounting policies include: stock-based compensation; and the valuation of intangibles, which affects our amortization and write-offs of goodwill and other intangibles. The Company also has other key accounting policies, such as our policies for revenue recognition, including the deferral of a portion of revenues on sales to distributors, and allowance for bad debt. The methods, estimates and judgments the Company uses in applying these most critical accounting policies have a significant impact on the results the Company reports in our financial statements.

        Intangible Asset Valuation. The determination of the fair value of certain acquired assets and liabilities is subjective in nature and often involves the use of significant estimates and assumptions. Determining the fair values and useful lives of intangible assets especially requires the exercise of judgment. While there are a number of different generally accepted valuation methods to estimate the value of intangible assets acquired, the Company primarily uses the weighted-average probability method outlined in SFAS 144. This method requires significant management judgment to forecast the future operating results used in the analysis. In addition, other significant estimates are required such as residual growth rates and discount factors. The estimates the Company has used are consistent with the plans and estimates that the Company uses to manage its business, based on available historical information and industry averages. The judgments made in determining the estimated useful lives assigned to each class of assets acquired can also significantly affect our net operating results.

        Stock-based Compensation. The Company records stock-based compensation to outside consultants at fair market value in general and administrative expense. The Company does not record expense relating to stock options granted to employees with an exercise price greater than or equal to market price at the time of grant. The Company reports pro-forma net loss and loss per share in accordance with the requirements of SFAS 148 (see above). This disclosure shows net loss and loss per share as if the Company had accounted for its employee stock options under the fair value method of those statements. Pro-forma information is calculated using the Black-Scholes pricing method at the date of grant. This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

        Revenue Recognition. We derive revenues from two primary sources: (1) license revenues and (2) resale of software and technology equipment and service fee revenues.

        License fees, including Intellectual Property license, represent revenue from the licensing of NeoMedia's proprietary software tools and applications products. NeoMedia licenses its development tools and application products pursuant to non-exclusive and non-transferable license agreements. Resales of software and technology equipment represent revenue from the resale of purchased third party hardware and software products and from consulting, education, maintenance and post contract customer support services.

        The basis for license fee revenue recognition is substantially governed by American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 "Software Revenue Recognition" ("SOP 97-2"), as amended. License revenue is recognized if persuasive evidence of an agreement exists, delivery has occurred, pricing is fixed and determinable, and collectibility is probable.

        Revenue for resale of software and technology equipment and service fee is recognized based on guidance provided in Securities and Exchange Commission
(SEC) Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," as amended (SAB 101). Software and technology equipment resale revenue is recognized when all of the components necessary to run software or hardware have been shipped. Service revenues include maintenance fees for providing system updates for software products, user documentation and technical support and are recognized over the life of the contract. Software license revenue from long-term contracts has been recognized on a percentage of completion basis, along with the associated services being provided. Other service revenues, including training and consulting, are recognized as the services are performed. The Company uses stand-alone pricing to determine an element's vendor specific objective evidence (VSOE) in order to allocate an arrangement fee amongst various pieces of a multi-element contract. NeoMedia records an allowance for uncollectible accounts on a customer-by-customer basis as appropriate.

INTANGIBLE ASSETS

            At the end of each quarter, or upon occurrence of material events relating to a specific intangible item, the Company performs impairment tests on each of its intangible assets, which include capitalized patent costs, and capitalized and purchased software costs. In doing so, the Company evaluates the carrying value of each intangible asset with respect to several factors, including historical revenue generated from each intangible asset, application of the assets in our current business plan, and projected revenue to be derived from the asset. Intangible asset balances are then adjusted to their current net realizable value based on these criteria if impaired. No impairment charges were taken during the three-month or nine-month periods ended September 30, 2003. During the nine months ended September 30, 2002, the Company recognized an impairment charge of $1.0 million relating to its PaperClick software product.

FINANCING AGREEMENTS

            As of September 30, 2003, the Company was party to a commercial financing agreement with GE Access that provides short-term financing for certain computer hardware and software purchases. This arrangement allows the Company to re-sell high-dollar technology equipment and software without committing cash resources to financing the purchase. The Company and GE Access are currently operating under an additional arrangement under which GE Access retains 50% of the Company's proceeds from sales financed by GE Access, and applies the portion of proceeds toward past due balances. This arrangement reduces by half the Company's cash flow from resales of equipment and software financed by GE Access, until the balance owed to GE Access is paid in full. During October 2003, the Company and GE entered into an additional agreement under which the Company also makes regular payment against its past due balances. Termination of the Company's financing relationship with GE Access could have a material adverse effect the Company's financial condition. Management expects the agreement to remain in place in the near future. As of September 30, 2003, the amount payable under this financing arrangement was approximately $345,000.

OTHER DEBTS

      On December 2, 2002, the Company issued to Michael Kesselbrenner, a private investor, a promissory note in the principal amount of $165,000, bearing interest at a rate of 12% per annum, with a maturity of 150 days. In connection with the default provision of the promissory note, the Company entered into a pledge agreement, dated December 2, 2002, under which the Company issued 53,620,020 shares of common stock to an unrelated third party as collateral for the Promissory Note. The investor only funded $84,000 of the principal amount of the note. The Company repaid this note during March 2003, and the shares held in escrow were returned during April 2003. The Company has no further obligation under this note.

      During November 2002, NeoMedia issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles
W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. The notes bear interest at a rate of 15% per annum, and matured at the earlier of i.) four months, or ii.) the date the shares underlying the Cornell Equity Line of Credit were registered with the SEC. The notes were convertible, at the option of the holder, into either cash or shares of our common stock at a 30% discount to either market price upon closing, or upon conversion, whichever is lower. NeoMedia also granted to the holders an additional 1,355,670 shares of its common stock and 60,000 warrants to purchase shares of its common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded beneficial conversion feature was recorded as a debt discount and amortized using the effective interest rate over the life of the debt in accordance with EITF 00-27. Total cost of beneficial conversion feature, fair value of the stock and cost of warrants issued exceed the face value of the notes payable, therefore, only $60,000, the face amount of the note, was recognizable as debt discount, and amortized over the life of the notes payable. During March 2003, two of the affiliated parties, Mr. William Fritz and Mr. Keil, agreed to extend the maturity date due to the Company's capital constraints. The Company repaid Charles Fritz's note in full during March 2003, and repaid James J. Keil's note in full during April 2003. The Company paid $30,000 of the principal on William Fritz's note during April 2003, and entered into a new note with Mr. Fritz for the remaining $10,000. The new note bears interest at a rate of 10% per annum and matures in April 2004. The new note also includes a provision under which, as consideration for the loan, Mr. Fritz will receive a 3% royalty on all future revenue generated from the Company's intellectual property.

GOING CONCERN

            The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Through September 30, 2003, the Company has not been able to generate sufficient revenues from its operations to cover its costs and operating expenses. Although the Company has been able to issue its common stock or other financing for a significant portion of its expenses, it is not known whether NeoMedia will be able to continue this practice, or if its revenue will increase significantly to be able to meet its cash operating expenses. This, in turn, raises substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company will be able to raise additional funds through its Standby Equity Distribution Agreement with Cornell. However, there can be no assurances that the market for the Company's stock will support the sale of sufficient shares of NeoMedia's stock to raise sufficient capital to sustain operations. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT NEOMEDIA TECHNOLOGIES, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                             -----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:


/ /   except the common stock offered by this prospectus;

/ /   in any jurisdiction in which the offer or solicitation is not authorized;

/ / in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;


/ /   to any person to whom it is unlawful to make the offer or solicitation; or

/ / to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

/ / there have been no changes in the affairs of NeoMedia Technologies, Inc. after the date of this prospectus; or

/ / the information contained in this prospectus is correct after the date of this prospectus.

                             -----------------------

Until _____, 2003, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.





                             ----------------------

                                   PROSPECTUS


                              ---------------------




                       308,648,500 SHARES OF COMMON STOCK




                           NEOMEDIA TECHNOLOGIES, INC.






                                   _____, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. NeoMedia will pay all expenses in connection with this offering.

     Securities and Exchange Commission Registration Fee          $   348
     Printing and Engraving Expenses                                2,500
     Accounting Fees and Expenses                                  15,000
     Legal Fees and Expenses                                       25,000
     Miscellaneous                                                  7,152
                                                                  -------
     TOTAL                                                        $50,000
                                                                  =======


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            As permitted by the Delaware General Corporation Law, we have included in our Certificate of Incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to NeoMedia or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of NeoMedia and its stockholders (through stockholders' derivative suits on behalf of NeoMedia) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of NeoMedia or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

            The certificate of incorporation and the by-laws of NeoMedia provide that we are required and permitted to indemnify our officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of NeoMedia in which indemnification would be required or permitted.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

            On November 4, 2003, we issued 8,000,000 shares of stock to International Digital Scientific, Inc., as payment of all past and future amounts owed under a note payable from 1994. These shares are being included for registration hereunder.

            On October 28, 2003, we issued 3,000,000 shares of stock to Orsus Solutions, USA, Inc., an unrelated vendor, as payment of past due liabilities. These shares are being included for registration hereunder.

            On October 28, 2003, we issued 95,238 shares of stock to Newbridge Securities Corporation, an unrelated advisor, for services relating to the Standby Equity Distribution Agreement. These shares are being included for registration hereunder.

            On October 27, 2003, we issued 7,279 shares of stock to one unrelated vendor as payment of past due liabilities. These shares are being included for registration hereunder.

            On October 27, 2003, we issued to Cornell Capital Partners, LP, 10,000,000 warrants to purchase shares of our common stock at an exercise price of $0.05 per share. The warrants were issued as a one-time commitment fee relating to the Standby Equity Distribution Agreement between Cornell and us. The shares underlying the warrants are being included for registration hereunder.

            On October 27, 2003, we issued 3,500,000 shares of stock to the holders of all of the outstanding shares of Secure Source Technologies, Inc.
("SST"), in exchange for all the outstanding shares of common stock of SST. These shares are being included for registration hereunder.

            On October 22, 2003, we issued 66,841 shares of stock to one unrelated vendor as payment of past due liabilities. These shares are being included for registration hereunder.

            On October 7, 2003, we issued 103,907 shares of stock to one unrelated vendor as payment of past due liabilities. These shares are being included for registration hereunder.

            On October 6, 2003, we issued 37,743 shares of stock to one unrelated vendor as payment of past due liabilities. These shares are being included for registration hereunder.

            On September 25, 2003, we issued 875,855 shares of stock to two unrelated vendors as payment of past due liabilities. These shares are being included for registration hereunder.

            On September 25, 2003, we issued 1,600,000 shares of stock to a former employee as payment of past due incentive compensation. These shares are being included for registration hereunder.

            On July 9, 2003, we borrowed $25,000 from William E. Fritz, one of our outside directors. This amount was added to the principal of a $10,000 note payable to Mr. Fritz that matures in April 2004, with all other terms of the note remaining the same. As consideration for the loan, we granted Mr. Fritz 2,500,000 warrants to purchase shares of the Company's common stock at an exercise price of $0.01 per share. The shares underlying the warrants are being included for registration hereunder.

            On April 21, 2003, we sold 25,000,000 shares of our common stock, par value $0.01, in a private placement at a price of $0.01 per share. In connection with the sale, we also granted the purchaser 25,000,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share. The warrants had a fair value of $298,000 and have been recorded as a cost of issuance. The purchaser was William E. Fritz, a member of our Board of Directors. Proceeds to us from sale of the shares were $250,000. We recognized a discount expense in general and administrative expenses of approximately $50,000 relating to this transaction with Mr. Fritz. On August 6, 2003, Mr. Fritz exercised his warrants and purchased 25,000,000 additional shares of common stock at a price of $0.01 per share. The shares, and the shares underlying the warrants, are being included for registration hereunder

            On April 17, 2003, our Board of Directors approved the payment in full of approximately $154,000 of liabilities owed by us to Charles W. Fritz, our Founder and Chairman of the Board of Directors, through the issuance of 15,445,967 shares of common stock. We recognized a discount expense in general and administrative expenses of approximately $15,000 relating to this transaction with Mr. Fritz. These shares are being included for registration hereunder.

            On December 2, 2002, we issued to Michael Kesselbrenner, a private investor, a promissory note in the principal amount of $165,000, bearing interest at a rate of 12% per annum, with a maturity of 150 days. In connection with the default provision of the promissory note, we entered into a pledge agreement, dated December 2, 2002, under which we issued 53,620,020 shares of common stock to an unrelated third party as collateral for the Promissory Note. The investor only funded $84,000 of the principal amount of the note. We repaid this note during March 2003, and the shares held in escrow were returned during April 2003. We have no further obligation under this note.

            During November 2002, we issued Convertible Secured Promissory Notes with an aggregate face value of $60,000 to 3 separate parties, including Charles
W. Fritz, Chairman of the Board of Directors of NeoMedia; William E. Fritz, an outside director; and James J. Keil, an outside director. In connection with the notes, we granted to the holders an additional 1,355,670 shares of our common stock and 60,000 warrants to purchase shares of our common stock at $0.03 per share, with a term of three years. The warrants and shares were issued in January 2003. The shares, and the shares underlying the warrants, are being included for registration hereunder.

            In August 2002, we issued 900,000 shares of common stock to 2150 Western Court L.L.C, the landlord of our Lisle, Illinois sales office, as settlement of a lawsuit relating to past-due and future building rents. The shares were valued at $0.03 per share, the market price at the date of issuance. There were no cash proceeds to NeoMedia in this transaction.

            In June 2002, we issued 10,000 shares of common stock to an unrelated vendor as an interest payment on past-due accounts payable. There were no cash proceeds to us in these transactions.

            In February 2002, we issued 19,000,000 shares of our common stock at a price of $0.17 per share to five individuals and two institutional unrelated parties. The shares were issued in exchange for limited recourse promissory notes maturing at the earlier of i.) 90 days from the date of issuance, or ii.) 30 days from the date of registration of the shares. The gross proceeds of such transaction will be approximately $3,040,000 upon maturity of the notes, as a purchase price of $0.01 per share, or $190,000 in aggregate, was paid in cash. During August 2002, the notes matured without payment, and we subsequently cancelled the 19 million shares issued in connection with such notes. We have accrued a liability in the third quarter of $190,000 relating to the par value paid in connection with the issuance of the shares.

            In February 2002, we issued 500,000 warrants to a provider of commercial financing services, in exchange for interest due to the provider on past due amounts under our credit agreement. The shares underlying the warrants are being included for registration hereunder.

            In January 2002, we issued 452,489 shares of common stock to About.com, Inc. The shares were issued upon conversion of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, Inc. as payment for advertising expenses incurred during 2001. This issuance was made pursuant to
Section 3(a)(9) of the Act.

            In January 2002, we issued 55,000 shares of common stock at a price of $0.13 per share to an individual unrelated party. Cash proceeds to NeoMedia were

$7,150.

            In January 2002, we issued 1,646,987 shares of common stock to two unrelated vendors as settlement of past-due accounts payable and future payments under equipment lease agreements. There were no cash proceeds to us in these transactions.

            In March and April 2001, we issued 316,500 shares of our common stock at a price of $3.40 per share to four foreign institutional unrelated parties. The gross proceeds of such transaction were approximately $1,076,000. In connection with the sale, we issued as a commission 50,000 warrants to purchase shares of our common stock at an exercise price of $3.56 per share to a foreign individual.

            In March 2001, we issued 18,000 shares of our common stock at a price of $3.41 per share to a foreign institutional unrelated party. The gross proceeds of such transaction were $61,000.

            In March 2001, we issued 156,250 shares of our common stock at a price of $3.20 per share to a foreign institutional unrelated party. The gross proceeds of such transaction were $500,000.

            In March 2000, we issued an aggregate of 1,000,000 shares of our common stock at a price of $7.50 per share to 20 foreign individuals and one foreign institutional unrelated party. The gross proceeds of such transaction were approximately $7,500,000. In connection with the sale, we issued as a commission 125,000 warrants to purchase shares of our common stock at an exercise price of $7.50 per share, 125,000 warrants to purchase shares of our common stock at an exercise price of $15.00 per share, and 100,000 warrants to purchase shares of our common stock at an exercise price of $7.20 per share to the institutional investor and an independent consultant.

            In February 2000, we issued 39,535 shares of our common stock at a price of $6.88 per share to one individual and one institutional unrelated party. In connection with the sale, we also issued 2,500 warrants with an exercise price of $12.74 and 1,454 warrants with an exercise price of $9.56. The gross proceeds of such transaction were approximately $272,000.

            In February 2000, we issued 50,000 shares of our common stock at a price of $6.00 per share to an institutional unrelated party. In connection with the sale, we also issued 2,982 warrants with an exercise price of $10.06. The gross proceeds of such transaction were approximately $300,000.

            In February 2000, we issued 37,500 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share, originally issued in connection with the transaction described above in March 2002. The gross proceeds of such transaction were approximately $75,000.

            In January 2000, we issued an aggregate of 301,368 shares of our common stock at a price of $3.75 per share to 14 unrelated parties, 3 of which were institutions and 11 of which were individuals, of which two were foreign. In connection with the sale, we also issued an aggregate of 12,570 warrants with an exercise price of $7.19, 5,400 warrants with an exercise price of $6.44, and 12,167 warrants with an exercise price of $7.37. The gross proceeds of such transaction were approximately $1,130,000. In connection with the sale, we issued as commissions 9,502 shares of its common stock valued at $7.09 per share.

            We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. We made a determination in each case that the person to whom the securities were issued did not need the protection that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by us, after approval by our legal counsel. We believe that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. We also believe that the investors had access to the same type of information as would be contained in a registration statement.

EXHIBITS


EXHIBIT NO.   DESCRIPTION                        LOCATION
-----------   -----------                        --------
3.1           Articles of Incorporation of       Incorporated by reference to Exhibit 3.1 to
              Dev-Tech Associates, Inc. and      Registrant's Registration Statement No. 333-5534 as
              amendment thereto                  filed with the SEC on November 25, 1996

3.2           Bylaws of DevSys, Inc.             Incorporated by reference to Exhibit 3.2 to
                                                 Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

3.3           Restated Certificate of            Incorporated by reference to Exhibit 3.3 to
              Incorporation of DevSys, Inc.      Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

3.4           By-laws of DevSys, Inc.            Incorporated by reference to Exhibit 3.4 to
                                                 Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

3.5           Articles of Merger and Agreement   Incorporated by reference to Exhibit 3.5 to
              and Plan of Merger of DevSys,      Registrant's Registration Statement No. 333-5534 as
              Inc and Dev-Tech Associates, Inc.  filed with the SEC on November 25, 1996

3.6           Certificate of Merger of           Incorporated by reference to Exhibit 3.6 to
              Dev-Tech Associates, Inc. into     Registrant's Registration Statement No. 333-5534 as
              DevSys, Inc.                       filed with the SEC on November 25, 1996

3.7           Articles of Incorporation of       Incorporated by reference to Exhibit 3.7 to
              Dev-Tech Migration, Inc. and       Registrant's Registration Statement No. 333-5534 as
              amendment thereto                  filed with the SEC on November 25, 1996

3.8           By-laws of Dev-Tech Migration,     Incorporated by reference to Exhibit 3.8 to
              Inc.                               Registrant's  Registration  Statement  No.  333-5534
                                                 as  filed  with  the SEC on November 25, 1996

3.9           Restated Certificate of            Incorporated by reference to Exhibit 3.9 to
              Incorporation of DevSys            Registrant's Registration Statement No. 333-5534 as
              Migration, Inc.                    filed with the SEC on November 25, 1996

3.10          Form of By-laws of DevSys          Incorporated by reference to Exhibit 3.10 to
              Migration, Inc.                    Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

EXHIBITS

EXHIBIT NO.   DESCRIPTION                        LOCATION
-----------   -----------                        --------
3.11          Form of Agreement and Plan of      Incorporated by reference to Exhibit 3.11 to
              Merger of Dev-Tech Migration,      Registrant's Registration Statement No. 333-5534 as
              Inc. into DevSys Migration, Inc.   filed with the SEC on November 25, 1996

3.12          Form of Certificate of Merger of   Incorporated by reference to Exhibit 3.12 to
              Dev-Tech Migration, Inc. into      Registrant's Registration Statement No. 333-5534 as
              DevSys Migration, Inc.             filed with the SEC on November 25, 1996

3.13          Certificate of Amendment to        Incorporated by reference to Exhibit 3.13 to
              Certificate of Incorporation of    Registrant's Registration Statement No. 333-5534 as
              DevSys, Inc. changing its name     filed with the SEC on November 25, 1996
              to NeoMedia Technologies, Inc.

3.14          Form of Certificate of Amendment   Incorporated by reference to Exhibit 3.14 to
              to Certificate of Incorporation    Registrant's Registration Statement No. 333-5534 as
              of NeoMedia Technologies, Inc.     filed with the SEC on November 25, 1996
              authorizing a reverse stock
              split

3.15          Form of Certificate of Amendment   Incorporated by reference to Exhibit 3.5 to
              to Restated Certificate of         Registrant's Annual Report as filed with the SEC on
              Incorporation of NeoMedia          November 2, 2001
              Technologies, Inc. increasing
              authorized capital and creating
              preferred stock

4.1           Form of Certificate for Common     Incorporated by reference to Exhibit 4.1 to the
              Stock of DevSys, Inc.              Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

4.2           Form of Joseph Charles' Warrant    Incorporated by reference to Exhibit 4.2 to the
              Agreement                          Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

4.3           Form of Private Placement          Incorporated by reference to Exhibit 4.4 to the
              Financing Converted Securities     Registrant's Registration Statement No. 333-5534 as
              Registration Rights Agreement      filed with the SEC on November 25, 1996

4.4           Form of 10% Unsecured              Incorporated by reference to Exhibit 4.5 to the
              Subordinate Convertible            Registrant's Registration Statement No. 333-5534 as
              Promissory Note                    filed with the SEC on November 25, 1996

4.5           Form of Principal Stockholder's    Incorporated by reference to Exhibit 4.6 to the
              Warrant                            Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

4.6           Form of Placement Agent's          Incorporated by reference to Exhibit 4.7 to the
              Registration Rights Agreement      Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996


EXHIBIT NO.   DESCRIPTION                        LOCATION
-----------   -----------                        --------
4.7           Form of Placement Agent's          Incorporated by reference to Exhibit 4.8 to the
              Warrant for the Purchase of        Registrant's Registration Statement No. 333-5534 as
              Shares of Common Stock and         filed with the SEC on November 25, 1996
              Warrants

4.8           Form of Warrant Agreement and      Incorporated by reference to Exhibit 4.9 to the
              Warrant                            Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

4.9           NeoMedia Technologies, Inc. 1998   Incorporated by reference to Appendix A to the
              Stock Option Plan                  Registrant's Form 14A as filed with the SEC on
                                                 February 18, 1998

4.10          Form of Warrant to Charles W.      Incorporated by reference to Exhibit 4.10 to the
              Fritz                              Registrant's Registration Statement on Form 10-KSB
                                                 as filed with the SEC on March 31, 1998

4.11          Form of Warrant to Dominick &      Incorporated by reference to Exhibit 4.11 to the
              Dominick, Incorporated             Registrant's Annual Report on Form 10-KSB as filed
                                                 with the SEC on March 31, 1998

4.12          Form of Warrant to Compass         Incorporated by reference to Exhibit 4.12 to the
              Capital LLC                        Registrant's Annual Report on Form 10-KSB as filed
                                                 with the SEC on March 31, 1998

4.13          Form of Warrant to Thornhill       Incorporated by reference to Exhibit 4.13 to the
              Capital, LLC                       Registrant's Annual Report on Form 10-KSB as filed
                                                 with the SEC on March 31, 1998

4.14          Form of Warrant to Southeast       Incorporated by reference to Exhibit 4.14 to the
              Research Partners, Inc.            Registrant's Annual Report on Form 10-KSB as filed
                                                 with the SEC on March 31, 1998

4.15          Form of Warrant to Joseph          Incorporated by reference to Exhibit 4.15 to the
              Charles & Associates, Inc.         Registrant's Annual Report on Form 10-KSB as filed
                                                 with the SEC on March 31, 1998

5             Opinion re:  Legality              *

10.1          Form of "Lock Up" Agreement to     Incorporated by reference to Exhibit 10.1 to the
              be entered into by NeoMedia and    Registrant's Registration Statement No. 333-5534 as
              its Officers, Directors, and       filed with the SEC on November 25, 1996
              Shareholders

10.2          Form of Nonsolicitation and        Incorporated by reference to Exhibit 10.2 to the
              Confidentiality Agreement          Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

10.3          Employment Agreement, dated May    Incorporated by reference to Exhibit 10.3 to the
              1, 1996 between Dev-Tech           Registrant's Registration Statement No. 333-5534 as
              Associates, Inc. and Charles W.    filed with the SEC on November 25, 1996
              Fritz


EXHIBIT NO.   DESCRIPTION                        LOCATION
-----------   -----------                        --------
10.4          Employment Agreement, dated        Incorporated by reference to Exhibit 10.4 to the
              April 1, 1996 between Dev-Tech     Registrant's Registration Statement No. 333-5534 as
              Associates, Inc. and Robert T.     filed with the SEC on November 25, 1996
              Durst, Jr.

10.5          Employment Agreement, dated May    Incorporated by reference to Exhibit 10.5 to the
              1, 1996, between Dev-Tech          Registrant's Registration Statement No. 333-5534 as
              Associates, Inc. and Charles T.    filed with the SEC on November 25, 1996
              Jensen

10.6          Lease Agreement dated September    Incorporated by reference to Exhibit 10.6 to the
              1, 1994 for 112 South Tryon        Registrant's Registration Statement No. 333-5534 as
              Street, Charlotte, North           filed with the SEC on November 25, 1996
              Carolina

10.7          Lease dated August 29, 1995 for    Incorporated by reference to Exhibit 10.8 to the
              280 Shuman Boulevard,              Registrant's Registration Statement No. 333-5534 as
              Naperville, Illinois               filed with the SEC on November 25, 1996

10.8          Promissory Note, dated as of       Incorporated by reference to Exhibit 10.9 to the
              December 31, 1994, in the          Registrant's Registration Statement No. 333-5534 as
              principal amount of $413,000       filed with the SEC on November 25, 1996
              from Dev-Tech Associates, Inc.
              payable to William E. Fritz

10.9          Promissory Note, dated as of       Incorporated by reference to Exhibit 10.10 to the
              December 31, 1994, in the          Registrant's Registration Statement No. 333-5534 as
              principal amount of $75,000 from   filed with the SEC on November 25, 1996
              Dev-Tech Associates, Inc.
              payable to Dev-Mark, Inc.

10.11         Promissory Note, dated as of       Incorporated by reference to Exhibit 10.12 to the
              December 31, 1994, in the          Registrant's Registration Statement No. 333-5534 as
              principal amount of $90,000 from   filed with the SEC on November 25, 1996
              Dev-Tech Migration, Inc. payable
              to William E. Fritz

10.12         Promissory Note, dated as of       Incorporated by reference to Exhibit 10.13 to the
              December 31, 1994, in the          Registrant's Registration Statement No. 333-5534 as
              principal amount of $10,000 from   filed with the SEC on November 25, 1996
              Dev-Tech Migration, Inc. payable
              to Charles W. Fritz

10.13         Demand Promissory Note, dated as   Incorporated  by reference to Exhibit  10.14 to the
              of December 9, 1994, in the        Registrant's Registration Statement No. 333-5534 as
              principal amount of $500,000       filed with the SEC on November 25, 1996
              from Dev-Tech Migration, Inc.
              payable to Dev-Tech Associates,
              Inc.

10.14         Promissory Note, dated as of       Incorporated by reference to Exhibit 10.15 to the
              December 28, 1995, in the          Registrant's Registration Statement No. 333-5534 as
              principal amount of $450,000       filed with the SEC on November 25, 1996
              from Dev-Tech Migration, Inc.
              payable to Charles W. Fritz

10.15         Promissory Note, dated as of       Incorporated by reference to Exhibit 10.16 to the
              January 2, 1996, in the            Registrant's Registration Statement No. 333-5534 as
              principal amount of $360,000       filed with the SEC on November 25, 1996
              from Dev-Tech Associates, Inc.
              to Dev-Tech Migration, Inc.


EXHIBIT NO.   DESCRIPTION                        LOCATION
-----------   -----------                        --------
10.16         Promissory Note, dated as of       Incorporated by reference to Exhibit 10.17 to the
              January 2, 1996, in the            Registrant's Registration Statement No. 333-5534 as
              principal amount of $472,000       filed with the SEC on November 25, 1996
              from William E. Fritz to
              Dev-Tech Associates, Inc.

10.17         Promissory Note, dated as of       Incorporated by reference to Exhibit 10.18 to the
              January 2, 1996, in the            Registrant's Registration Statement No. 333-5534 as
              principal amount of $750,000       filed with the SEC on November 25, 1996
              from Dev-Tech Migration, Inc. to
              Charles W. Fritz

10.18         Promissory Note, dated as of       Incorporated by reference to Exhibit 10.19 to the
              December 31, 1994, in the          Registrant's Registration Statement No. 333-5534 as
              principal amount of $46,748 from   filed with the SEC on November 25, 1996
              Dev-Tech Migration, Inc. to
              Brandon Edenfield

10.19         Promissory Note, dated as of       Incorporated by reference to Exhibit 10.20 to the
              June 19, 1995, in the principal    Registrant's Registration Statement No. 333-5534 as
              amount of $20,000 from Dev-Tech    filed with the SEC on November 25, 1996
              Migration, Inc. to Brandon
              Edenfield

10.20         Security Agreement, dated as of    Incorporated by reference to Exhibit 10.21 to the
              December 9 1994, between           Registrant's Registration Statement No. 333-5534 as
              Dev-Tech Associates, Inc. and      filed with the SEC on November 25, 1996
              Dev-Tech Migration, Inc

10.21         Agreement for Wholesale            Incorporated by reference to Exhibit 10.35 to the
              Financing (Security Agreement),    Registrant's Registration Statement No. 333-5534 as
              dated October 20, 1992, to IBM     filed with the SEC on November 25, 1996
              Credit Corporation from Dev-Tech
              Associates, Inc.

10.22         Guaranty from Gen-Tech, Inc. to    Incorporated by reference to Exhibit 10.36 to the
              IBM Credit Corporation             Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

10.23         Guaranty from Dev-Mark, Inc. to    Incorporated by reference to Exhibit 10.37 to the
              IBM Credit Corporation             Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

10.24         Amendment to Agreement for         Incorporated by reference to Exhibit 10.38 to the
              Wholesale Financing and Addendum   Registrant's Registration Statement No. 333-5534 as
              to Agreement for Wholesale         filed with the SEC on November 25, 1996
              Financing

10.25         Assignment Agreement, dated        Incorporated by reference to Exhibit 10.39 to the
              September 15, 1994, from           Registrant's Registration Statement No. 333-5534 as
              Dev-Tech Associates, Inc. to IBM   filed with the SEC on November 25, 1996
              Credit Corporation

10.26         Guaranty dated October 20, 1992    Incorporated by reference to Exhibit 10.40 to the
              to IBM Credit Corporation from     Registrant's Registration Statement No. 333-5534 as
              Charles W. Fritz                   filed with the SEC on November 25, 1996


EXHIBIT NO.   DESCRIPTION                        LOCATION
-----------   -----------                        --------

10.27         Collateralized Guaranty, dated     Incorporated by reference to Exhibit 10.41 to the
              August 16, 1994, to IBM Credit     Registrant's Registration Statement No. 333-5534 as
              Corporation from Charles W.        filed with the SEC on November 25, 1996
              Fritz, as Guarantor

10.28         Collateralized Guaranty, dated     Incorporated by reference to Exhibit 10.42 to the
              August 16, 1994, to IBM Credit     Registrant's Registration Statement No. 333-5534 as
              Corporation from Dev-Mark, Inc.    filed with the SEC on November 25, 1996

10.29         Dev-Tech Associates, Inc. Annual   Incorporated by reference to Exhibit 10.43 to the
              Incentive Plan for Management      Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

10.30         Dev-Tech Associates, Inc. 1996     Incorporated by reference to Exhibit 10.44 to the
              Stock Option Plan                  Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

10.31         First Amendment and Restatement    Incorporated by reference to Exhibit 10.45 to the
              of Dev-Tech Associates, Inc.       Registrant's Registration Statement No. 333-5534 as
              1996 Stock Option Plan             filed with the SEC on November 25, 1996

10.32         Form of Stock Option Agreement -   Incorporated by reference to Exhibit 10.46 to the
              Dev-Tech Associates, Inc.          Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

10.33         Dev-Tech Migration, Inc. 1996      Incorporated by reference to Exhibit 10.47 to the
              Stock Option Plan                  Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

10.34         First Amendment and Restatement    Incorporated by reference to Exhibit 10.48 to the
              of Dev-Tech Migration, Inc.        Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

10.35         Form of Stock Option Agreement -   Incorporated by reference to Exhibit 10.49 to the
              Dev-Tech Migration, Inc.           Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

10.36         Dev-Tech Associates, Inc. 401(k)   Incorporated by reference to Exhibit 10.50 to the
              Plan and amendments                Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

10.37         Engagement Letter, dated March     Incorporated by reference to Exhibit 10.51 to the
              13, 1995, with Compass Capital,    Registrant's Registration Statement No. 333-5534 as
              Inc. and Amendments thereto        filed with the SEC on November 25, 1996


EXHIBIT NO.   DESCRIPTION                        LOCATION
-----------   -----------                        --------
10.38         Mutual General Release and Stock   Incorporated by reference to Exhibit 10.52 to the
              Purchase Agreement with the        Registrant's Registration Statement No. 333-5534 as
              Estate of Thomas Ruberry           filed with the SEC on November 25, 1996

10.39         Form of "Lock-Up" Agreement with   Incorporated by reference to Exhibit 10.53 to the
              Bridge Financing Selling           Registrant's Registration Statement No. 333-5534 as

              Stockholders and Form of           filed with the SEC on November 25, 1996
              Addendum to Subscription
              Agreement

10.40         Forms of Agreements Not to Sell    Incorporated by reference to Exhibit 10.58 to the
                                                 Registrant's Registration Statement No. 333-5534 as
                                                 filed with the SEC on November 25, 1996

10.41         Letter of Intent dated October     Incorporated by reference to Exhibit 10.59 to the
              11, 1996 between NeoMedia          Registrant's Registration Statement No. 333-5534 as
              Technologies, Inc. and E-Stamp     filed with the SEC on November 25, 1996
              Corporation

10.42         First Amendment and Restatement    Incorporated by reference to Exhibit 10.60 to the
              of NeoMedia Technologies, Inc.     Registrant's Registration Statement No. 333-5534 as
              1996 Stock Option Plan             filed with the SEC on November 25, 1996

10.43         Agreement of Lease, dated          Incorporated  by reference to Exhibit  10.43 to the
              November 27, 1996, between First   Registrant's Annual Report on Form 10-KSB as filed
              Union National Bank of Florida     with the SEC on March 27, 1997
              and NeoMedia Technologies, Inc.

10.44         Sublease Agreement between         Incorporated by reference to Exhibit 10.44 to the
              NeoMedia Technologies, Inc. and    Registrant's Annual Report on Form 10-KSB as filed
              Lancaster Annuity Services         with the SEC on March 27, 1997
              Company dated November 8, 1996

10.45         Agreement for Sale of Assets       Incorporated by reference to Exhibit 10.45 to the
              between Basic Developments, Inc.   Registrant's Annual Report on Form 10-KSB as filed
              and Meja Sistemas C.A. and         with the SEC on March 27, 1997
              NeoMedia Technologies, dated
              February 12, 1997

10.46         Master Lease between William E.    Incorporated by reference to Exhibit 10.46 to the
              Fritz and NeoMedia Technologies,   Registrant's Annual Report on Form 10-KSB as filed
              Inc., dated November 6, 1996       with the SEC on March 27, 1997

10.47         Agreement for Wholesale            Incorporated by reference to Exhibit 10.47 to the
              Financing, dated February 20,      Registrant's Annual  Report on Form 10-KSB as filed
              1997,  between  IBM Credit         with the SEC on March 27, 1997
              Corporation  and
              NeoMedia Technologies, Inc.

10.48         Collateralized Guaranty, dated     Incorporated  by reference to Exhibit 10.48 to the
              February 20, 1997,  between IBM    Registrant's  Annual Report on Form 10-KSB as filed
              Credit Corporation and NeoMedia    with the SEC on March 27, 1997
              Technologies, Inc.

10.49         Lease by and between American      Incorporated by reference to Exhibit 10.50 to the
              National Bank and Trust Company    Registrant's Quarterly Report on Form 10-QSB as
              of Chicago and NeoMedia            filed with the SEC on March 31, 1997
              Technologies, Inc., February 25,
              1997

EXHIBITS

EXHIBIT NO.   DESCRIPTION                        LOCATION
-----------   -----------                        --------

10.50         Letter Agreement by and between    Incorporated by reference to Exhibit 10.51 to the
              Dominick & Dominick,               Registrant's Quarterly Report on Form 10-QSB as
              Incorporated and NeoMedia          filed with the SEC on June 30, 1997
              Technologies, Inc. dated March
              20, 1997

10.51         Stock Purchase Agreement dated     Incorporated by reference to Exhibit 99.1 to the
              August 30, 1997 by and between     Registrant's Current Report on Form 8-K as filed
              NeoMedia Technologies, Inc. and    with the SEC on September 25, 1997
              George Luntz and Gerald L. Willis

10.52         Registration Rights Agreement      Incorporated by reference to Exhibit 99.2 to the
              dated September 25, 1997 by and    Registrant's Current Report on Form 8-K as filed
              between NeoMedia Technologies,     with the SEC on September 25, 1997
              Inc., Gerald L. Willis and
              George G. Luntz

10.53         Consulting Agreement dated         Incorporated by reference to Exhibit 99.3 to the
              August 30, 1997 by and between     Registrant's Current Report on Form 8-K as filed
              NeoMedia Technologies, Inc. and    with the SEC on September 25, 1997
              George Luntz

10.54         Employment Agreement dated         Incorporated by reference to Exhibit 99.4 to the
              August 30, 1997 by and between     Registrant's Current Report on Form 8-K as filed
              NeoMedia Technologies, Inc. and    with the SEC on September 25, 1997
              George Luntz

10.55         Termination of Collaterized        Incorporated by reference to Exhibit 10.49 to the
              Guaranty between IBM Credit        Registrant's Annual Report on Form 10-KSB as filed
              Corporation, Gen-Tech, Inc. and    with the SEC on March 27, 1997
              Dev-Mark, Inc., dated February
              5, 1997

10.56         Purchase Agreement dated           Incorporated by reference to Exhibit 10.30 to the
              December 31, 1998, by and          Registrant's Annual Report on Form 10-KSB as filed
              between NeoMedia Technologies,     with the SEC on April 15, 1999
              Inc. and Solar Communications,
              Inc.

10.57         NeoMedia Technologies, Inc. 1998   Incorporated by reference to Appendix A of the
              Stock Option Plan                  Registrant's Form 14A as filed with the SEC on
                                                 February 18, 1998

10.58         Amendment to NeoMedia              Incorporated by reference to Form 14A as filed with
              Technologies 1998 Stock Option     the SEC on July 2, 1999
              Plan

10.59         Employment Agreement dated         Incorporated by reference to Exhibit 10.32 to the
              August 2, 1999 between NeoMedia    Registrant's Annual Report on Form 10-KSB as filed
              Technologies, Inc. and William     with the SEC on March 30, 2000
              Goins

10.60         Licensing Agreement between        Incorporated by reference to Exhibit 10.1 to the
              Digital Convergence Corporation    Registrant's Quarterly Report on Form 10-QSB as
              and NeoMedia Technologies, Inc.    filed with the SEC on October 30, 2000

10.61         Sale and Purchase Agreement        Incorporated by reference to Exhibit 10.48 to the
              between Qode.com, Inc. and         Registrant's Current Report on Form 8-K as filed
              NeoMedia Technologies, Inc.        with the SEC on March 15, 2001

10.62         Warrant repricing letter dated     Incorporated by reference to Exhibit 1.2 to the
              March 19, 2002                     Registrant's Current Report on Form 8-K as filed
                                                 with the SEC on April 2, 2002

10.63         Option repricing letter dated      Incorporated by reference to Exhibit 1.2 to the
              April 3, 2002                      Registrant's Current Report on Form 8-K as filed
                                                 with the SEC on April 15, 2002

EXHIBITS

EXHIBIT NO.   DESCRIPTION                        LOCATION
-----------   -----------                        --------

10.64         Intellectual Property licensing    Incorporated by reference to Exhibit 10.18 to the
              agreement between NeoMedia and     Registrant's Form S-1/A as filed with the SEC on
              A.T. Cross Company                 April 24, 2002

10.65         Intellectual Property licensing    Incorporated by reference to Exhibit 10.19 to the
              agreement between NeoMedia and     Registrant's Form S-1/A as filed with the SEC on
              Symbol Technologies, Inc.          April 24, 2002

10.66         Sponsorship and Advertising        Incorporated by reference to Exhibit 10.20 to the
              Agreement between NeoMedia and     Registrant's Form S-1/A as filed with the SEC on
              About.com, Inc.                    April 24, 2002

10.67         Letter of Intent regarding         Incorporated by reference to Exhibit 10.21 to the
              proposed strategic transaction     Registrant's Form S-1/A as filed with the SEC on
              between NeoMedia and AirClic,      April 24, 2002
              Inc.

10.68         Form of Promissory Note issued     Incorporated by reference to Exhibit 10.22 to the
              to AirClic, Inc.                   Registrant's Form S-1/A as filed with the SEC on
                                                 April 24, 2002

10.69         Form of Limited  Recourse          Incorporated  by reference to Exhibit 10.23 to the
              Promissory Note issued in          Registrant's Form S-1/A as filed with the SEC on
              exchange for 19 Million Shares     April 24, 2002 of Common Stock

10.70         Nasdaq Staff  Determination        Incorporated  by reference to Exhibit 10.24 to the
              Letter with respect to             Registrant's Form S-1/A as filed with the SEC on
              de-listing of NeoMedia             April 24, 2002 securities from the Nasdaq SmallCap market

10.71         Revised warrant repricing letter   Incorporated by reference to Exhibit 10.25 to the
              dated April 3, 2002                Registrant's Form S-1/A as filed with the SEC on
                                                 April 24, 2002

10.72         Equity Line of Credit Agreement,   Incorporated  by  reference  to Exhibit  10.17 to the
              dated May 6, 2002,  between        Registrant's  Quarterly  Report on Form 10-Q as filed
              NeoMedia  Technologies  and        with the SEC on August  14,  2002
              Cornell Capital Partners, LP

10.73         License Agreement, dated October   Incorporated  by reference to Exhibit  10.1 to the
              18, 2000, between Digital          Registrants Form 10-QSB as filed on October 30, 2000
              Convergence Corporation and
              NeoMedia

10.74         Nasdaq Staff delisting             Incorporated by reference to Exhibit 10.18 to the
              notification letter dated May      Registrant's Quarterly Report on Form 10-Q as filed
              16, 2002                           with the SEC on August 14, 2002

10.75         Settlement Agreement relating to   Incorporated by reference to Exhibit 10.19 to
              the wrongful termination lawsuit   Registrant's Form 10-Q as filed with the SEC on
              brought by former president and    August 14,  2002
              Chief Operating Officer

10.76         Mutual settlement agreement by     Incorporated by reference to Exhibit 10.20 to the
              and between NeoMedia               Registrants Form 10-Q as filed on November 14, 2002
              Technologies and 2150 Western
              Court Company, LLC

10.77         Mutual settlement agreement by     Incorporated by reference to Exhibit 10.21 to the
              and between NeoMedia               Registrants Form 10-Q as filed on November 14, 2002
              Technologies and Ripfire, Inc.

EXHIBITS

EXHIBIT NO.   DESCRIPTION                        LOCATION
-----------   -----------                        --------

10.78         Mutual settlement agreement by     Incorporated by reference to Exhibit 10.22 to the
              and between NeoMedia               Registrants Form 10-Q as filed on November 14, 2002
              Technologies and Wachovia Bank,
              N.A.

10.79         Mutual settlement agreement by     Incorporated by reference to Exhibit 10.23 to the
              and between NeoMedia               Registrants Form 10-Q as filed on November 14, 2002
              Technologies and Marianne LePera,
              NeoMedia Technologies' former
              General Counsel

10.80         Revised  Equity Line of Credit     Incorporated  by reference to Exhibit  10.80 to the
              Agreement,  dated  February 11,    Registrants  Form S-1/A as filed on February  14,  2003
              2003,  between  NeoMedia
              Technologies  and Cornell
              Capital Partners LP

10.81         Sponsorship  and Advertising       Incorporated  by  reference  to Exhibit  23.7 to the
              Agreement,  dated May 23, 2001,    Registrants Form S-1/A as filed on November 16, 2001
              between About.com and NeoMedia

10.82         Promissory Note dated December     Incorporated by reference to Exhibit 99.1 of the
              2, 2002 between Michael            Registrant's Form 8-K as filed with the SEC on
              Kesselbrenner and NeoMedia         December 12, 2002.

10.83         Pledge Agreement dated December    Incorporated by reference to Exhibit 99.2 of the
              2, 2002,  between  Michael         Registrant's Form 8-K as filed with the SEC on
              Kesselbrenner and NeoMedia         December 12, 2002.

10.84         Form of Placement Agent            Incorporated  by  reference to Exhibit  10.84 to the
              Agreement, dated November 2002,    Registrant's Form S-1 as filed on February 12, 2003
              between NeoMedia Technologies
              and Westrock Advisors, Inc.

10.85         Form of Escrow Agreement, dated    Incorporated by reference to Exhibit 10.85 to the
              November 2002,  between NeoMedia   Registrant's Form S-1 as filed on February 12, 2003
              Technologies and Cornell
              Capital Partners

10.86         Form of  Registration  Rights      Incorporated  by reference to Exhibit 10.86 to the
              Agreement,  dated  November 2002,  Registrant's Form S-1 as filed on February 12, 2003 between NeoMedia Technologies and
              Cornell Capital Partners

10.87         Promissory Note, dated February    Incorporated  by reference to Exhibit  10.87 to the
              23,  2001,  between  Digital       Registrant's Form S-1 as filed on February 12, 2003
              Convergence Corporation and
              NeoMedia

10.88         Termination Agreement, dated       Incorporated by reference to Exhibit 10.88 to the
              August 21, 2001, between           Registrant's Form S-1 as filed on February 12, 2003
              About.com and NeoMedia

10.89         Memorandum  of Terms to merge,     Incorporated  by  reference  to  Exhibit  3.1 to the dated
              March 7,  2003,  between           Registrant's Form 8-K as filed on March 19, 2003
              NeoMedia and Loch Energy, Inc.

10.89         Binding  Letter of  Intent to      Incorporated  by  reference  to  Exhibit  99.5 to the
              merge,  dated  July 25,  2003,     Registrant's Form 10-QSB as filed on August 14, 2003
              between NeoMedia and Secure
              Source Technologies, Inc.

10.90         Definitive  Merger  Agreement,     Incorporated  by  reference to Exhibit  99.1 to the
              dated  October 3, 2003,  between   Registrant's Form 8-K as filed on October 8, 2003
              NeoMedia and Secure Source
              Technologies, Inc

EXHIBITS

EXHIBIT NO.   DESCRIPTION                        LOCATION
-----------   -----------                        --------
10.91         Standby Equity Distribution        Filed Herewith
              Agreement, dated October 27,
              2003, between NeoMedia and

              Cornell Capital Partners, LP

10.92         Form of Placement Agent            Filed Herewith
              Agreement, dated October 27,
              2003, between NeoMedia and
              Newbridge Securities Corporation

10.93         Form of Registration Rights        Filed Herewith
              Agreement, dated October 27,
              2003, between NeoMedia and

              Cornell Capital Partners, LP

10.94         Form of Escrow Agreement, dated    Filed Herewith
              October 27, 2003, between
              NeoMedia and Cornell Capital
              Partners, LP

10.95         2003 Stock Compensation Plan       Incorporated by reference to Exhibit 4.1 to the
                                                 Registrant's Form S-8 as filed on October 31, 2003

10.96         Letter of Intent to acquire CSI    Incorporated by reference to Exhibit 3.1 to the
              International, Inc., dated         Registrant's Form 8-K as filed on November 13, 2003
              November 8, 2003

10.97         Letter of Intent to acquire BSD    Incorporated by reference to Exhibit 3.1 to the
              Software, Inc., dated December     Registrant's Form 8-K as filed on December 11, 2003
              9, 2003

21.0          Subsidiaries                       Provided Herewith

23.1          Consent of Stonefield Josephson,   Provided Herewith
              Inc.

23.2          Consent of Kirkpatrick &           Incorporated by reference to Exhibit 5 of this
              Lockhart, LLP                      filing

*     Included in the SB-2 filed with the Commission on November 7, 2003. II-14

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on December 17, 2003.



                                NEOMEDIA TECHNOLOGIES, INC.

                                By: /s/ Charles T. Jensen
                                    -------------------------
                                    Charles T. Jensen
                                    President, Chief Operating Officer,
                                    Acting Chief Executive Officer and Director


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                                                 TITLE                                                   DATE
----------                                                 -----                                                   ----
/s/ Charles T. Jensen                                      President, Chief Executive Officer,
------------------------------------
Charles T. Jensen                                          Chief Operating Officer and Director                    December 17, 2003


/s/ William E. Fritz                                       Director and Secretary                                  December 17, 2003
------------------------------------
William E. Fritz


/s/ Charles W. Fritz                                       Chairman of the Board
------------------------------------
Charles W. Fritz                                                                                                   December 17, 2003


/s/ David A. Dodge                                         Vice-President, Chief Financial
------------------------------------
David A. Dodge                                             Officer and Controller                                  December 17, 2003


/s/ Hayes Barclay                                          Director                                                December 17, 2003
------------------------------------
Hayes Barclay


/s/ James J. Keil                                          Director                                                December 17, 2003
------------------------------------
James J. Keil

                                     II-16